Exhibit 10.22

EXECUTION VERSION

AMENDMENT NO. 4

AMENDMENT NO. 4, dated as of June 22, 2016 (this “Amendment”), to the Second Amended and Restated Term Loan Agreement, dated as of August 25, 2014 and effective as of January 30, 2015 (as amended by that certain Amendment No. 1, dated as of December 21, 2015, that certain Amendment No. 2, dated as of December 21, 2015 and that certain Amendment No. 3 and Consent, dated as of February 11, 2016, and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Term Loan Agreement”) among ALBERTSONS COMPANIES, LLC (“Holdings”), ALBERTSON’S LLC, a Delaware limited liability company (the “Parent Borrower”), SAFEWAY INC. (“Safeway”), the other Co-Borrowers party thereto (together with the Parent Borrower and Safeway, the “Borrowers” and each, a “Borrower”), the other Guarantors party thereto, the parties thereto from time to time as lenders, whether by execution of the Term Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as further defined in the Term Loan Agreement) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent and collateral agent (in such capacities, “Agent” as further defined in the Term Loan Agreement).

W I T N E S S E T H

WHEREAS, pursuant to the Term Loan Agreement, the Lenders agreed to make, and have made, certain loans and other extensions of credit to the Borrowers;

WHEREAS, immediately prior to the effectiveness of this Amendment, the Parent Borrower has, together with any accrued and unpaid interest thereon, (i) $1,422,661,843.97 in aggregate principal amount of Term B-2 Loans outstanding, (ii) $382,700,000.00 in aggregate principal amount of Term B-3 Loans outstanding, (iii) $3,869,910,000.00 in aggregate principal amount of Term B-4 Loans outstanding, and (iv) $1,142,137,500.00 in aggregate principal amount of Term B-5 Loans outstanding.

WHEREAS, Section 12.3 of the Term Loan Agreement provides that Borrowers may, with consent of the Required Lenders, amend or waive certain provisions of the Term Loan Agreement or any other Financing Agreements, including the amendments and waivers provided for herein;

WHEREAS, the Parent Borrower has hereby notified the Agent that it is requesting Incremental Term Loans pursuant to Section 2.8 of the Term Loan Agreement;

WHEREAS, pursuant to Section 2.8 of the Term Loan Agreement, the Parent Borrower may establish Incremental Term Loans by, among other things, entering into one or more Incremental Amendments pursuant to the terms and conditions of the Term Loan Agreement with each person agreeing to provide such Incremental Term Loans (such Incremental Term Loans, the “Term B-6 Loans” and the Lenders thereunder, the “Term B-6 Lenders”);

WHEREAS, the Parent Borrower has requested the borrowing of $2,100,000,000 of Term B-6 Loans to (i) partially finance the repayment in full of the amounts outstanding under the Term B-2 Loans and the Term B-3 Loans as of the Amendment No. 4 Effective Date (as defined below), (ii) partially repay the amounts outstanding under the Term B-4 Loans immediately prior to giving effect to this Amendment, (iii) pay fees and expenses related to the foregoing and the Incremental Term Loans and (iv) general corporate purposes;

WHEREAS, each lender that executes and delivers a joinder to this Amendment substantially in the form of Exhibit A hereto (a “Joinder”) as an Additional Term B-6 Lender will make Term B-6 Loans in the amount set forth on the signature page of such lender’s Joinder on the Amendment

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No. 4 Effective Date to the Borrowers, the proceeds of which will be used by the Borrowers to (i) repay in full the outstanding principal amount of Non-Exchanged Term B-2 and B-3 Loans (as defined in Exhibit C), (ii) partially repay the amounts outstanding under the Term B-4 Loans immediately prior to giving effect to this Amendment, (iii) pay fees and expenses related to the foregoing and the Incremental Term Loans and (iv) general corporate purposes;

WHEREAS, each Term B-2 Lender or Term B-3 Lender that executes and delivers a consent to this Amendment substantially in the form of Exhibit B hereto (a “Consent”) and checks “Term B-2 Cashless Settlement Option” or “Term B-3 Cashless Settlement Option”, as applicable, on such Consent will thereby (i) agree to the terms of this Amendment, (ii) shall be deemed, upon effectiveness of this Amendment, to have exchanged all (or such lesser amount allocated to it by the Administrative Agent) of its Term B-2 Loans for Term B-6 Loans and/or all (or such lesser amount allocated to it by the Administrative Agent) of its Term B-3 Loans for Term B-6 Loans, and such Lender shall thereafter become a Term B-6 Lender and (iii) agree to the terms of the Term B-6 Cashless Roll Letter dated as of the date hereof among the Borrowers, the Additional Term B-6 Lender and the Administrative Agent (the “Term B-6 Cashless Roll Letter”), and shall be deemed a party to the Term B-6 Cashless Roll Letter and be bound thereby for all purposes hereof and thereof;

WHEREAS, pursuant to Section 2.9 of the Term Loan Agreement, the Parent Borrower may obtain Credit Agreement Refinancing Indebtedness by, among other things, entering into a Refinancing Amendment pursuant to the terms and conditions of the Term Loan Agreement with each person agreeing to provide such Credit Agreement Refinancing Indebtedness;

WHEREAS, the Parent Borrower has requested a borrowing of Credit Agreement Refinancing Indebtedness (such loans, the “Replacement Term B-4 Loans” and the lenders thereto, the “Replacement Term B-4 Lenders”) to partially finance the repayment in full of the amounts outstanding under the Term B-4 Loans as of the Amendment No. 4 Effective Date;

WHEREAS, each lender that executes and delivers a Joinder to this Amendment as an Additional Term B-4 Lender will make Replacement Term B-4 Loans in the amount set forth on the signature page of such lender’s Joinder on the Amendment No. 4 Effective Date to the Borrowers, the proceeds of which will be used by the Borrowers to repay in full the outstanding principal amount of Non-Exchanged Term B-4 Loans (as defined in Exhibit C) and to partially repay in full the amounts outstanding under the Term B-4 Loans as of the Amendment No. 4 Effective Date;

WHEREAS, each Term B-4 Lender that shall have executed and delivered a Consent and checks the “Term B-4 Cashless Settlement Option” on such Consent will thereby (i) agree to the terms of this Amendment, (ii) shall be deemed, upon effectiveness of this Amendment, to have exchanged all of its Term B-4 Loans (or such lesser amount allocated to it by the Administrative Agent) for Replacement Term B-4 Loans and shall be deemed a Replacement Term B-4 Lender under the Amended Credit Agreement and (iii) agrees to the terms of the Term B-4 Cashless Roll Letter dated as of the date hereof among the Borrowers, the Additional Term B-4 Lender and the Administrative Agent (the “Term B-4 Cashless Roll Letter”) and shall be deemed a party to the Term B-4 Cashless Roll Letter and be bound thereby for all purposes hereof and thereof;

WHEREAS, the Parent Borrower has requested a borrowing of Credit Agreement Refinancing Indebtedness (such loans, the “Replacement Term B-5 Loans” and the lenders thereto, the “Replacement Term B-5 Lenders” and, respectively, together with the Replacement Term B-4 Loans and Term B-6 Loans, the “Term Loans” and together with the Replacement Term B-4 Lenders and Term B-6 Lenders, the “Term Lenders”) to finance the repayment in full of the amounts outstanding under the Term B-5 Loans as of the Amendment No. 4 Effective Date;

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WHEREAS, each lender that executes and delivers a Joinder to this Amendment as an Additional Term B-5 Lender will make Replacement Term B-5 Loans in the amount set forth on the signature page of such lender’s Joinder on the Amendment No. 4 Effective Date to the Borrowers, the proceeds of which will be used by the Borrowers to repay in full the outstanding principal amount of Non-Exchanged Term B-5 Loans (as defined in Exhibit C) and to repay in full the amounts outstanding under the Term B-5 Loans as of the Amendment No. 4 Effective Date;

WHEREAS, each Term B-5 Lender that shall have executed and delivered a Consent and checks the “Term B-5 Cashless Settlement Option” on such Consent will thereby (i) agree to the terms of this Amendment, (ii) shall be deemed, upon effectiveness of this Amendment, to have exchanged all of its Term B-5 Loans (or such lesser amount allocated to it by the Administrative Agent) of its Term B-5 Loans for Replacement Term B-5 Loans and shall be deemed a Replacement Term B-5 Lender under the Amended Credit Agreement and (iii) agree to the terms of the Term B-5 Cashless Roll Letter dated as of the date hereof among the Borrowers, the Additional Term B-5 Lender and the Administrative Agent (the “Term B-5 Cashless Roll Letter”), and shall be deemed a party to the Term B-5 Cashless Roll Letter and be bound thereby for all purposes hereof and thereof;

WHEREAS, solely for purposes of this Amendment and the transactions contemplated herein, the parties hereto agree that the prepayment notice requirements in Section 2.03(a) of the Term Loan Agreement are hereby satisfied;

WHEREAS, on the Amendment No. 4 Effective Date after giving effect to the transactions contemplated herein, the outstanding aggregate principal amount of (i) 2016-1 Term B-4 Loans (as defined in the Term Loan Agreement) shall be $3,280,000,000, (ii) 2016-1 Term B-5 Loans (as defined in the Term Loan Agreement) shall be $1,145,000,000 and (iii) Term B-6 Loans (as defined in the Term Loan Agreement) shall be $2,100,000,000.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Term Loan Agreement, as amended by this Amendment.

SECTION 2. Incremental Term Loans. (a) Subject to the terms and conditions set forth herein, on the date requested by the Borrowers to be the Amendment No. 4 Effective Date, the Term B-6 Lenders agree (i) that each shall be considered a Lender for all purposes under the Financing Agreements and agrees to be bound by the terms thereof and (ii) to make Term B-6 Loans to the Borrowers in a single borrowing on the date hereof in an aggregate amount not to exceed $2,100,000,000. The Term B-6 Loans will be a new tranche of loans under the Term Loan Agreement. The Borrowers shall use the proceeds of the Term B-6 Loans as set forth in the recitals to this Amendment. The Term B-6 Loans shall be on the terms set forth in the amended Term Loan Agreement attached as Exhibit C hereto.

SECTION 3. Amendment. Subject to the satisfaction of the conditions set forth in Section 4 below, the Term Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Term Loan Agreement attached as Exhibit C hereto.

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SECTION 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) that the following conditions have been satisfied:

(a) Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of each Loan Party;

(b) Agent shall have received a counterpart of this Amendment, executed and delivered by the (i) Additional Term B-4 Lender, (ii) Additional Term B-5 Lender, (iii) Additional Term B-6 Lender and (iv) Consents from Lenders constituting the Required Lenders, provided that the Additional Term B-4 Lender, the Additional Term B-5 Lender and the Additional Term B-6 Lender shall be deemed to have consented to this Amendment;

(c) Agent shall have received an executed Joinder entered into by the Additional Term B-6 Lender, Holdings and the Borrowers, and acknowledged by the Administrative Agent;

(d) Agent shall have received an executed Joinder entered into by the Additional Term B-5 Lender, Holdings and the Borrowers, and acknowledged by the Administrative Agent;

(e) Agent shall have received an executed Joinder entered into by the Additional Term B-4 Lender, Holdings and the Borrowers, and acknowledged by the Administrative Agent;

(f) Agent shall have received a customary legal opinion (including no conflicts with all indentures and other material debt documents of the Parent Borrower and its subsidiaries) (A) from Schulte Roth & Zabel LLP, counsel to the Loan Parties, (B) from Greenberg Traurig LLP, California, Illinois, Massachusetts, and Texas counsel to the Loan Parties, (C) from Bodman PLC, Michigan counsel to the Loan Parties, (D) from Ice Miller, LLP, Indiana counsel to the Loan Parties, (E) from Petruccelli, Martin & Haddow LLP, Maine counsel to the Loan Parties, and (F) from Porter Wright Morris & Arthur LLP, Ohio counsel to the Loan Parties, in each case addressed to the Agent and the Term Lenders;

(g) Agent shall have received (i) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (ii) a certificate of a duly authorized officer of each Loan Party dated the Amendment No. 4 Effective Date and certifying (A) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Amendment No. 4 Effective Date or, if applicable, that no modifications have been made to such documents since, with respect to (aa) the subsidiaries of Albertsons Companies, LLC that are Subsidiary Guarantors, Safeway Inc. and the subsidiaries of Safeway Inc. that are Subsidiary Guarantors, January 30, 2015, (bb) Albertsons Companies, LLC, December 21, 2015, (cc) New Albertson’s, Inc. and its subsidiaries that are Subsidiary Guarantors (other than ASP Realty, LLC), December 21, 2015 and (dd) ASP Realty, LLC, January 28, 2016, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Amendment and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing this Amendment on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of a duly authorized officer executing the certificate pursuant to clause (ii) above;

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(h) Agent shall have received a certificate of an authorized officer of the Parent Borrower dated the Amendment No. 4 Effective Date certifying that (i) each of the representations and warranties made by any Loan Party in or pursuant to the Financing Agreements shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties expressly relate to an earlier time, in which case such representations and warranties were true and correct in all material respects as of such earlier time; provided that each reference to the Term Loan Agreement therein shall be deemed to be a reference to the Term Loan Agreement after giving effect to this Amendment; (ii) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (iii) no event shall have occurred and no condition shall exist that has or may be reasonably to be likely to have a Material Adverse Effect;

(i) The Parent Borrower shall have paid (or have caused to be paid), (a) to the Amendment No. 4 Arrangers in immediately available funds, all fees owing to the Amendment No. 4 Arrangers in connection with arranging Term Loans as separately agreed to in writing by Holdings and the Amendment No. 4 Arrangers, (b) to the extent invoiced, all reasonable and documented out-of-pocket expenses of the Amendment No. 4 Arrangers and the Agent in connection with this Amendment and the transaction contemplated hereby (but limited, in the case of legal fees and expenses, to the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP), (c) to the Administrative Agent, for the account of each Term B-6 Lender, a closing fee of 0.25% of such Lender’s Term B-6 Loans, (d) to the Administrative Agent, for the account of each Replacement Term B-5 Lender, a closing fee of 0.25% of such Lender’s Replacement Term B-5 Loans and (e) to the Administrative Agent, for the account of each Replacement Term B-4 Lender, a closing fee of 0.25% of such Lender’s Replacement Term B-4 Loans;

(j)(i) Subject to subsection (h) above, the conditions precedent set forth in Section 4.2 of the Term Loan Agreement shall have been satisfied both before and after giving effect to the Borrowing and (ii) after giving effect to the establishment of the Term B-6 Loans, and the borrowings thereunder, on the Amendment No. 4 Effective Date, the Borrowers shall be in compliance with Section 2.8 of the Term Loan Agreement;

(k) Agent shall have received a solvency certificate signed by the Chief Financial Officer of Holdings substantially in the form attached as Exhibit O to the Term Loan Agreement;

(l) Agent shall have received results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and releases or subordination agreements satisfactory to the Agent are being tendered concurrently with the Amendment No. 4 Effective Date or other arrangements satisfactory to the Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(m) Agent shall have received a Committed Loan Notice for the Term Loans;

(n) Agent shall have received, at least five (5) Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, that has been reasonably requested by the Lenders at least 10 days prior to the Amendment No. 4 Effective Date; and

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(o) a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property, and to the extent any Mortgaged Property is located in a special flood hazard area, (i) a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto, and (ii) evidence of flood insurance as required by Section 9.4 of the Term Loan Agreement and the applicable provisions of the Collateral Documents.

SECTION 5. Consent Fee. The Parent Borrower shall pay or cause to be paid to the Agent for the account of each Term B-4 Lender and/or Term B-5 Lender that has returned a Consent to the Agent at or prior to 5:00 p.m. New York City time on May 26, 2016 (the “Consent Deadline”) a fee equal to 0.10% of the aggregate principal amount of (i) the Term B-4 Loans (after giving effect to the partial refinancing from the proceeds of the Term B-6 Loans) and/or (ii) the Term B-5 Loans of such Lender outstanding immediately prior to the Consent Deadline.

SECTION 6. Post-Closing Obligations. The Parent Borrower and Holdings shall or shall cause to be delivered to the Agent within 180 days after the Amendment No. 4 Effective Date (or such later date as the Agent in its reasonable discretion may agree) each of the items listed on Schedule I attached hereto.

SECTION 7. Representations and Warranties. The Borrowers hereby represent and warrant (before and after giving effect to the Borrowing) that (a) each of the representations and warranties made by any Loan Party in or pursuant to the Financing Agreements shall be, after giving effect to this Amendment, true and correct in all material respects as if made on and as of the Amendment No. 4 Effective Date, except to the extent such representations and warranties expressly relate to an earlier time, in which case such representations and warranties were true and correct in all material respects as of such earlier time; provided that each reference to the Term Loan Agreement therein shall be deemed to be a reference to the Term Loan Agreement after giving effect to this Amendment; (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing and (c) no event shall have occurred and no condition shall exist that has or may reasonably be likely to have a Material Adverse Effect.

SECTION 8. Extension of Loan. Subject to Section 4 above, the Term Lenders shall make the Term Loans available to the Parent Borrower on the date specified therefor in the related Committed Loan Notice in accordance with instructions provided by the Parent Borrower to (and reasonably acceptable to) the Agent.

SECTION 9. Effects on Financing Agreements. Except as specifically amended herein, all Financing Agreements shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Financing Agreements, nor constitute a waiver of any provision of the Financing Agreements.

SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH FURTHER IN SECTION 12.1 OF THE TERM LOAN AGREEMENT AS IF SUCH SECTION WAS SET FORTH IN FULL HEREIN.

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SECTION 11. Financing Agreement. This Amendment shall constitute a “Financing Agreement” for all purposes of the Term Loan Agreement and the other Financing Agreements.

SECTION 12. Amendments; Execution in Counterparts; Notice. This Amendment shall not constitute an amendment of any other provision of the Term Loan Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Loan Parties that would require a waiver or consent of the Required Lenders or the Agent. Except as expressly amended hereby, the provisions of the Term Loan Agreement are and shall remain in full force and effect. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

SECTION 12. Roles. It is agreed that each of Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc. and Barclays Bank PLC will act as joint lead arrangers and joint lead bookrunners for the Term Loans (collectively, the “Joint Lead Arrangers”). It is further agreed that each of Guggenheim Securities, LLC, RBC Capital Markets1, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc. will act as co-managers for the Term Loans (collectively and together with the Joint Lead Arrangers, the “Amendment No. 4 Arrangers”). Parties hereto agree that Section 12.5 (Indemnification) of the Term Loan Agreement is incorporated herein mutatis mutandis as if set forth herein in full.

SECTION 13. Acknowledgement and Reaffirmation. Holdings, each Borrower and each Subsidiary Guarantor hereby (i) expressly acknowledges the terms of the Term Loan Agreement as amended hereby, (ii) to the extent party thereto or covered thereunder, ratifies and affirms after giving effect to this Amendment its obligations under the Financing Agreements (including guarantees, security agreements, mortgages and deeds of trusts) executed by Holdings, the Borrowers and/or such Subsidiary Guarantor and (iii) to the extent applicable, after giving effect to this Amendment, acknowledges, renews and extends its continued liability under all such Financing Agreements and agrees such Financing Agreements remain in full force and effect.

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[1]	RBC Capital Markets is a marketing name for the capital markets businesses of Royal Bank of Canada and its affiliates.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ALBERTSONS COMPANIES, LLC

By:	/s/ Robert Dimond
Name:	Robert Dimond
Title:	Executive Vice President and Chief Financial Officer

ALBERTSON’S LLC

By:	/s/ Robert A. Gordon
Name:	Robert A. Gordon
Title:	Executive Vice President, General Counsel & Secretary

NEW ALBERTSON’S, INC.

By:	/s/ Robert Dimond
Name:	Robert Dimond
Title:	Executive Vice President & Chief Financial Officer

SAFEWAY INC.

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Group Vice President, Corporate Law & Assistant Secretary

UNITED SUPERMARKETS, L.L.C.

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Vice President, Legal

SPIRIT ACQUISITION HOLDINGS LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	President

Signature Page to Amendment No. 4

ABS FINANCE CO., INC.
ACME MARKETS, INC.
AMERICAN DRUG STORES LLC
AMERICAN PARTNERS, L.P.
AMERICAN PROCUREMENT AND LOGISTICS COMPANY LLC
AMERICAN STORES COMPANY, LLC
APLC PROCUREMENT, INC.
ASC MEDIA SERVICES, INC.
ASP REALTY, LLC
CLIFFORD W. PERHAM, INC.
JETCO PROPERTIES, INC.
JEWEL COMPANIES, INC.
JEWEL FOOD STORES, INC.
LUCKY STORES LLC
OAKBROOK BEVERAGE CENTERS, INC.
SHAW’S REALTY CO.
SHAW’S SUPERMARKETS, INC.
SSM HOLDINGS COMPANY
STAR MARKETS COMPANY, INC.
STAR MARKETS HOLDINGS, INC.
WILDCAT MARKETS OPCO LLC
NAI SATURN EASTERN LLC

By:	/s/ Gary Morton
Name:	Gary Morton
Title:	Vice President, Treasurer & Assistant Secretary

SHAW’S REALTY TRUST

By:	/s/ Gary Morton
Name:	Gary Morton
Title:	Trustee

Signature Page to Amendment No. 4

FRESH HOLDINGS LLC
AMERICAN FOOD AND DRUG LLC
EXTREME LLC
NEWCO INVESTMENTS, LLC
NHI INVESTMENT PARTNERS, LP
AMERICAN STORES PROPERTIES LLC
JEWEL OSCO SOUTHWEST LLC
SUNRICH MERCANTILE LLC
ABS REAL ESTATE HOLDINGS LLC
ABS REAL ESTATE INVESTOR HOLDINGS LLC
ABS REAL ESTATE CORP.
ABS REAL ESTATE OWNER HOLDINGS LLC
ABS MEZZANINE I LLC
ABS TX INVESTOR GP LLC
ABS FLA INVESTOR LLC
ABS TX INVESTOR LP
ABS SW INVESTOR LLC
ABS RM INVESTOR LLC
ABS DFW INVESTOR LLC
ASP SW INVESTOR LLC
ABS TX LEASE INVESTOR GP LLC
ABS FLA LEASE INVESTOR LLC
ABS TX LEASE INVESTOR LP
ABS SW LEASE INVESTOR LLC
ABS RM LEASE INVESTOR LLC
ASP SW LEASE INVESTOR LLC
AFDI NOCAL LEASE INVESTOR LLC
ABS NOCAL LEASE INVESTOR LLC
ASR TX INVESTOR GP LLC
ASR TX INVESTOR LP
ABS REALTY INVESTOR LLC
ASR LEASE INVESTOR LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

GOOD SPIRITS LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Vice President

Signature Page to Amendment No. 4

ABS REALTY LEASE INVESTOR LLC
ABS MEZZANINE II LLC
ABS TX OWNER GP LLC
ABS FLA OWNER LLC
ABS TX OWNER LP
ABS TX LEASE OWNER GP LLC
ABS TX LEASE OWNER LP
ABS SW OWNER LLC
ABS SW LEASE OWNER LLC
LUCKY (DEL) LEASE OWNER LLC
SHORTCO OWNER LLC
ABS NOCAL LEASE OWNER LLC
LSP LEASE LLC
ABS RM OWNER LLC
ABS RM LEASE OWNER LLC
ABS DFW OWNER LLC
ASP SW OWNER LLC
ASP SW LEASE OWNER LLC
NHI TX OWNER GP LLC
EXT OWNER LLC
NHI TX OWNER LP
SUNRICH OWNER LLC
NHI TX LEASE OWNER GP LLC
ASR OWNER LLC
EXT LEASE OWNER LLC
NHI TX LEASE OWNER LP
ASR TX LEASE OWNER GP LLC
ASR TX LEASE OWNER LP
ABS MEZZANINE III LLC
ABS CA-O LLC
ABS CA-GL LLC
ABS ID-O LLC
ABS ID-GL LLC
ABS MT-O LLC
ABS MT-GL LLC
ABS NV-O LLC
ABS NV-GL LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

Signature Page to Amendment No. 4

ABS OR-O LLC
ABS OR-GL LLC
ABS UT-O LLC
ABS UT-GL LLC
ABS WA-O LLC
ABS WA-GL LLC
ABS WY-O LLC
ABS WY-GL LLC
ABS CA-O DC1 LLC
ABS CA-O DC2 LLC
ABS ID-O DC LLC
ABS OR-O DC LLC
ABS UT-O DC LLC
ABS DFW LEASE OWNER LLC

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Group Vice President, Real Estate & Business Law, and Assistant Secretary

Signature Page to Amendment No. 4

USM MANUFACTURING L.L.C.
LLANO LOGISTICS, INC.

By:	/s/ Bradley R. Beckstrom
Name:	Bradley R. Beckstrom
Title:	Vice President, Legal

Signature Page to Amendment No. 4

SAFEWAY NEW CANADA, INC.
SAFEWAY CORPORATE, INC.
SAFEWAY STORES 67, INC.
SAFEWAY DALLAS, INC.
SAFEWAY STORES 78, INC.
SAFEWAY STORES 79, INC.
SAFEWAY STORES 80, INC.
SAFEWAY STORES 85, INC.
SAFEWAY STORES 86, INC.
SAFEWAY STORES 87, INC.
SAFEWAY STORES 88, INC.
SAFEWAY STORES 89, INC.
SAFEWAY STORES 90, INC.
SAFEWAY STORES 91, INC.
SAFEWAY STORES 92, INC.
SAFEWAY STORES 96, INC.
SAFEWAY STORES 97, INC.
SAFEWAY STORES 98, INC.
SAFEWAY DENVER, INC.
SAFEWAY STORES 44, INC.
SAFEWAY STORES 45, INC.
SAFEWAY STORES 46, INC.
SAFEWAY STORES 47, INC.
SAFEWAY STORES 48, INC.
SAFEWAY STORES 49, INC.
SAFEWAY STORES 58, INC.
SAFEWAY SOUTHERN CALIFORNIA, INC.
SAFEWAY STORES 28, INC.
SAFEWAY STORES 42, INC.
SAFEWAY STORES 99, INC.
SAFEWAY STORES 71, INC.
SAFEWAY STORES 72, INC.
SSI – AK HOLDINGS, INC.
DOMINICK’S SUPERMARKETS, LLC
DOMINICK’S FINER FOODS, LLC
RANDALL’S FOOD MARKETS, INC.
SAFEWAY GIFT CARDS, LLC
SAFEWAY HOLDINGS I, LLC
GROCERYWORKS.COM, LLC

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

Signature Page to Amendment No. 4

GROCERYWORKS.COM OPERATING COMPANY, LLC
THE VONS COMPANIES, INC.
STRATEGIC GLOBAL SOURCING, LLC
GFM HOLDINGS LLC
RANDALL’S HOLDINGS, INC.
SAFEWAY AUSTRALIA HOLDINGS, INC.
SAFEWAY CANADA HOLDINGS, INC.
AVIA PARTNERS, INC.
SAFEWAY PHILTECH HOLDINGS, INC.
CONSOLIDATED PROCUREMENT SERVICES, INC.
CARR-GOTTSTEIN FOODS CO.
SAFEWAY HEALTH INC.
LUCERNE FOODS, INC.
EATING RIGHT LLC
LUCERNE DAIRY PRODUCTS LLC
LUCERNE NORTH AMERICA LLC
O ORGANICS LLC
DIVARIO VENTURES LLC
CAYAM ENERGY, LLC
GFM HOLDINGS I, INC.
RANDALL’S MANAGEMENT COMPANY, INC.
RANDALL’S BEVERAGE COMPANY, INC.

By:	Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

Signature Page to Amendment No. 4

GENUARDI’S FAMILY MARKETS LP

By: GFM HOLDINGS LLC, its general partner

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

Signature Page to Amendment No. 4

RANDALL’S FOOD & DRUGS LP

By: RANDALL’S FOOD MARKETS, INC., its general partner

By:	/s/ Laura A. Donald
Name:	Laura A. Donald
Title:	Vice President & Assistant Secretary

Signature Page to Amendment No. 4

RANDALL’S INVESTMENTS, INC.

By:	/s/ Elizabeth A. Harris
Name:	Elizabeth A. Harris
Title:	Vice President & Secretary

Signature Page to Amendment No. 4

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

Signature Page to Amendment No. 4

EXHIBIT A

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of [            ], 2016 (this “Agreement”), by and among [ADDITIONAL TERM [B-6] [B-5] [B-4] LENDER] (each, an “Additional Term [B-6] [B-5] [B-4] Lender” and, collectively, the “Additional Term B-6 Lenders”), ALBERTSON’S LLC, a Delaware limited liability company (the “Parent Borrower”), SAFEWAY INC. (“Safeway”), the other co-borrowers party thereto (together with the Parent Borrower and Safeway, the “Borrowers” and each, a “Borrower”), ALBERTSONS COMPANIES, LLC (“Holdings”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to the Second Amended and Restated Term Loan Agreement, dated as of August 25, 2014 and effective as of January 30, 2015 (as amended by that certain Amendment No. 1, dated as of December 21, 2015, that certain Amendment No. 2, dated as of December 21, 2015, that certain Amendment No. 3 and Consent, dated as of February 11, 2016, that certain Amendment No. 4, to be dated as of the date hereof (“Amendment No. 4”), and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Term Loan Agreement”), among Holdings, the Borrowers, the other Guarantors from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and the other Agents named therein (capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement as amended by the Amendment No. 4);

WHEREAS, subject to the terms and conditions of the Term Loan Agreement, the Borrowers desire to establish [[Incremental Term Loans] that it shall designate as Term [B-6] [B-5] [B-4] Loans with existing Term [B-6] [B-5] [B-4] Lenders and/or Additional Term [B-6] [B-5] [B-4] Lenders;

WHEREAS, subject to the terms and conditions of Amendment No. 4, each Additional Term [B-6] [B-5] [B-4] Lender has consented to Amendment No. 4; and

WHEREAS, subject to the terms and conditions of the Term Loan Agreement, Additional Term [B-6] [B-5] [B-4] Lenders shall become Lenders pursuant to one or more Joinders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Additional Term [B-6] [B-5] [B-4] Lender hereby agrees to provide the Additional Term [B-6] [B-5] [B-4] Commitment set forth on its signature page hereto pursuant to and in accordance with Section 2.1(b) of the Term Loan Agreement. The Additional Term [B-6] [B-5] [B-4] Commitments provided pursuant to this Agreement shall be subject to all of the terms in the Term Loan Agreement and to the conditions set forth in the Term Loan Agreement, and shall be entitled to all the benefits afforded by the Term Loan Agreement and the other Financing Agreements, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

Each Additional Term [B-6] [B-5] [B-4] Lender, Holdings, the Borrowers and the Administrative Agent acknowledge and agree that the Additional Term B-6 Commitments provided pursuant to this Agreement shall constitute Term [B-6] [B-5] [B-4] Commitments for all purposes of the Term Loan Agreement and the other applicable Financing Agreements. Each Additional Term [B-6] [B-5]

[B-4] Lender hereby agrees to make a [Replacement] [Term] [B-6] [B-5] [B-4] Loan to the Borrowers in an amount equal to its Additional Term [B-6] [B-5] [B-4] Commitment on the Amendment No. 4 Effective Date in accordance with Section 2.1(b) of the Term Loan Agreement.

Each Additional Term [B-6] [B-5] [B-4] Lender (i) confirms that it has received a copy of the Term Loan Agreement and the other Financing Agreements, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Amendment No. 4 (B-6) Arrangers or any other Additional Term [B-6] [B-5] [B-4] Lender or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Term Loan Agreement and the other Financing Agreements as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Lender.

Upon (i) the execution of a counterpart of this Agreement by each Additional Term [B-6] [B-5] [B-4] Lender, the Administrative Agent, Holdings and the Borrowers and (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of telecopy or other electronic transmission) hereof, each of the undersigned Additional Term [B-6] [B-5] [B-4] Lenders shall become Lenders under the Term Loan Agreement and shall have the respective Additional Term [B-6] [B-5] [B-4] Commitment set forth on its signature page hereto, effective as of the Amendment No. 4 Effective Date.

For each Additional Term [B-6] [B-5] [B-4] Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Term [B-6] [B-5] [B-4] Lender may be required to deliver to the Administrative Agent pursuant to Section 6.1 of the Term Loan Agreement.

This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

This Agreement, the Term Loan Agreement and the other Financing Agreements constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

[NAME OF ADDITIONAL TERM [B-6] [B-5] [B-4] LENDER]

By:

Name:
Title:

[If a second signature is necessary:

By:

Name:
Title:]

Additional Term [B-6] [B-5] [B-4] Commitments:

$

Signature Page to Joinder to Amendment No. 4

ALBERTSONS COMPANIES, LLC

By:

Name:
Title:

ALBERTSON’S LLC

By:

Name:
Title:

SAFEWAY INC.

By:

Name:
Title:

NEW ALBERTSON’S, INC.

By:

Name:
Title:

SPIRIT ACQUISITION HOLDINGS LLC

By:

Name:
Title:

UNITED SUPERMARKETS, L.L.C.

By:

Name:
Title:

Signature Page to Joinder to Amendment No. 4

Accepted:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,as Administrative Agent

By:

Name:
Title:

By:

Name:
Title:

Signature Page to Joinder to Amendment No. 4

EXHIBIT B

CONSENT TO AMENDMENT NO. 4

CONSENT TO AMENDMENT NO. 4 (this “Consent”) to Amendment No. 4 (the “Amendment”) to that certain Second Amended and Restated Term Loan Agreement, dated as of August 25, 2014 and effective as of January 30, 2015 (as amended by that certain Amendment No. 1, dated as of December 21, 2015, that certain Amendment No. 2, dated as of December 21, 2015 and that certain Amendment No. 3 and Consent, dated as of February 11, 2016, and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Term Loan Agreement”), among ALBERTSON’S COMPANIES, LLC (“Holdings”), ALBERTSON’S LLC, a Delaware limited liability company (“Parent Borrower”), SAFEWAY INC. (“Safeway”), the other Co-Borrowers party thereto (together with Parent Borrower and Safeway, the “Borrowers” and each, a “Borrower”), the other Guarantors party thereto, the parties thereto from time to time as lenders, whether by execution of the Term Loan Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as further defined in the Term Loan Agreement) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent and collateral agent (in such capacities, “Agent” as further defined in the Term Loan Agreement) and the other agents parties thereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Term Loan Agreement.

Term B-2 Lenders

The undersigned Term B-2 Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows:

Term B-2 Lender Cashless Settlement Option

☐	to convert 100% of the aggregate outstanding principal amount of the Term B-2 Loan(s) held by such Lender (or such lesser amount as notified to such Lender in writing by the Agent) into a Term B-6 Loan in a like principal amount. By selecting this option the undersigned Term Lender agrees to the terms of the Cashless Roll Letter among the Borrower, the Additional Term B-6 Lender and the Agent, and shall be deemed a party to such Cashless Roll Letter and be bound thereby for all purposes hereof and thereof.

Term B-2 Assignment Settlement Option

☐	to have 100% of the outstanding principal amount of the Term B-2 Loan(s) held by such Lender repaid on the Amendment No. 4 Effective Date and to purchase by assignment a like principal amount of Term B-6 Loans committed to separately by the undersigned (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

Term B-3 Lenders

The undersigned Term B-3 Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows:

Term B-3 Lender Cashless Settlement Option

☐	to convert 100% of the aggregate outstanding principal amount of the Term B-3 Loan(s) held by such Lender (or such lesser amount as notified to such Lender in writing by the Agent) into a Term B-6 Loan in a like principal amount. By selecting this option the undersigned Term Lender agrees to the terms of the Cashless Roll Letter among the Borrower, the Additional Term B-6 Lender and the Agent, and shall be deemed a party to such Cashless Roll Letter and be bound thereby for all purposes hereof and thereof.

Term B-3 Assignment Settlement Option

☐	to have 100% of the outstanding principal amount of the Term B-3 Loan(s) held by such Lender repaid on the Amendment No. 4 Effective Date and to purchase by assignment a like principal amount of Term B-6 Loans committed to separately by the undersigned (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

Term B-4 Lenders

The undersigned Term B-4 Lender hereby irrevocably and unconditionally approves the Amendment and agrees as follows:

Term B-4 Lender Cashless Settlement Option

☐	to convert 100% of the aggregate outstanding principal amount of the Term B-4 Loan(s) held by such Lender (or such lesser amount as notified to such Lender in writing by the Agent) into a Replacement Term B-4 Loan in a like principal amount. By selecting this option the undersigned Term Lender agrees to the terms of the Term B-4 Cashless Roll Letter among the Borrower, the Additional Term B-4 Lender and the Agent, and shall be deemed a party to such Cashless Roll Letter and be bound thereby for all purposes hereof and thereof.

Term B-4 Assignment Settlement Option

☐	to have 100% of the outstanding principal amount of the Term B-4 Loan(s) held by such Lender repaid on the Amendment No. 4 Effective Date and to purchase by assignment a like principal amount of Replacement Term B-4 Loans committed to separately by the undersigned (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

Term B-5 Lenders

The undersigned Term B-5 Lender hereby irrevocably and unconditionally approves the Amendment and agrees as follows:

Term B-5 Lender Cashless Settlement Option

☐

to convert 100% of the aggregate outstanding principal amount of the Term B-5 Loan(s) held by such Lender (or such lesser amount as notified to such Lender in writing by the Agent) into a Replacement Term B-5 Loan in a like principal amount. By selecting this option the undersigned Term Lender agrees to the terms of the Term B-5 Cashless Roll Letter among the Borrower, the Additional Term B-5 Lender and the Agent, and shall be deemed a party to such Cashless Roll Letter and be bound thereby for all purposes hereof and thereof.

Term B-5 Assignment Settlement Option

☐	to have 100% of the outstanding principal amount of the Term B-5 Loan(s) held by such Lender repaid on the Amendment No. 4 Effective Date and to purchase by assignment a like principal amount of Replacement Term B-5 Loans committed to separately by the undersigned (or such lesser amount as notified to such Lender in writing by the Administrative Agent).

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer.

,
(Name of Institution)

By:

Name:
Title:

[If a second signature is necessary:

By:

Name:
Title:]

[ACL – Consent to Amendment No. 4]

EXHIBIT C

SECOND AMENDED AND RESTATED

TERM LOAN AGREEMENT~~1~~

by and among

~~ALBERTSON’S HOLDINGS~~ALBERTSONS COMPANIES, LLC,

as Holdings,

ALBERTSON’S LLC,

as Parent Borrower,

~~SATURN ACQUISITION MERGER SUB, INC.,~~

~~(to be merged with and into Safeway Inc.),~~

~~as Co-Borrower~~SAFEWAY INC., NEW ALBERTSON’S, INC., UNITED SUPERMARKETS, L.L.C.

and SPIRIT ACQUISITION HOLDINGS LLC

as Co-Borrowers,

THE OTHER CO-BORROWERS FROM TIME TO TIME PARTY HERETO

THE GUARANTORS NAMED HEREIN

THE LENDERS FROM TIME TO TIME PARTY HERETO

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

as Agent

and

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY SENIOR FUNDING, INC.

BARCLAYS BANK PLC

and

DEUTSCHE BANK SECURITIES INC.

as Joint Lead Arrangers and Joint Bookrunners

and

PNC CAPITAL MARKETS LLC

and

SUNTRUST ROBINSON HUMPHREY, INC.

as Co-Documentation Agents

Dated: August 25, 2014

Effective: January 30, 2015

As Amended on December 21, 2015

As Amended on February 11, 2016

As Amended on June 22, 2016

~~[1]~~ 	~~Conformed to reflect Amendment No. 1 to the Second Amended and Restated Term Loan Agreement, dated as of December 21, 2015 (“Amendment No. 1”), Amendment No. 2 to the Second Amended and Restated Term Loan Agreement, dated as of December 21, 2015 (“Amendment No. 2”) and Amendment No. 3 and Consent to the Second Amended and Restated Term Loan Agreement, dated as of February 11, 2016 (“Amendment No. 3”). In the event of any conflict between this document and the Second Amended and Restated Term Loan Agreement, Amendment No.1, Amendment No. 2 or Amendment No. 3, the Second Amended and Restated Term Loan Agreement, Amendment No. 1, Amendment No. 2 and Amendment No. 3 shall control.~~

Deal CUSIP # 01310TAA7

Term B-2 Loan CUSIP # 01310TAC3

Term B-3 Loan CUSIP # 01310TAG4

Term B-4 Loan CUSIP # 01310TAH2

Term B-5 Loan CUSIP # 01310TAK5

2016-1 Term B-4 Loan CUSIP # 01310TAN9

2016-1 Term B-5 Loan CUSIP # 01310TAM1

Term B-6 Loan CUSIP # 01310TAL3

TABLE OF CONTENTS

Page

SECTION 1. DEFINITIONS		2

SECTION 2. CREDIT FACILITIES		~~56~~63
2.1	Loans	~~56~~63
2.2	Repayment of Loans	~~58~~67
2.3	Prepayments	~~58~~67
2.4	Termination or Reduction of Commitments	~~63~~73
2.5	Evidence of Indebtedness	~~63~~73
2.6	Payments Generally	~~64~~74
2.7	Sharing of Payments	~~65~~75
2.8	Incremental Credit Extensions	~~66~~76
2.9	Refinancing Amendments	~~67~~77
2.10	Extension of Term Loans	~~68~~78

SECTION 3. INTEREST AND FEES		~~70~~80
3.1	Interest	~~70~~80
3.2	Fees	~~71~~80
3.3	Changes in Laws and Increased Costs of Loans	~~71~~80

SECTION 4. CONDITIONS PRECEDENT		~~73~~83
4.1	[Reserved]	~~73~~83
4.2	Conditions Precedent to All Loans	~~73~~83
4.3	Conditions to the Escrow Release Date	~~74~~83

SECTION 5. [RESERVED]		~~76~~86

SECTION 6. TAXES		~~76~~86
6.1	Taxes.	~~76~~86
6.2	Replacement of Lenders under Certain Circumstances	~~79~~88

SECTION 7. [RESERVED]		~~79~~89

SECTION 8. REPRESENTATIONS AND WARRANTIES		~~79~~89
8.1	Existence, Qualification and Power	~~79~~89
8.2	Authorization; No Contravention.	~~80~~89
8.3	Financial Statements	~~80~~90
8.4	Ownership of Property; Liens	~~81~~90
8.5	Taxes	~~81~~91
8.6	Litigation	~~81~~91
8.7	Compliance with Laws	~~82~~91
8.8	Environmental Compliance	~~82~~91
8.9	ERISA Compliance	~~82~~92
8.10	Governmental Authorization; Other Consents	~~83~~92
8.11	Intellectual Property; Licenses, Etc.	~~83~~93
8.12	Subsidiaries; Equity Interests	~~83~~93
8.13	Labor Matters	~~84~~93
8.14	Anti-Money Laundering	~~84~~94
8.15	Material Contracts	~~84~~94

-i-

Page

8.16	Solvency	~~85~~94
8.17	Investment Company Act; Margin Regulations	~~85~~94
8.18	Disclosure	~~85~~95
8.19	FCPA	~~85~~95
8.20	Office of Foreign Assets Control	~~85~~95
8.21	USA PATRIOT Act Notice	~~86~~95
8.22	Use of Proceeds	~~86~~95
8.23	Deposit Accounts; Credit Card Arrangements	~~86~~96
8.24	Binding Effect	~~86~~96
8.25	No Material Adverse Effect	~~86~~96
8.26	No Default	~~86~~96
8.27	Collateral Documents	~~87~~96
8.28	Pharmaceutical Laws	~~87~~97
8.29	HIPAA Compliance	~~88~~97
8.30	Compliance With Health Care Laws	~~88~~98
8.31	Notices from Farm Products Sellers, etc.	~~89~~99

SECTION 9. AFFIRMATIVE COVENANTS		~~89~~99
9.1	Preservation of Existence	~~90~~99
9.2	Compliance with Laws	~~90~~99
9.3	Payment of Obligations	~~90~~99
9.4	Insurance	~~90~~100
9.5	Financial Statements	~~91~~100
9.6	Certificates; Other Information	~~92~~102
9.7	Notices	~~94~~103
9.8	Further Assurances	~~94~~104
9.9	Additional Loan Parties	~~95~~105
9.10	Maintenance of Ratings	~~95~~105
9.11	Use of Proceeds	~~95~~105
9.12	Maintenance of Properties	~~96~~105
9.13	Environmental Laws and Insurance	~~96~~105
9.14	Books and Records; Accountants	~~96~~106
9.15	Inspection Rights	~~97~~106
9.16	Information Regarding the Collateral	~~97~~106
9.17	[Reserved]	~~97~~107
9.18	ERISA	~~97~~107
9.19	Quarterly Lender Meetings	~~97~~107
9.20	[Reserved]	~~97~~107
9.21	Post-Closing Requirements	~~97~~107

SECTION 10. NEGATIVE COVENANTS		~~97~~107
10.1	Liens	~~98~~107
10.2	Investments	~~102~~112
10.3	Indebtedness; Disqualified Stock	~~106~~115
10.4	Fundamental Changes	~~109~~118
10.5	Dispositions	~~110~~120
10.6	Restricted Payments	~~113~~123
10.7	Change in Nature of Business	~~116~~126
10.8	Transactions with Affiliates	~~116~~126
10.9	Burdensome Agreements	~~120~~130

-ii-

Page

10.10	Accounting Changes	~~121~~131
10.11	Prepayments Etc., of Indebtedness	~~121~~131
10.12	Permitted Activities	~~122~~132
10.13	Amendments of Organization Documents	~~122~~132
10.14	Designation of Subsidiaries	~~122~~132

SECTION 11. EVENTS OF DEFAULT AND REMEDIES		~~123~~133
11.1	Events of Default	~~123~~133
11.2	Remedies	~~125~~135
11.3	Application of Proceeds	~~125~~135

SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW		~~126~~136
12.1	Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver	~~126~~136
12.2	Waiver of Notices	~~127~~137
12.3	Amendments and Waivers	~~127~~137
12.4	Waiver of Counterclaims	~~130~~140
12.5	Indemnification	~~130~~140
12.6	Costs and Expenses	~~131~~141

SECTION 13. THE AGENT		~~132~~142
13.1	Appointment and Authority	~~132~~142
13.2	Rights as a Lender	~~132~~142
13.3	Exculpatory Provisions	~~132~~142
13.4	Reliance by Agent	~~133~~143
13.5	Delegation of Duties	~~134~~143
13.6	Resignation of Agent	~~134~~144
13.7	Non-Reliance on Agent and Other Lenders	~~134~~144
13.8	No Other Duties, Etc.	~~134~~144
13.9	Agent May File Proofs of Claim	~~135~~144
13.10	Collateral and Guaranty Matters	~~135~~145
13.11	Withholding Tax Indemnity	~~136~~146

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS		~~137~~147
14.1	Term	~~137~~147
14.2	Interpretative Provisions	~~137~~147
14.3	Notices	~~138~~148
14.4	Partial Invalidity	~~140~~150
14.5	Confidentiality	~~140~~150
14.6	Successors	~~142~~152
14.7	Assignments; Participations	~~142~~152
14.8	Entire Agreement	~~147~~157
14.9	USA PATRIOT Act	~~148~~157
14.10	Counterparts, Etc.	~~148~~158
14.11	Payments Set Aside	~~148~~158
14.12	Guarantee	~~148~~158
14.13	Pro Forma Calculations	~~154~~164
14.14	Setoff	~~155~~166
14.15	No Waiver; Cumulative Remedies	~~156~~166
14.16	Interest Rate Limitation	~~156~~166

-iii-

Page

14.17	Survival of Representations and Warranties	~~156~~167
14.18	No Advisory or Fiduciary Responsibility	~~157~~167
14.19	Binding Effect	~~157~~167
14.20	Amendment and Restatement	~~157~~167
14.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	168

-iv-

INDEX

TO

EXHIBITS AND SCHEDULES

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Committed Loan Notice
Exhibit D	Form of Term Note
Exhibit E	Form of Security Agreement
Exhibit F	[Reserved]
Exhibit G	[Reserved]
Exhibit H-1	Form of United States Tax Compliance Certificate For Foreign Lenders That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes
Exhibit H-2	Form of United States Tax Compliance Certificate For Foreign Lenders That Are Treated As Partnerships For U.S. Federal Income Tax Purposes
Exhibit H-3	Form of United States Tax Compliance Certificate For Foreign Participants That Are Not Treated As Partnerships For U.S. Federal Income Tax Purposes
Exhibit H-4	Form of United States Tax Compliance Certificate For Foreign Participants That Are Treated As Partnerships For U.S. Federal Income Tax Purposes
Exhibit I	Form of Discounted Prepayment Option Notice
Exhibit J	Form of Lender Participation Notice
Exhibit K	Form of Discounted Voluntary Prepayment Notice
Exhibit L	Form of Affiliated Lender Assignment and Acceptance
Exhibit M	[Reserved]
Exhibit N-1	Form of ABL Intercreditor Agreement
Exhibit N-2	Form of Term Loan Intercreditor Agreement
Exhibit O	Form of Solvency Certificate
Exhibit P	Form of Escrow Agreement

Schedule I	Subsidiary Guarantors
Schedule 1.01	Commitments
Schedule 1.02	Accounting Period
Schedule 1.03	Real Estate Subsidiaries
Schedule 1.04	Unrestricted Subsidiaries
Schedule 1.05	Debt Refinancing
Schedule 8.1	Loan Parties
Schedule 8.4(b)(1)	Owned Real Estate
Schedule 8.4(b)(2)	Leased Real Estate
Schedule 8.6	Litigation
Schedule 8.8	Environmental Matters
Schedule 8.11	Intellectual Property
Schedule 8.12	Subsidiaries; Other Equity Investments
Schedule 8.13	Labor Matters
Schedule 8.15	Material Contracts
Schedule 8.23(a)	Deposit Accounts
Schedule 8.23(b)	Credit Card Agreements
Schedule 8.26	Defaults
Schedule 8.30	Participation Agreements
Schedule 9.6	Financial Reporting
Schedule 9.21	Post-Closing Matters
Schedule 10.1	Existing Liens

-v-

Schedule 10.2	Existing Investments
Schedule 10.3	Existing Indebtedness
Schedule 10.8	Transactions with Affiliates
Schedule 10.9	Certain Contractual Obligations
Schedule 10.14	Designation of Unrestricted Subsidiaries

-vi-

SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

This Second Amended and Restated Term Loan Agreement dated as of August 25, 2014 and effective as of January 30, 2015 (as amended, amended and restated, modified or supplemented from time to time, this “Agreement”) is entered into by and among ALBERTSON’S LLC, a Delaware limited liability company (“Parent Borrower”), ~~ALBERTSON’S HOLDINGS~~ALBERTSONS COMPANIES, LLC (“Holdings”), the parties hereto from time to time as Co-Borrowers, the other Guarantors party hereto, the parties hereto from time to time as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and collectively, “Lenders” as hereinafter further defined) and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as administrative agent and collateral agent (in such capacity, “Agent” as hereinafter further defined).

PRELIMINARY STATEMENTS

WHEREAS, the Parent Borrower, Holdings, certain of the Lenders and Citibank, N.A., as agent for such lenders, are parties to the Existing Debt Facility (defined below) pursuant to which certain term loans have been made available to the Parent Borrower and the Parent Borrower has requested to amend and restate the Existing Debt Facility in its entirety;

WHEREAS, Parent Borrower and Guarantors have requested that Agent and Lenders enter into financing arrangements with Parent Borrower pursuant to which Lenders may make loans to Parent Borrower;

WHEREAS, each Lender is willing to agree severally and not jointly to make such loans to Parent Borrower on a pro rata basis according to such Lender’s Commitment as defined below on the terms and conditions set forth herein and in the other Financing Agreements and Agent is willing to act as agent for Lenders on the terms and conditions set forth herein;

WHEREAS, AB Acquisition, LLC, a Delaware limited liability company (“AB LLC”), Parent Borrower, Holdings, Saturn Acquisition Merger Sub, Inc., a newly formed, wholly owned subsidiary of Holdings (“Merger Sub”), and Safeway Inc., a Delaware corporation (“Safeway”) are parties to the Agreement and Plan of Merger dated as of March 6, 2014 (the “Safeway Merger Agreement”) pursuant to which Holdings will, directly or indirectly, acquire Safeway and its Subsidiaries (the “Safeway Acquisition”);

WHEREAS, Safeway will enter into the Membership Interest Purchase Agreement contemporaneously with the closing of the Safeway Acquisition, by and between NAI and Safeway (the “Eastern Division Sale Agreement”), pursuant to which Safeway will sell the assets, operations and real estate relating to the stores constituting the Eastern Division of Safeway (including the Equity Interests of NAI Saturn Eastern LLC, the Subsidiary of Safeway that owns such assets, the “Eastern Division Assets”) to NAI (the “Eastern Division Sale”).

WHEREAS, in connection therewith, it is intended that (a) the ~~Equity Investors~~Sponsor will make the Equity Contribution; (b) the Parent Borrower and certain of its Affiliates will obtain Commitments in an initial aggregate principal amount of $6,000,000,000 pursuant to this Agreement; (c) the Parent Borrower and certain of its Affiliates will obtain an initial aggregate principal amount of $3,000,000,000 of loans pursuant to the ABL Credit Agreement (the “ABL Loans”); (d) Holdings and Merger Sub (to be merged with and into Safeway) will issue $1,625,000,000 of Senior Secured Notes due 2022 (the “Senior Secured Notes”) and (e) the proceeds of (i) the Equity Contribution, (ii) the proceeds of the Borrowings released from the Escrow Account, (iii) the ABL Loans, (iv) the Senior Secured Notes and (v) the Eastern Division Sale will be used to finance the Transactions.

WHEREAS, the Parent Borrower and the Escrow Agent entered into an Escrow Agreement, pursuant to which the proceeds of the Term B-3 Loans and the Term B-4 Loans were deposited in the Escrow Account on the Lender Funding Dates (as defined in Amendment No. 5);

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

For purposes of this Agreement the following terms shall have the respective meanings given to them below:

“2016-1 Term B-4 Borrowing” shall mean a borrowing consisting of 2016-1 Term B-4 Loans of the same Type and, in the case of Eurodollar Rate Loans, have the same Interest Period made by each of the Term B-4 Lenders pursuant to Section 2.1(b).

“2016-1 Term B-4 Commitment” shall means any Exchange 2016-1 Term B-4 Commitment or Additional 2016-1 Term B-4 Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment or (iii) an Extension Election.

“2016-1 Term B-4 Lenders” shall mean, collectively, the Term Lenders with 2016-1 Term B-4 Commitments on the Amendment No. 1 (B-5) Effective Date.

“2016-1 Term B-4 Loan” shall mean any Exchange 2016-1Term B-4 Commitment or Additional 2016-1 Term B-4 Commitment.

“2016-1 Term B-4 Maturity Date” shall mean August 25, 2021 or, if such date is not a Business Day, the first Business Day thereafter.

“2016-1 Term B-4 Repricing Event” shall mean (i) any prepayment or repayment of 2016-1 Term B-4 Loans with the proceeds of, or any conversion of such 2016-1 Term B-4 Loans into, any new or replacement tranche of any new or additional term loans under the this Agreement that is broadly marketed or syndicated to banks and other institutional investors in similar financings (excluding indebtedness incurred in connection with a change of control or acquisition (or similar investment) not otherwise permitted under this Agreement) and bearing interest at an effective interest rate less than the effective “yield” applicable to the 2016-1 Term B-4 Loans then in effect, and excluding for the avoidance of doubt, any prepayment or repayment of the 2016-1 Term B-4 Loans made with cash on hand or the proceeds of any revolving loans under the ABL Facility and (ii) any amendment to this Agreement that reduces the effective applicable margin for the 2016-1 Term B-4 Loans.

“2016-1 Term B-5 Borrowing” shall mean a borrowing consisting of 2016-1 Term B-5 Loans of the same Type and, in the case of Eurodollar Rate Loans, have the same Interest Period made by each of the 2016-1Term B-5 Lenders pursuant to Section 2.1(b).

“2016-1 Term B-5 Commitment” shall means any Exchange 2016-1 Term B-5 Commitment or Additional 2016-1Term B-5 Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment or (iii) an Extension Election.

“2016-1 Term B-5 Lenders” shall mean, collectively, the Term Lenders with 2016-1 Term B-5 Commitments on the Amendment No. 1 (B-5) Effective Date

“2016-1 Term B-5 Loan” shall mean any Exchange 2016-1Term B-5 Commitment or Additional 2016-1 Term B-5 Commitment.

“2016-1 Term B-5 Maturity Date” shall mean December 21, 2022 or, if such date is not a Business Day, the first Business Day thereafter.

“2016-1 Term B-5 Repricing Event” shall mean (i) any prepayment or repayment of 2016-1 Term B-5 Loans with the proceeds of, or any conversion of such 2016-1 Term B-5 Loans into, any new or replacement tranche of any new or additional term loans under the this Agreement that is broadly marketed or syndicated to banks and other institutional investors in similar financings (excluding indebtedness incurred in connection with a change of control or acquisition (or similar investment) not otherwise permitted under this Agreement) and bearing interest at an effective interest rate less than the effective “yield” applicable to the 2016-1 Term B-5 Loans then in effect, and excluding for the avoidance of doubt, any prepayment or repayment of the 2016-1 Term B-5 Loans made with cash on hand or the proceeds of any revolving loans under the ABL Facility and (ii) any amendment to this Agreement that reduces the effective applicable margin for the 2016-1 Term B-5 Loans.

“AB LLC” shall have the meaning set forth in the Preamble hereto.

“ABL Agent” shall mean Bank of America, N.A., in its capacity as administrative agent and collateral agent under the ABL Facility Documentation, or any successor agent or under the ABL Facility Documentation.

“ABL Credit Agreement” shall mean the Credit Agreement, dated as of Original Closing Date, among the Parent Borrower, the other borrowers party thereto, the guarantors party thereto, Bank of America, N.A., as agent and the lenders and issuing banks from time to time party thereto, as such agreement may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.

“ABL Facility” shall mean that credit facility made available to the Parent Borrower and certain of its Affiliates pursuant to the ABL Credit Agreement.

“ABL Facility Documentation” shall mean the ABL Credit Agreement and all security agreements, guarantees, pledge agreements and other agreements or instruments executed in connection therewith, as the same may be amended, amended and restated, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.

“ABL Facility Indebtedness” shall mean (i) Indebtedness of Holdings, the Parent Borrower or any Restricted Subsidiary outstanding under the ABL Facility Documentation, (ii) any Swap Contract permitted pursuant to Article 10 hereof that is entered into by and between the Parent Borrower or any Restricted Subsidiary and any Person that is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement at the time such Swap Contract is entered into and (iii) any agreement with respect to Cash Management Obligations permitted under Article 10 that is entered into by and between the

Parent Borrower or any Restricted Subsidiary and any Person that is a lender under the ABL Credit Agreement or an Affiliate of a lender under the ABL Credit Agreement at the time such agreement is entered into.

“ABL Intercreditor Agreement” shall mean the intercreditor agreement dated the Original Closing Date, among the Agent, the ABL Agent, the Parent Borrower and the Guarantors, substantially in the form attached as Exhibit N-1, as amended as of the Escrow Release Date in a manner reasonably satisfactory to the Agent and as the same may be further amended, amended and restated, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

“ABL Loans” shall have the meaning set forth in the Preamble hereto.

“Acceptable Price” shall have the meaning set forth in Section 2.3(c)(iii) hereto.

“Acceptance Date” shall have the meaning set forth in Section 2.3(c)(ii) hereto.

“Account” shall mean “accounts” as defined in the UCC, and also shall mean a right to payment of a monetary obligation, whether or not constituting “accounts” as defined in the UCC, whether or not earned by performance, (a) for property that, has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, or (c) arising out of the use of a credit or charge card or information contained on or for use with the card. The term “Account” includes Health-Care-Insurance Receivables (as defined in the UCC).

“Accounting Period” shall mean, subject to Section 10.10, Holdings’ four (4) week accounting periods as set forth on Schedule 1.02 hereto.

“ACH” shall mean automated clearing house transfers.

“Acquisition” shall mean, with respect to any Person (a) a purchase of a Controlling interest in, the Equity Interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger or consolidation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a Controlling interest in the Equity Interests, of any Person, or (d) any acquisition of any Store locations or other operating assets of any Person (other than Stores received in an exchange or acquired with the proceeds of a Disposition described in Section 10.5 (q)), in each case, for which the aggregate consideration payable in connection with such acquisition or group of transactions which are part of a common plan is $75,000,000 or more.

“Additional Refinancing Lender” shall mean, at any time, any bank, financial institution or other institutional lender or investor (other than any such bank, financial institution or other institutional lender or investor that is a Lender at such time) that agrees to provide any portion of Refinancing Term Loans pursuant to a Refinancing Amendment in accordance with Section 2.9, provided that each Additional Refinancing Lender shall be subject to the approval of (i) the Agent, such approval not to be unreasonably withheld or delayed, to the extent that such Additional Refinancing Lender is not then an Affiliate of a then existing Lender or an Approved Fund and (ii) the Parent Borrower.

“Additional 2016-1 Term B-4 Commitment” means, with respect to each Additional 2016-1 Term B-4 Lender, the obligation of such Additional 2016-1 Term B-4 Lender to make an Additional 2016-1 Term B-4 Loan on the Amendment No. 4 (B-6) Effective Date, in the amount set forth on the Additional 2016-1 Term B-4 Lender Joinder Agreement. The aggregate amount of the Additional 2016-1 Term B-4 Commitments of all Additional 2016-1 Term B-4 Lenders on the Amendment No. 4 (B-6) Effective Date shall equal to the outstanding principal amount of all Non-Exchanged Term B-4 Loans.

“Additional 2016-1 Term B-5 Commitment” means, with respect to each Additional 2016-1 Term B-5 Lender, the obligation of such Additional 2016-1 Term B-5 Lender to make an Additional 2016-1 Term B-5 Loan on the Amendment No. 4 (B-6) Effective Date, in the amount set forth on the Additional 2016-1 Term B-5 Lender Joinder Agreement. The aggregate amount of the Additional 2016-1 Term B-5 Commitments of all Additional 2016-1 Term B-5 Lenders on the Amendment No. 4 (B-6) Effective Date shall equal to the outstanding principal amount of all Non-Exchanged Term B-5 Loans.

“Additional Term B-6 Commitment” means, with respect to each Additional Term B-6 Lender, the obligation of such Additional Term B-6 Lender to make an Additional Term B-6 Loan on the Amendment No. 4 (B-6) Effective Date, in the amount set forth on the Additional Term B-6 Lender Joinder Agreement. The aggregate amount of the Additional Term B-6 Commitments of all Additional Term B-6 Lenders on the Amendment No. 4 (B-6) Effective Date shall equal the sum of (i) the outstanding principal amount of Non-Exchanged Term B-2 Loans and (ii) the outstanding principal amount of Non-Exchanged Term B-3 Loans.

“Additional 2016-1 Term B-4 Lender” means a Person with an Additional 2016-1Term B-4 Commitment to make Additional 2016-1Term B-4 Loans to the Borrowers on the Amendment No. 4 (B-6) Effective Date, which for the avoidance of doubt may be an existing Lender.

“Additional 2016-1 Term B-5 Lender” means a Person with an Additional 2016-1Term B-5 Commitment to make Additional 2016-1Term B-5 Loans to the Borrowers on the Amendment No. 4 (B-6) Effective Date, which for the avoidance of doubt may be an existing Lender.

“Additional Term B-6 Lender” means a Person with an Additional Term B-6 Commitment to make Additional Term B-6 Loans to the Borrowers on the Amendment No. 4 (B-6) Effective Date, which for the avoidance of doubt may be an existing Lender.

“Additional Term B-4 Loan” means a 2016-1Term B-4 Loan that is made pursuant to Section 2.1(b) on the Amendment No. 4 (B-6) Effective Date.

“Additional Term B-5 Loan” means a 2016-1 Term B-5 Loan that is made pursuant to Section 2.1(c) on the Amendment No. 4 (B-6) Effective Date.

“Additional Term B-6 Loan” means a Term B-6 Loan that is made pursuant to Section 2.1(d) on the Amendment No. 4 (B-6) Effective Date.

“Additional 2016-1 Term B-4 Lender Joinder Agreement” means the joinder agreement, dated as of the Amendment No. 4 (B-6) Effective Date, between the Additional 2016-1 Term B-4 Lender, Holdings, the Borrowers and the Agent.

“Additional 2016-1 Term B-5 Lender Joinder Agreement” means the joinder agreement, dated as of the Amendment No. 4 (B-6) Effective Date, between the Additional 2016-1 Term B-5 Lender, Holdings, the Borrowers and the Agent.

“Additional Term B-6 Lender Joinder Agreement” means the joinder agreement, dated as of the Amendment No. 4 (B-6) Effective Date, between the Additional Term B-6 Lender, Holdings, the Borrowers and the Agent.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Agent.

“Affiliate” shall mean, with respect to any Person, (a) another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified, (b) any director, officer, managing member, partner, trustee, or beneficiary of that Person, and (c) any Person which beneficially owns or holds ten percent (10%) or more of any class of Voting Stock of such Person; provided that it is understood that SVU shall not be deemed an Affiliate of any Loan Party solely due to the transactions contemplated by the Transition Services Agreement or other relationships, facts or circumstances existing on the Escrow Release Date (including, but not limited to, representation on the board of directors of SVU).

“Affiliated Lender Assignment and Acceptance” shall have the meaning set forth in Section 14.7(h)(B) hereto.

“Agent” shall mean Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor agent hereunder.

“Agent Parties” shall mean the Agent, the Arrangers and each of their respective Related Parties.

“Agent’s Office” shall mean the Agent’s address and, as appropriate, account as set forth in Section 14.3, or such other address or account as the Agent may from time to time notify to the Parent Borrower and the Lenders.

“Agreement” shall have the meaning set forth in the introductory paragraph hereto.

“Albertson’s Credit Card” shall mean any private label credit card issued by any Loan Party to customers or prospective customers.

“Albertson’s Group” shall mean, collectively, Holdings and its Subsidiaries (but excluding, for all purposes other than the financial statements, Unrestricted Subsidiaries).

“Albertson’s Private Label Accounts” shall mean all Accounts (including rights to payment of finance charges, interest or fees) due to any Loan Party pursuant to an Albertson’s Credit Card and any revolving charge accounts maintained by any Loan Party for any of its retail customers.

“Amendment No. 1” shall mean Amendment No. 1 to the Existing Debt Facility, dated as of May 9, 2013.

“Amendment No. 1 Effective Date” shall mean the date on which Amendment No. 1 shall have become effective in accordance with its terms.

“Amendment No. 1 (B-5)” shall mean Amendment No. 1 to this Agreement.

“Amendment No. 1 (B-5) Effective Date” means the date on which Amendment No. 5 shall have become effective in accordance with its terms.

“Amendment No. 4” means Amendment No. 4 to the Existing Debt Facility, dated as of May 5, 2014.

“Amendment No. 4 (B-6)” means Amendment No. 4 to this Agreement, dated as of the Amendment No. 4 (B-6) Effective Date.

“Amendment No. 4 (B-6) Arrangers” means Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Deutsche Bank Securities Inc., Barclays Bank PLC, Guggenheim Securities, LLC, RBC Capital Markets, LLC, Wells Fargo Securities, LLC and SunTrust Robinson Humphrey, Inc.

“Amendment No. 4 (B-6) Effective Date” means June 22, 2016, the date on which all conditions precedent set forth in Section 4 of Amendment No. 4 (B-6) are satisfied.

“Amendment No. 4 Effective Date” means the date on which Amendment No. 4 shall have become effective in accordance with its terms.

“Amendment No. 5” shall mean Amendment No. 5 to the Existing Debt Facility, dated as of the Restatement Effective Date, by and among Holdings, the Parent Borrower, the Guarantors, each of the lenders party thereto and Citibank, N.A.

“Applicable Discount” shall have the meaning set forth in Section 2.3(c)(iii) hereto.

“Applicable Disposition Loan-to-Value Ratio” shall mean, as of any date of receipt of Net Proceeds from any Applicable Disposition, the ratio of (a) the aggregate principal amount of all Term Loans and other Indebtedness that is outstanding and secured by a Lien on the Pari Term Debt Priority Collateral (as defined in the ABL Intercreditor Agreement) (ranking pari passu with the Lien thereon securing the Obligations) on such date to (b) the aggregate amount of the Valuations for each of the Mortgaged Properties that has been completed not earlier than 18 calendar months prior to such date.

“Applicable Disposition Percentage” shall mean, as of the date of receipt of any Net Proceeds from any Applicable Disposition, (a) if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended four fiscal quarter period of Holdings for which financial statements have been delivered to the Agent pursuant to Section 9.5 is greater than or equal to 3.50:1.00, 100%, or (b) if the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended four fiscal quarter period of Holdings for which financial statements have been delivered pursuant to Section 9.5 is less than 3.50:1.00 and (i) the Applicable Disposition Loan-to-Value Ratio as of such date is greater than 0.40:1.00, 100%~~, (ii) the Applicable Disposition Loan-to-Value Ratio as of such date is less than or equal to 0.40:1.00 but greater than 0.30:1.00, 75%, or (iii~~ or (ii) the Applicable Disposition Loan-to-Value Ratio as of such date is less than or equal to ~~0.30~~0.40:1.00, 50%.

“Applicable Dispositions” shall mean any Dispositions consummated after the Escrow Release Date, the Net Proceeds of which are required to be applied to prepay any Loans pursuant to Section 2.3(b)(ii)(1) hereto.

“Applicable ECF Percentage” shall mean, for any Fiscal Year, (a) 75% if the Consolidated First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is greater than 3.25:1.00, (b) 50% if the Consolidated First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is less than or equal to 3.25:1.00 and greater than 2.75:1:00, (c) 25% if the Consolidated First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is less than or equal to 2:75:1.00 and greater than 2.25:1:00 and (c) 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the applicable Excess Cash Flow Period is less than or equal to 2.25:1.00.

“Applicable Margin” shall mean a percentage per annum equal to (A) for Term B-2 Loans which are Eurodollar Rate Loans, 4.500%, (B) for Term B-3 Loans which are Eurodollar Rate Loans, 4.125%, (C) for Term B-4 Loans which are Eurodollar Loans, 4.500%, (~~C~~D) for the Term B-5 Loans that are Eurodollar Rate Loans, 4.50%, (E) for the 2016-1 Term B-4 Loans that are Eurodollar Rate Loans, 3.50%, (F) for the 2016-1 Term B-5 Loans that are Eurodollar Rate Loans, 3.75%, (G) for the Term B-6 Loans, 3.75% that are Eurodollar Rate Loans, (H) for Term B-2 Loans which are Base Rate Loans, 3.500%, (~~D~~I) for Term B-3 Loans which are Base Rate Loans, 3.125% ~~and~~, (~~E~~J) for Term B-4 Loans which are Base Rate Loans, 3.500%, (~~F~~K) for Term B-5 Loans which are Base Rate Loans, 3.50% ~~and (G~~, (L) for the 2016-1 Term B-4 Loans that are Base Rate Loans, 2.50%, (M) for the 2016-1 Term B-5 Loans that are Base Rate Loans, 2.75% and (N) for the Term B-~~5~~6 Loans ~~which~~that are ~~Eurodollar~~Base Rate Loans, ~~4.50~~2.75%.

“Appropriate Lender” shall mean, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Broker” shall mean any firm nominated by the Parent Borrower and approved by the Agent.

“Approved Fund” shall mean any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages any Fund that is a Lender.

“Arrangers” shall mean, collectively, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., Barclays Bank PLC and Deutsche Bank Securities Inc. in their capacities as joint lead arrangers and joint book managers. For purposes of Sections 12.5, 12.6, 13.7, 13.8, 14.18 and 14.22, the reference to “Arrangers” shall include the Amendment No. 4 (B-6) Arrangers.

“Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of Lender’s interest hereunder in accordance with the provisions of Section 14.7 hereof.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” shall mean the financial statements of Parent Borrower and Safeway delivered pursuant to Section 4.1(c) of the Existing Debt Facility.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Products” shall mean any services or facilities provided to any Loan Party by the Agent, any Arranger, any Lender, or any of their respective Affiliates (or any Person that was the Agent, an Arranger, a Lender, or an Affiliate of the Agent, an Arranger or a Lender, at the time it entered into such Bank Products or, with respect to Bank Products entered into prior to the Escrow Release Date, on the Escrow Release Date or in connection with the initial syndication of the Loans), including, without limitation, on account of (a) Swap Contracts and (b) purchase cards, but excluding Cash Management Services.

“Base Rate” shall mean the highest of (i) the Federal Funds Effective Rate plus 0.50%; provided that in no event shall the Base Rate be less than 1.00% plus the Eurodollar Rate applicable to one month Interest Periods on the date of determination of the Base Rate, (ii) the rate of interest determined by the Agent as its “prime rate,” as established from time to time at its New York office and notified to the Parent Borrower, subject to each increase or decrease in such prime rate, effective as of the day any such change occurs and (iii) the one-month Eurodollar Rate on each day (or, if such day is not a Business Day, the preceding Business Day) plus 1.00% (after taking into account the Eurodollar Rate floor).

“Base Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Base Rate in accordance with the terms thereof.

“Borrower” shall mean the Parent Borrower or a Co-Borrower, as the context may require.

“Borrowing” shall mean a borrowing consisting of Term Loans of the same Type and currency and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.1.

“Business Day” shall mean any day other than Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of, or are in fact closed in, the state where the Agent’s office is located, except that if determination of Business Day shall relate to any Eurodollar Rate Loans the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

“Capital Expenditures” shall mean without duplication and with respect to the Albertson’s Group for any period, all expenditures made (whether made in the form of cash or other property) or costs incurred for the acquisition or improvement of fixed or capital assets of the Albertson’s Group (excluding normal replacements and maintenance which are properly charged to current operations), in each case that are (or should be) set forth as capital expenditures in a Consolidated statement of cash flows of the Albertson’s Group for such period, in each case prepared in accordance with GAAP; provided that Capital Expenditures shall not include (i) expenditures by the Albertson’s Group in connection with the Safeway Acquisition and Permitted Acquisitions, (ii) any such expenditure made to restore, replace or rebuild property, to the extent such expenditure is made with (x) Net Proceeds from a Disposition or (y) insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (iii) any such expenditure funded or financed with the proceeds of Permitted Indebtedness (other than any revolving indebtedness).

“Capital Lease Obligation” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as liability on the balance sheet of such Person.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of Holdings that is subject to regulation as an insurance company (or any Subsidiary thereof).

“Casa Ley” shall mean Casa Ley, S.A. de C.V.

“Cash Equivalents” shall mean:

(1) U.S. dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2) securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500,000,000, or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper issued by a corporation (other than an Affiliate of Holdings) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Cash Management Obligations” shall mean obligations owed by any Borrower or any Restricted Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and Cash Management Services.

“Cash Management Services” shall mean any cash management services or facilities provided to any Loan Party by the Agent, any Arranger or any Lender or any of their respective Affiliates (or any Person that was an Agent, an Arranger, a Lender or an Affiliate of the Agent, an Arranger, or a Lender at the time it entered into Cash Management Services), including, without limitation: (a) ACH transactions, (b) controlled disbursement services, or treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.

“Casualty Event” shall mean any event that gives rise to the receipt by any Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair such equipment, fixed assets or real property.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“CERCLIS” shall mean the Comprehensive Environmental Response, Compensation, and Liability Information System maintained by the United States Environmental Protection Agency.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” shall mean an event or series of events by which:

(a) ~~prior to a Qualified IPO, Equity Investors fail to own directly or indirectly, in the aggregate, more than fifty percent (50%) of the voting power of the total outstanding voting Equity Interests of Holdings; or(b) subsequent to or in connection with a Qualified IPO,~~ any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any ~~of the Equity Investors~~Permitted Holder, acquires directly or indirectly, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, more than 50% of the total voting power of the voting Equity Interests of Holdings ~~or any direct or indirect parent of Holdings~~; or

(b) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of Holdings and its Restricted Subsidiaries taken as a whole to a Person, other than a Restricted Subsidiary or any Permitted Holder; or

(c) Holdings fails at any time to own, directly or indirectly, of record and beneficially, 100% of the Equity Interests of ~~the Parent Borrower and, after giving effect to the Safeway Acquisition, Safeway, in each case~~any Co-Borrower, free and clear of all Liens other than Permitted Liens; provided that for purposes of this clause (c) a “Change of Control” shall not be deemed to have occurred if (i) either one or more Co-Borrowers consolidate with and into Holdings or (ii) any such Co-Borrower consolidates with and into another Co-Borrower or a Subsidiary Guarantor.

“Change of Control Purchase Offer” shall mean any offer to purchase the Existing Safeway Notes upon a “Change of Control Triggering Event” pursuant to the indenture and other documents governing the Existing Safeway Notes.

“Class” (a) when used with respect to any Lender, shall refer to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Term B-3 Commitments, Term B-4 Commitments,

Term B-5 Commitments, 2016-1 Term B-4 Commitments, 2016-1 Term B-5 Commitments, Term B-6 Commitments, Term Commitments, Other Term Loan Commitments or Refinancing Term Commitments of a given Refinancing Series and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing are Term B-2 Loans, Term B-3 Loans, Term B-4 Loans, Term B-5 Loans, 2016-1 Term B-4 Loans, 2016-1 Term B-5 Loans, Term B-6 Loans, Incremental Term Loans, Other Term Loans, Refinancing Term Loans of a given Refinancing Series or Extended Term Loans of a given Term Loan Extension Series. Term B-3 Commitments, Term B-4 Commitments, Term B-5 Commitments, 2016-1 Term B-4 Commitments, 2016-1 Term B-5 Commitments, Term B-6 Commitments, Other Term Loan Commitments and Term Commitments (and in each case, the Loans made pursuant to such Commitments) that have different terms and conditions (including, without limitation, different maturity dates and/or interest rates) shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Co-Borrower” shall mean (a) ~~Merger Sub and, after the consummation of the~~New Albertson’s, Inc., Safeway Inc., United Supermarkets, L.L.C. and Spirit Acquisition~~, Safeway~~ Holdings LLC and (b) any wholly owned Domestic Subsidiary of Holdings that is a Restricted Subsidiary of Holdings and is designated by the Parent Borrower as a “Co-Borrower”; provided that such designation as a “Co-Borrower” is agreed upon in writing between the Parent Borrower and the Agent.

“Co-Documentation Agents” shall mean PNC Capital Markets LLC and SunTrust Robinson Humphrey, Inc. in their capacities as co-documentation agents.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the “Collateral” as defined in the Security Agreement and all the “Collateral” or “Pledged Assets” or similar term as defined in any other Collateral Document and any other assets pledged pursuant to any Collateral Document.

“Collateral and Guarantee Requirement” shall mean, at any time, the requirement that:

(a) the Agent shall have received each Collateral Document required to be delivered (i) on the Escrow Release Date, pursuant to Section 4.3 and (ii) at such time as may be designated therein, pursuant to the Collateral Documents, Section 9.8, Section 9.9 or Section 9.21, in each case, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party thereto;

(b) all Obligations shall have been unconditionally guaranteed by each Guarantor, including those listed on Schedule I hereto on the Escrow Release Date; provided that, in addition, notwithstanding anything to the contrary contained in this Agreement, any Subsidiary of Holdings that is an obligor under any ABL Facility Indebtedness, any Junior Financing, ~~Permitted Notes~~Incremental Equivalent Debt, Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Junior Priority Refinancing Debt or any Permitted Refinancing of any thereof, shall be a Guarantor hereunder for so long as it is an obligor under such Indebtedness;

(c) on the Escrow Release Date (or with respect to Safeway and its Restricted Subsidiaries only, within 90 days after the Escrow Release Date (or such longer period as the Agent may agree in its sole discretion) with respect to Equity Interests where a security interest cannot be perfected by the filing of financing statements, delivery of the applicable certificated Equity Interests or notation on the books of the applicable issuer) the Obligations shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Parent Borrower and each Co-Borrower, (ii) all Equity Interests of each Restricted Subsidiary that is not an Excluded Subsidiary and (iii) 65% of the voting Equity Interests and 100% of the nonvoting Equity Interests of each Restricted Subsidiary that is an Excluded Subsidiary described in clause (c) or (d) of the definition thereof directly owned by Parent Borrower, a Co-Borrower or any Guarantor, in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction);

(d) on the Escrow Release Date (or with respect to Safeway and its Restricted Subsidiaries only, within 90 days after the Escrow Release Date (or such longer period as the Agent may agree in its sole discretion) with respect to assets in which a security interest cannot be perfected by the filing of financing statements under the UCC or appropriate security agreements in the United States Patent and Trademark Office or the United States Copyright Office) the Obligations shall have been secured by a perfected security interest in substantially all tangible and intangible personal property of the Loan Parties (including Equity Interests and intercompany debt, accounts, inventory, machinery and equipment, accounts receivable, chattel paper, insurance proceeds, hedge agreement documents, instruments, indemnification rights, Tax refunds, cash, investment property, contract rights, Intellectual Property in the United States, other general intangibles, and proceeds of the foregoing), in each case with the priority required by the Collateral Documents and in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction); and

(e) (1) within 180 days following the Original Closing Date (or such longer period as the Agent may have agreed in its sole discretion) the Agent shall have received, with respect to each Existing Mortgaged Property, to the extent customary and appropriate (as determined by the Agent in its reasonable discretion) in the applicable jurisdiction, each of the following with respect to each property noted as a mortgaged property on Schedule 7(a)(ii) to the Perfection Certificate dated as of the Original Closing Date, and (2) within 180 days after the Escrow Release Date (or such longer period as the Agent may have agreed in its sole discretion), the Agent shall have received each of the following with respect to each property noted as a mortgaged property on Schedule 7(a)(ii) to the Perfection Certificate dated as of the Escrow Release Date, as such Perfection Certificate may be supplemented in accordance with Section 9.21 and (3) otherwise in accordance with Section 9.8(c), the Agent shall receive with respect to each Material Real Property each of the following in each of the cases set forth in clauses (1), (2) and (3) of this clause (e), subject to the limitations and exceptions of this Agreement and the Collateral Documents: (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner or leasehold holder of such property in form suitable for filing or recording in all filing or recording offices that the Agent may reasonably deem necessary in order to create a valid and subsisting perfected first-priority Lien (subject only to Permitted Liens and other exceptions reasonably acceptable to the Agent) on the Mortgaged Property and/or rights described therein in favor of the Agent for the benefit of the Secured Parties and otherwise approved by the applicable local counsel for filing in the appropriate jurisdiction (which approval may be provided in the form of an electronic mail acknowledgment in form and substance reasonably satisfactory to the Agent), and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to the Fair Market Value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such Fair Market Value), (ii) in the case of any such Mortgaged Property located in the United States or to the extent customary in the jurisdiction of where such Mortgaged Property is located, fully paid policies of title insurance

(or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Agent as the insured for its benefit and that of the Secured Parties and respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company selected by the Parent Borrower and reasonably acceptable to the Agent (it being agreed that Fidelity National Title Company and First American Title Insurance Company are acceptable to the Agent) in form and substance and in an amount reasonably acceptable to the Agent (not to exceed the Fair Market Value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first-priority Liens on the property described therein, free and clear of all Liens other than Permitted Liens and other Liens reasonably acceptable to the Agent, each of which shall (A) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount) and at commercially reasonable rates and (B) have been supplemented by such endorsements as shall be reasonably requested by the Agent if available in the jurisdiction in which the Mortgaged Property is located and if available on commercially reasonable terms; provided, however, the applicable Loan Party shall not be obligated to obtain a “creditor’s rights” or zoning endorsement; it being understood, however, that a “use verification” from the Planning & Zoning Resource Corporation will be provided in lieu thereof with respect to each Mortgaged Property in form and substance reasonably acceptable to the Agent), (iii) customary, favorable opinions of counsel to the Loan Parties with respect to the valid existence, corporate power and authority of such Loan Parties with respect to the granting of the Mortgages, each in form and substance reasonably satisfactory to the Agent (consistent with those required by Section 4.3(a)(xi)), (iv) (A) in the case of any such Mortgaged Property located in the United States having a Fair Market Value less than $15,000,000, either (i) such documentation required by the title insurance company or (ii) a survey or express map (or an existing survey or express map together with an “affidavit of no change”) of each Mortgaged Property, each sufficient in form to delete the standard survey exception in the title insurance policy insuring the Mortgage and provide the Agent with a “location” endorsement to such policy as shall be reasonably requested by the Agent to the extent customary in the jurisdiction where the Mortgaged Property is located and available at commercially reasonable rates and (B) in the case of any such Mortgaged Property located in the United States having a Fair Market Value equal to or in excess of $15,000,000, a survey or express map (or an existing survey or express map together with an “affidavit of no change”) of each Mortgaged Property, each sufficient in form to delete the standard survey exception in the title insurance policy and provide the Agent with endorsements to such policy as shall be reasonably requested by the Agent to the extent customary in the jurisdiction where the Mortgaged Property is located and available at commercially reasonable rates, (v) a completed “life of loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto), duly executed and acknowledged by the appropriate Loan Parties, and (vi) in the case of any such Mortgaged Property located in the United States or to the extent customary in the jurisdiction of where such Mortgaged Property is located, a copy of a certificate as to coverage under the insurance policies required by Section 9.4, including, without limitation, flood insurance policies and the applicable provisions of the Collateral Documents, each of which shall be endorsed or otherwise amended to include a “Standard” or “New York” lender’s loss payable or mortgage endorsement (as applicable) and shall name the Agent, on behalf of the Secured Parties, as additional insured, and such other evidence of insurance related thereto, in each case, in form and substance reasonably satisfactory to the Agent; and (vii) with respect to any ground leased properties, to the extent they are required by the applicable lease and can be obtained with commercially reasonable efforts, estoppel and consent agreements executed by each of the lessors of the ground leased Material Real Properties along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (2) reasonable evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in the Agent’s reasonable judgment, to give constructive notice to third party purchasers of such leasehold interest, or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Agent;

provided, however, that the foregoing definition shall not require, and the Financing Agreements shall not contain, any requirements as to the creation or perfection of pledges of, security interests in, Mortgages on, or the obtaining of title insurance, surveys, abstracts or appraisals or taking other actions with respect to any Excluded Property and any real property that does not constitute Material Real Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Financing Agreement to the contrary, the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the delivery of Mortgages, obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Restricted Subsidiary, if, and for so long as the Agent and the Parent Borrower reasonably agree in writing that the cost of creating or perfecting such pledges or security interests in such assets, or delivery of Mortgages, obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive or commercially unreasonable in view of the benefits to be obtained by the Lenders therefrom.

The Agent may grant extensions of time for the perfection of security interests in, or the delivery of the Mortgages and the obtaining of title insurance and surveys with respect to, particular assets and the delivery of assets (including extensions beyond the Escrow Release Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

No actions in any non-U.S. jurisdiction or required by the Laws of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction).

“Collateral Documents” shall mean, collectively, the Escrow Agreement, the Security Agreement, each of the Mortgages, the Intercreditor Agreements, collateral assignments, security agreements, pledge agreements, intellectual property security agreements or other similar agreements delivered to the Agent pursuant to Section 4.3, Section 9.8, Section 9.9 or Section 9.21, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

“Committed Loan Notice” shall mean a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.1(a), which, if in writing, shall be substantially in the form of Exhibit C hereto.

“Commitment” shall mean an Incremental Term Loan Commitment, Term B-3 Commitment, Term B-4 Commitment, Term B-~~4~~5 Commitment, 2016-1 Term B-4 Commitment, 2016-1 Term B-5 Commitment, Term B-6 Commitment, Term Commitment, Other Term Loan Commitment, Refinancing Term Commitment of a given Refinancing Series or Extended Term Loan of a given Term Loan Extension Series, as the context may require.

“Company Material Adverse Effect” shall mean (with each capitalized term other than “Safeway Merger Agreement” in this definition being defined pursuant to its definition in the Safeway Merger Agreement) any change, event, occurrence, development, effect, condition, circumstance or matter that, individually or in the aggregate, (i) has materially and adversely affected the assets, properties, business, financial condition or results of operation of the Company and Company Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent or materially impair or delay the performance by the Company prior to the Effective Time of its obligations to consummate the transactions contemplated by the Safeway Merger Agreement; provided, however, that any change, event, occurrence, development, effect, condition, circumstance or matter resulting from or relating to any of the following shall not be considered, or taken into account in determining whether there has been a Company Material Adverse Effect: (a) except as it relates to clause (ii) above, the pendency, negotiation, consummation or public announcement of the Merger, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, Governmental Entities or employees; (b) global or national economic, monetary or financial conditions, including changes or developments in credit markets (including changes in prevailing interest or exchange rates), financial or securities markets (including the disruption thereof and any decline in the price of any security or market index), or economic, business or regulatory conditions anywhere in the world; (c) national or international political or social conditions; (d) the commencement, continuation or escalation of a war, armed hostilities or other international or national emergency, calamity or act of terrorism or any weather-related or other force majeure event or natural disaster or act of God or other comparable events or the worsening thereof; (e) any change in applicable Laws, GAAP, applicable stock exchange listing requirements, accounting principles or in the interpretation or enforcement thereof, in each case, after the date of the Safeway Merger Agreement; (f) the industries in which the Company and the Company Subsidiaries operate; (g) any failure to meet any internal or external projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (except that the underlying cause of any such failure may be considered and taken into account in determining whether there has been a Company Material Adverse Effect); (h) any action taken or not taken by the Company or the Company Subsidiaries pursuant to the Safeway Merger Agreement (except as it relates to clause (ii) above) or at Ultimate Parent’s written request; (i) the identity of, or any facts or circumstances relating to, the Parent Entities or their respective Subsidiaries or (j) any change, event, occurrence, development, effect, condition, circumstance or matter arising out of or relating to any action taken in compliance with Section 5.9 of the Safeway Merger Agreement; provided, that the incremental extent of any disproportionate change, event, occurrence, development, effect, condition, circumstance or matter described in clauses (b), (c), (d), (e) or (f) with respect to the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated Persons in the food and drug retail business may be considered and taken into account in determining whether there has been a Company Material Adverse Effect.

“Compensation Period” shall have the meaning set forth in Section 2.6(c)(ii) hereto.

“Compliance Certificate” shall mean a compliance certificate in the form of Exhibit B hereto.

“Consolidated” shall mean, when used to modify a financial term, test, statement, or report of a Person, the application or preparation of such term, test, statement or report (as applicable) based upon the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated First Lien Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on property or assets of the

Albertson’s Group but excluding any such Indebtedness (other than obligations under the ABL Facility) in which the applicable Liens are expressly subordinated or junior to the Liens securing the Obligations, as of any date of determination to (b) EBITDA of the Albertson’s Group for the most recently ended Test Period on or prior to such date.

“Consolidated Interest Expense” shall mean, for any Test Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts, but excluding any non-cash or deferred interest or Swap Contract costs and (b) the portion of rent expense with respect to such period under Capital Lease Obligations that is treated as interest in accordance with GAAP, in each case of or by the Albertson’s Group for the most recently completed Test Period, all as determined on a Consolidated basis in accordance with GAAP.

“Consolidated Net Income” shall mean for any Test Period, the aggregate of the Net Income of the Albertson’s Group for such period, determined on a Consolidated basis in accordance with GAAP; provided, however, that:

(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses shall be excluded;

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Parent Borrower) shall be excluded;

(4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6) an amount equal to the maximum amount of tax distributions permitted to be made to the holders of Equity Interests of such Person or any parent company of such Person in respect of such period in accordance with Section 10.6(i) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(7) (a) the non-cash portion of “straight-line” rent expense shall be excluded and (b) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included;

(8) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of ASC 830 shall be excluded;

(9) the income (or loss) of any non-consolidated entity during such Test Period in which any other Person has a joint interest shall be excluded, except to the extent of the amount of cash dividends or other distributions actually paid in cash to any of Albertson’s Group during such period; and

(10) the income (or loss) of a Subsidiary during such Test Period and accrued prior to the date it becomes a Subsidiary of any of Albertson’s Group or is merged into or consolidated with any of Albertson’s Group or that Person’s assets are acquired by any of Albertson’s Group shall be excluded.

“Consolidated Non-cash Charges” shall mean, with respect to Albertson’s Group for any period, the aggregate depreciation, amortization, impairment, compensation, rent and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP (including non-cash charges resulting from purchase accounting in connection with the Original Closing Transactions, the Transactions or with any Acquisition or Disposition that is consummated after the Original Closing Date), but excluding (i) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period and (ii) the non-cash impact of recording the change in fair value of any embedded derivatives under ASC 815 and related interpretations as a result of the terms of any agreement or instrument to which such Consolidated Non-cash Charges relate.

“Consolidated Taxes” shall mean, with respect to Albertson’s Group on a consolidated basis for any period, provision for taxes based on income, profits or capital, including, without limitation, state franchise and similar taxes and including, without duplication, an amount equal to the amount of tax distributions actually made to the holders of Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.6(i), which shall be included as though such amounts had been paid as income taxes directly by such Person.

“Consolidated Total Debt” shall mean, as of any date of determination, (x) the aggregate principal amount of Indebtedness, including, without limitation, Capital Lease Obligations, of the Albertson’s Group outstanding on such date (with respect to the ABL Facility, the principal amount of Indebtedness of the Albertson’s Group outstanding on such date shall be based upon the amount drawn thereunder as of the applicable date of determination) minus (y) unrestricted cash and Cash Equivalents of the Albertson’s Group of up to $500,000,000 in aggregate principal amount (including cash restricted in favor of the Lenders and/or the lenders under the ABL Facility); provided that Consolidated Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder.

“Consolidated Total Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is then secured by Liens on property or assets of the Albertson’s Group as of any date of determination to (b) EBITDA of the Albertson’s Group for the most recently ended Test Period on or prior to such date.

“Consolidated Working Capital” shall mean, with respect to the Albertson’s Group on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; provided that, increases or decreases in Consolidated Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Contractual Obligation” shall mean, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness, Disqualified Stock or Preferred Stock of Holdings or any of its Subsidiaries in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Borrowers or the Guarantors, provided that:

(1) such Contribution Indebtedness shall be Indebtedness with a stated maturity later than the stated maturity of the Term Loans at such time, and

(2) such Contribution Indebtedness (a) is incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or part, existing Term Loans, or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a maturity no earlier, and a Weighted Average Life to Maturity equal to or greater, than 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (ii) such Indebtedness shall not have a greater principal amount (or accreted value, if applicable) than the principal amount (or accreted value, if applicable) of the Refinanced Debt plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with the refinancing, (iii) the terms and conditions of such Indebtedness (except as otherwise provided in clause (ii) above and with respect to pricing, rate floors, discounts, premiums and optional prepayment or redemption terms) are substantially identical to, or (taken as a whole) are no more favorable to the lenders or holders providing such Indebtedness, than those applicable to the Refinanced Debt being refinanced (except for covenants or other provisions applicable only to periods after the Latest Maturity Date at the time of incurrence of such Indebtedness) (provided that a certificate of a Responsible Officer delivered to the Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the requirement of this clause (iii) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a description of the basis upon which it disagrees)), and (iv) such Refinanced Debt shall be repaid, repurchased, retired, defeased or satisfied and discharged, and all accrued interest, fees, premiums (if any) and penalties in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Card Issuer” shall mean any Person (other than a Loan Party) who issues or whose members issue credit cards or debit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. or Discover Financial Services, Inc.

“Credit Card Processor” shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any Loan Party’s sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

“Credit Suisse” shall mean Credit Suisse AG, Cayman Islands Branch.

“Cumulative Credit” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:

(a) ~~the Cumulative Retained Excess Cash Flow Amount at such time; plus~~50% of Consolidated Net Income for the period (treated as one accounting period) beginning the first day of the fiscal quarter after May 31, 2016 to the end of the most recent Test Period; plus

(b) the cumulative amount of cash and Cash Equivalent proceeds from (i) the sale of Qualified Capital Stock of Holdings or of any direct or indirect parent of Holdings after the Escrow Release Date and on or prior to such time (including upon exercise of warrants or options) which proceeds have been contributed as common equity to the capital of Holdings and (ii) the Qualified Capital Stock of a Borrower (or of Holdings or of any direct or indirect parent of Holdings) issued upon conversion of Indebtedness incurred after the Escrow Release Date of Holdings or any Restricted Subsidiary owed to a Person other than Holdings or a Restricted Subsidiary, in the case of each of subclause (i) and subclause (ii), not previously applied for a purpose other than use in the Cumulative Credit; plus

(c) 100% of the aggregate amount of contributions to the common capital of Holdings (other than from a Restricted Subsidiary) received in cash and Cash Equivalents after the Escrow Closing Date;

(d) ~~[reserved];~~the Net Proceeds of the sale or other Disposition of any Unrestricted Subsidiary received by Holdings or any Restricted Subsidiary; plus;

(e) ~~[reserved];~~Investments of Holdings or any Restricted Subsidiary in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Holdings or any of the Restricted Subsidiaries (up to the greater of (i) the Fair Market Value of the Investments of Holdings and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the Fair Market Value of the original Investment by Holdings and its Restricted Subsidiaries in such Unrestricted Subsidiary); plus;

(f) ~~[reserved];~~to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received from Holdings or any Restricted Subsidiary from an Unrestricted Subsidiary;

(g) ~~[reserved];~~returns, profits, distributions and similar amounts received in cash or Permitted Investments by Holdings and the Restricted Subsidiaries made using the Cumulative Credit;

(h) minus any amount of the Cumulative Credit used to make Restricted Payments pursuant to Section 10.6(f) after the Escrow Release Date and prior to such time.

provided that the use of the Cumulative Credit shall be subject to compliance with a minimum Interest Coverage Ratio of at least 2.00 to 1.00, calculated on a Pro Forma Basis.

“Cumulative Retained Disposition Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to (a) the aggregate cumulative sum of the

Retained Disposition Amounts with respect to all Applicable Dispositions after the Escrow Release Date and prior to such date minus (b) any amount of the Cumulative Retained Disposition Amount used to make Restricted Payments pursuant to Section 10.6(c) after the Escrow Release Date and prior to such date.

“Cumulative Retained Excess Cash Flow Amount” shall mean, at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Percentage of Excess Cash Flow for all Excess Cash Flow Periods ending after the Escrow Release Date and prior to such date.

“Current Assets” shall mean, with respect to the Albertson’s Group on a consolidated basis at any date of determination, all assets (other than cash and Cash Equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Albertson’s Group as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits (but excluding assets held for sale, loans (permitted) to third parties, Pension Plan assets, deferred bank fees and derivative financial instruments).

“Current Liabilities” shall mean, with respect to the Albertson’s Group on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Albertson’s Group as current liabilities at such date of determination, other than (a) the current portion of any Indebtedness, (b) the current portion of interest, (c) accruals for current or deferred Taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves and (e) deferred revenue.

“DDA” shall mean each checking, savings or other demand deposit account maintained by any of the Loan Parties. All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

“Debt Fund Affiliate” shall mean any Affiliate of any ~~of the Equity Investors~~Sponsor that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course.

“Debt Refinancing” means all obligations under any Indebtedness of Safeway and its Subsidiaries other than Indebtedness set forth on Schedule 1.05 hereto shall have been repaid on the Escrow Release Date, and all Liens securing such indebtedness shall have been released.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean an act condition or event which with notice or passage of time or both would constitute an Event of Default.

~~“Designated Acquisition” shall mean any Acquisition that is not, in accordance with the agreement governing such Acquisition, subject to a financing contingency and that has been designated by the Parent Borrower in writing to the Agent as a “Designated Acquisition” which designation shall include a description of any Indebtedness (the “Designated Indebtedness”) expected to be incurred to finance such Designated Acquisition.~~

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by a Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 10.5.

“Discount Range” shall have the meaning set forth in Section 2.3(c)(ii) hereto.

“Discounted Prepayment Option Notice” shall have the meaning set forth in Section 2.3(c)(ii) hereto.

“Discounted Voluntary Prepayment” shall have the meaning set forth in Section 2.3(c)(i) hereto.

“Discounted Voluntary Prepayment Notice” shall have the meaning set forth in Section 2.3(c)(v) hereto.

“Disposition” or “Dispose” shall mean the sale, transfer, assignment, exclusive license, lease or other disposition (including any sale and leaseback transaction) (whether in one transaction or in a series of transactions) of any property by any Person, including (i) any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith and (ii) any sale, transfer, assignment, or other disposition of any Equity Interests of another Person, but, for the avoidance of doubt, not the issuance by such Person of its Equity Interests).

“Disqualified Stock” shall mean, with respect to any Person, any Equity Interests that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than solely for Equity Interests that do not constitute Disqualified Stock), pursuant to a sinking fund obligation or otherwise,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock at the option of the holder thereof, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the Latest Maturity Date; provided, however, that only the portion of Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Equity Interests is issued to any employee or to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require Holdings or its Subsidiaries to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock.

“Divested Properties” shall mean the stores required to be divested, transferred or otherwise sold by the Albertson’s Group in connection with the Safeway Acquisition pursuant to an agreement with or order issued by the Department of Justice, the Federal Trade Commission or similar regulatory authority.

“Dollar” and “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary of a Borrower that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Earn-Out Obligations” shall mean, with respect to any Acquisition, all obligations of any Loan Party or any Subsidiary thereof to make any cash earn-out payment, performance payment or similar obligation that is payable only in the event certain future performance goals are achieved with respect to the assets or business acquired pursuant to the documentation relating to such Acquisition, but excluding any working capital adjustments, indemnity obligations or payments for services or licenses provided by such sellers in such Acquisition.

“Eastern Division Assets” shall have the meaning given to such term in the recitals to this Agreement.

“Eastern Division Sale” shall mean the sale of the Eastern Division Assets to NAI pursuant to the Eastern Division Sale Agreement.

“Eastern Division Sale Agreement” shall have the meaning given to such term in the recitals to this Agreement.

“EBITDA” shall mean at any date of determination, an amount equal to the Consolidated Net Income of Albertson’s Group for the most recently completed Test Period plus, without duplication, to the extent the same was deducted in calculating such Consolidated Net Income:

(1) Consolidated Taxes; plus

(2) Consolidated Interest Expense; plus

(3) Consolidated Non-cash Charges; plus

(4) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor (or any accruals relating to such fees and related expenses) during such period to the extent otherwise permitted under Section 10.8; plus

(5) the Original Closing Date Transaction Payments and the Escrow Release Date Transaction Payments; plus

(6) any expenses or charges (other than Consolidated Non-cash Charges) related to any issuance of Equity Interests, Investment, Acquisition, Disposition, recapitalization or the incurrence or repayment or amendment of Indebtedness permitted to be incurred hereunder (including a refinancing thereof) (whether or not successful or meeting the dollar amount thresholds specified herein), including (i) such fees, expenses or charges related to the issuance of the Term Loans or ABL Facility Indebtedness, (ii) any amendment or other modification of this Agreement or other Indebtedness, and (iii) commissions, discounts, yield or other fees and charges (including any interest expense) related to any Qualified Receivables Financing; plus

(7) the amount of loss on sale of receivables and related assets to a Receivables Subsidiary in connection with a Qualified Receivables Financing; plus

(8) any costs or expense incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Parent Borrower or Safeway or the net cash proceeds of an issuance of Equity Interests of the Parent Borrower or Safeway (other than Disqualified Stock); plus

(9) the amount of any minority interest expense consisting of income of a Subsidiary attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in such period in calculating Consolidated Net Income, net of any cash distributions made to such third parties in such period; plus

(10) the amount of “run-rate” cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Borrower in good faith to be realized as a result of actions taken or expected to be taken during, or expected to be taken within 18 months of the end of, such period (calculated on a Pro Forma Basis as though such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (1) such cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies are reasonably identifiable and factually supportable, (2) no cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies may be added pursuant to this clause (10) to the extent duplicative of any expenses or charges relating thereto that are either excluded in computing Consolidated Net Income or included (i.e., added back) in computing EBITDA for such period, (3) such adjustments may be incremental to (but not duplicative of) pro forma adjustments made pursuant to Section 14.13 and (4) the aggregate amount of cost savings, operating expense reductions, restructuring charges and expenses and cost saving synergies added pursuant to this clause (10) shall not exceed (A) 25.0% of EBITDA for such four-quarter period plus (B) the amount of any such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies that would be permitted to be included in financial statements prepared in accordance with Regulation S-X under the Securities Act during such four-quarter period; plus

(11) Public Company Costs; plus

(12) any unusual, non-recurring or extraordinary expenses, losses or charges;

less, without duplication, (i) non-cash income or gain increasing Consolidated Net Income for such period, excluding any such items to the extent they represent (1) the reversal in such period of an accrual of, or reserve for, potential cash expense in a prior period, (2) any non-cash gains with respect to cash actually received in a prior period to the extent such cash did not increase Consolidated Net Income in a prior period or (3) items representing ordinary course accruals of cash to be received in future periods; plus (ii) any net gain from discontinued operations or net gains from the disposal of discontinued operations to the extent increasing Consolidated Net Income.

In addition, to the extent not already included in the Consolidated Net Income of Albertson’s Group, notwithstanding anything to the contrary in the foregoing, EBITDA shall include the amount of net cash proceeds received by Albertson’s Group from business interruption insurance.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as to any Loans of any Class, the effective yield on such Loans, taking into account the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the original stated life of such Loans and (y) the four years following the date of incurrence thereof) payable generally to Lenders making such Loans, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared ratably with all relevant Lenders and consent fees paid generally to consenting Lenders.

“Eligible Transferee” shall mean (a) a Person that is a Lender, a U.S. based Affiliate of a Lender or an Approved Fund; (b) any other Person with the prior written consent of (i) the Agent (such approval not to be unreasonably withheld) and (ii) unless an Event of Default under Section 11.1(a)(i), 11.1(a)(ii), 11.1(g) or 11.1(h) exists, the Parent Borrower (such approval by the Parent Borrower, when required, not to be unreasonably withheld or delayed and to be deemed given by the Parent Borrower if no objection is received by the assigning Lender and Agent from the Parent Borrower within the earlier to occur of (x) three (3) Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in Section 14.7 of this Agreement and acknowledged by the Parent Borrower or (y) five (5) Business Days after such notice has been provided to the Parent Borrower); provided that no consent of the Parent Borrower shall be required prior to the completion of primary syndication settlement of the Term B Loans; provided, further that no Person shall be an Eligible Transferee pursuant to this clause (b) if such Person is a direct competitor of any Loan Party identified in writing to the Agent by the Borrower prior to the effective time of the applicable assignment (unless at the time of assignment there is in process a liquidation of all or substantially all of the assets of the Parent Borrower, whether conducted by the Parent Borrower, Agent, a trustee for the Parent Borrower or a representative of creditors of the Parent Borrower), or is a Person identified as an ineligible transferee on a written list of such Persons that is delivered by the Parent Borrower to Agent prior to the Restatement Effective Date and (c) Sponsor, as provided in Section 14.7(h). Except as set forth in Section 2.3(c) and Section 14.7(h), no Loan Party shall be an Eligible Transferee. No natural person shall be an Eligible Transferee.

“Environmental Laws” shall mean any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials, air emissions and waste water discharges.

“Environmental Liability” shall mean any liability, obligation, damage, loss, claim, action, suit, judgment, order, fine, penalty, fee, expense, or cost, contingent or otherwise (including any liability for damages, natural resource damages, costs of environmental remediation, regulatory oversight fees, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equipment” shall have the meaning set forth in the UCC.

“Equity Contribution” shall mean the new cash contributions (directly or indirectly) by the ~~Equity Investors~~Sponsor to AB LLC, in an amount equal to $1,250,000,000 which will be contributed to Holdings as common and/or preferred equity of Holdings (provided that any such preferred equity shall be reasonably acceptable to the Arrangers).

“Equity Interests” shall mean with respect to any Person, all of the shares of capital stock of (or other ownership interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other ownership interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting.

~~“Equity Investors” shall mean (i) the Sponsors and any other Funds or managed accounts advised or managed by any Sponsor or any of a Sponsor’s Affiliates, and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Equity Investor specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Group”), so long as (1) each member of the Permitted Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than an Equity Investor specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Group.~~

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with Holdings within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by Holdings or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization (within the meaning of Title IV of ERISA); (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) with respect to a Pension Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, a failure to make by its due date a required installment under Section 430(j) of the Code with respect to a Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (g) a determination that a Pension Plan is, or is expected to be, in “at-risk” status (as defined in Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate.

“Escrow Account” shall mean the escrow account established with the Escrow Agent pursuant to the Escrow Agreement.

“Escrow Account Funds” shall mean all cash, securities and other property held in or credited to the Escrow Account.

“Escrow Agent” shall mean Wilmington Trust, National Association.

“Escrow Agreement” shall mean the Escrow Agreement dated as of the Restatement Effective Date among the Parent Borrower, the Agent and the Escrow Agent, substantially in the form of Exhibit P.

“Escrow Collateral” shall mean “Collateral” as defined in the Escrow Agreement.

“Escrow Release Date Transaction Payments” shall mean transaction closing fees in an aggregate amount of $35,000,000 payable contemporaneously with the Escrow Release Date to the Sponsor (directly, or indirectly through AB LLC) and to management of the Loan Parties.

“Escrow Release Conditions” shall mean, collectively, the conditions set forth in Section 4.3.

“Escrow Release Date” shall mean the date on which the conditions set forth in Section 4.3 are satisfied and the proceeds of the Term B-3 Loans and the Term B-4 Loans are released from the Escrow Account to the Parent Borrower.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate” (a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the ICE Benchmark Administration LIBOR Rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Credit Suisse and with a term equivalent to such Interest Period would be offered by Credit Suisse’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) ICE LIBOR, at approximately 11:00 a.m., London time determined on such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Credit Suisse’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination; provided, in each case, that Eurodollar Rate shall not be less than 1.00% per annum.

“Eurodollar Rate Loans” shall mean any Loans or portion thereof on which interest is payable based on the Eurodollar Rate in accordance with the terms hereof.

“Event of Default” shall mean the occurrence and continuation or existence of any event or condition described in Section 11.1 hereof after giving effect to the giving of any notice or any passage of time or both specified in such section with respect to such event or condition.

“Excess Cash Flow” shall mean, for any period, an amount equal to:

(a)	the sum, without duplication, of

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all Consolidated Non-cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital of the Albertson’s Group for such period (other than any such decreases arising from acquisitions or dispositions by the Albertson’s Group completed during such period including, without limitation, as a result of the Transactions), and

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Albertson’s Group during such period (other than sales in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income minus

(b)	the sum, without duplication, of

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges excluded pursuant to clauses (1) through (10) of the definition of “Consolidated Net Income,”

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Capital Expenditures accrued or made in cash during such period, to the extent that such Capital Expenditures or acquisitions were financed with Internally Generated Cash,

(iii) the aggregate amount of all principal payments of Indebtedness of the Albertson’s Group (including (A) the principal component of payments in respect of Capital Leases and (B) the amount of any scheduled repayment of Loans pursuant to Section 2.2 and any mandatory prepayment of Term Loans pursuant to Section 2.3(b)(ii) to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (X) all other voluntary and mandatory prepayments of Loans and (Y) all payments in respect of the ABL Credit Agreement or any other revolving credit facility made during such period (except to the extent there is an equivalent permanent reduction in commitments thereunder), to the extent financed with Internally Generated Cash,

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Albertson’s Group during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital of the Albertson’s Group for such period (other than any such increases arising from acquisitions or dispositions by the Albertson’s Group during such period including, without limitation, as a result of the Transactions),

(vi) scheduled cash payments by the Albertson’s Group during such period in respect of long-term liabilities of the Albertson’s Group other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior Fiscal Years, the amount of Investments and acquisitions made during such period by the Albertson’s Group pursuant to Section 10.2, and any expense for deferred compensation and bonuses, deferred purchase price or earn-out obligations paid in cash in connection with any such Investments or acquisitions, to the extent that such Investments and acquisitions were financed with Internally Generated Cash,

(viii) the amount of Restricted Payments paid during such period pursuant to Sections 10.6(e), 10.6(f)(x), 10.6(g) and 10.6(h) to the extent such Restricted Payments were financed with Internally Generated Cash,

(ix) the aggregate amount of expenditures actually made by the Albertson’s Group with Internally Generated Cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Albertson’s Group during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration including related fees and expenses required to be paid in cash by the Albertson’s Group pursuant to binding contracts or executed letters of intent (the “Contract Consideration”) entered into prior to or during such period relating to acquisitions and Investments permitted pursuant to Section 10.2, Permitted Acquisitions or Capital Expenditures or acquisitions of intellectual property to be consummated or made to the extent not expensed, plus any restructuring cash expenses, pension payments or tax contingency payments that have been added to Excess Cash Flow pursuant to clause (a)(ii) above required to be made, in each case during the period of four consecutive fiscal quarters of Holdings following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such acquisitions, Investments, Permitted Acquisitions, Capital Expenditures or acquisitions of Intellectual Property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period and any cash taxes to be paid within six months after the close of such Excess Cash Flow Period, (xiii) cash expenditures in respect of Swap Contracts during such Fiscal Year to the extent not deducted in arriving at such Consolidated Net Income and

(xiii) any payment of cash to be amortized or expensed over a future period and recorded as a long-term asset.

Notwithstanding anything in the definition of any term used in the definition of “Excess Cash Flow” to the contrary, all components of Excess Cash Flow shall be computed for the Albertson’s Group on a consolidated basis.

“Excess Cash Flow Period” shall mean each Fiscal Year of Holdings commencing with and including the Fiscal Year ending February 26, 2015 (but in the case of the Fiscal Year ending February 26, 2015, the period starting on the first day of the first full Quarterly Accounting Period commencing after the Escrow Release Date and ending February 26, 2015).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Term B-4 Commitment” means, with respect to a Term B-4 Lender, the agreement of such Term B-4 Lender to exchange the entire principal amount of its Term B-4 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Exchange Term B-4 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-5 Commitment” means, with respect to a Term B-5 Lender, the agreement of such Term B-5 Lender to exchange the entire principal amount of its Term B-5 Loans (or such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Exchange Term B-5 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-6 Commitment” means, with respect to a Term B-2 Lender or a Term B-3 Lender, the agreement of such Term B-2 Lender or Term B-3 Lender to exchange the entire principal amount of its Term B-2 Loans and/or or Term B-3 Loans (or, in each case, such lesser amount allocated to it by the Administrative Agent) for an equal principal amount of Exchange Term B-6 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-2 Lender” means a Term B-2 Lender with an Exchange Term B-2 Commitment to exchange its Term B-2 Loans into Exchange Term B-6 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-3 Lender” means a Term B-3 Lender with an Exchange Term B-3 Commitment to exchange Term B-3 Loans into Exchange Term B-6 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-4 Lender” means a Term B-4 Lender with an Exchange Term B-4 Commitment to exchange Term B-4 Loans into Exchange 2016-1 Term B-4 Loans on the Amendment No. 4 (B-6) Effective Date.

“Exchange Term B-5 Lender” means a Term B-5 Lender with an Exchange Term B-5 Commitment to exchange Term B-5 Loans into Exchange 2016-1 Term B-5 Loans on the Amendment No. 4 (B-6) Effective Date,

“Exchange 2016-1 Term B-4 Loan” means a Loan that is deemed made pursuant to Section 2.1(b).

“Exchange 2016-1 Term B-5 Loan” means a Loan that is deemed made pursuant to Section 2.1(c).

“Exchange Term B-6 Loan” means a Loan that is deemed made pursuant to Section 2.1(d).

“Exchanged Term B-2 Loan” means each Term B-2 Loan as to which the Lender thereof has consented to exchange into an Exchange Term B-6 Loan and the Administrative Agent has allocated into an Exchange Term B-6 Loan.

“Exchanged Term B-3 Loan” means each Term B-3 Loan as to which the Lender thereof has consented to exchange into an Exchange Term B-6 Loan and the Administrative Agent has allocated into an Exchange Term B-6 Loan.

“Exchanged Term B-4 Loan” means each Term B-4 Loan as to which the Lender thereof has consented to exchange into an Exchange 2016-1 Term B-4 Loan and the Administrative Agent has allocated into an Exchange 2016-1 Term B-4 Loan.

“Exchanged Term B-5 Loan” means each Term B-5 Loan as to which the Lender thereof has consented to exchange into an Exchanged 2016-1 Term B-5 Loan and the Administrative Agent has allocated into an Exchange 2016-1 Term B-5 Loan.

“Excluded Contributions” means the net cash proceeds, property or assets received by Holdings or its Restricted Subsidiaries from:

(1) contributions to its common equity capital, and

(2) the issuance or sale (other than to a Restricted Subsidiary of Holdings or to Holdings or Restricted Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Equity Interests of Holdings.

“Excluded Property” has the meaning ascribed to such term in the Security Agreement.

“Excluded Subsidiary” shall mean (a) any Immaterial Subsidiary, (b) any Subsidiary acquired following the Original Closing Date that is prohibited from guaranteeing the Obligations by applicable Law or Contractual Obligations that are in existence at the time of acquisition and not entered into in contemplation thereof or if guaranteeing the Obligation would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval license or authorization has been obtained), (c) any Foreign Subsidiary, (d) any Domestic Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes and that has no material assets other than the stock of one or more Foreign Subsidiaries that are CFCs, (e) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (f) any non-for-profit Subsidiaries, (g) any Unrestricted Subsidiaries, (h) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (i) any Real Estate Financing Loan Party, (j) at Parent Borrower’s election, any Domestic Subsidiary that is not a wholly owned Subsidiary of Holdings, (k) any Captive Insurance Subsidiary, and (l) any other Subsidiary with respect to which, in the reasonable judgment of the Agent and the Parent Borrower, the burden or cost (including any adverse tax consequences) of providing the guarantee shall outweigh the benefits to be obtained by the Lenders therefrom; provided that no Subsidiary that guarantees the ABL Credit Agreement, Permitted Ratio Debt, ~~Permitted Notes~~Incremental Equivalent Debt, Credit Agreement Refinancing Indebtedness or any other Junior Financing shall be deemed to be an Excluded Subsidiary at any time any such guarantee is in effect; provided further that in no event shall any Co-Borrower be an Excluded Subsidiary.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time such guarantee or grant of a security interest by such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Financing Agreement, (a) taxes imposed on or measured by such recipient’s net income (however denominated), franchise taxes and branch profits taxes, in each case imposed by a jurisdiction as a result of such recipient being organized or having its principal office located in or, in the case of any Lender, having its applicable Lending Office located in, such jurisdiction or as a result of any other present or former connection between such recipient and such jurisdiction (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, and/or enforced, any Financing Agreements, or sold or assigned any interest in any Loan or Financing Agreement), (b) in the case of a Lender (other than any Lender becoming a party hereto pursuant to a request by any Loan Party under Section 6.2), any U.S. federal withholding tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to Section 6.1, (c) any taxes attributable to a Lender’s failure to comply with Section 6.1(d), and (d) any U.S. federal withholding taxes imposed under FATCA.

“Executive Order” shall have the meaning set forth in Section 8.20.

“Existing Debt Facility” shall mean the Term Loan Agreement, dated as of March 21, 2013, by and among the Parent Borrower, Holdings, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as agent, as amended, restated, amended and restated or otherwise modified before the Escrow Release Date.

“Existing Mortgaged Property” shall mean each Mortgaged Property encumbered by a Mortgage as of the date hereof.

“Existing Safeway Debentures” shall mean, to the extent not otherwise retired, repaid, redeemed, discharged or defeased, Safeway’s 7.45% Debentures due 2027 and 7.25% Debentures due 2031.

“Existing Safeway Notes” shall mean, to the extent not otherwise retired, repaid, redeemed, discharged or defeased, Safeway’s 5.00% Senior Notes due 2019, 3.95% Notes due 2020, 4.75% Senior Notes due 2021 and not more than $80,000,000 in principal amount of Safeway’s 3.40% Senior Notes due 2016 and not more than $100,000,000 in principal amount of Safeway’s 6.35% Senior Notes due 2017.

“Existing Term Loan Tranche” shall have the meaning set forth in Section 2.10(a) hereto.

“Existing Term Loans” shall have the meaning set forth in Section 2.10(a) hereto.

“Extended Term Loan” shall have the meaning set forth in Section 2.10(a) hereto.

“Extending Term Lender” shall have the meaning set forth in Section 2.10(b) hereto.

“Extension Amendment” shall have the meaning set forth in Section 2.10(c) hereto.

“Extension Election” shall have the meaning set forth in Section 2.10(b) hereto.

“Facility” shall mean the Term B-2 Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the 2016-1 Term B-4 Loans, the 2016-1 Term B-5 Loans, the Term B-6 Loans, a given Refinancing Series of Refinancing Term Loans, a given Term Loan Extension Series of Extended Term Loans or a given Class of Incremental Term Loans, as the context may require.

“Fair Market Value” shall mean, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as determined by the Parent Borrower in its good faith discretion. Fair Market Value may be (but need not be) conclusively established by means of an officer’s certificate or resolutions of the Board of Directors of the Parent Borrower setting out such Fair Market Value as determined by such Officer or such Board of Directors in good faith.

“Farm Products” shall mean crops, livestock, supplies used or produced in a farming operation and products of crops or livestock and including farm products as such term is defined in the Food Security Act and the UCC.

“FATCA” shall mean Sections 1471 through 1474 of the Code as in effect on the Original Closing Date (and as amended or successor version thereof that is substantively comparable and not materially more onerous to comply with), any current or future United States Treasury Department regulations or other official administrative interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the current Code (or any amended or successor version described above) and any intergovernmental agreements (and any related laws or official administrative guidance) implementing the foregoing.

“Federal Funds Effective Rate” shall mean on any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average rate charged to Credit Suisse on such day on such transactions, as determined in good faith by Credit Suisse.

“Fee Letter” shall mean the second amended and restated Fee Letter agreement, dated April 3, 2014, as amended on April 24, 2014, by and among Holdings, the Arrangers, the Co-Documentation Agents, Bank of America, N.A., Credit Suisse, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank AG New York Branch, PNC Bank National Association, U.S. Bancorp Investments, Inc., U.S. Bank National Association and SunTrust Bank.

“Financing Agreements” shall mean, collectively, this Agreement, the Collateral Documents, and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, other intercreditor agreements and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Loan Party in connection with this Agreement.

“Fiscal Intermediary” shall mean any qualified insurance company or other Person that has entered into an ongoing relationship with any Governmental Authority to make payments to payees under Medicare, Medicaid or any other federal, state or local public health care or medical assistance program pursuant to any of the Health Care Laws.

“Fiscal Month” shall mean any four (4) week Accounting Period of Holdings.

“Fiscal Year” shall mean, subject to Section 10.10, any period of 13 consecutive Accounting Periods ending on or about the Thursday closest to the last day of February of each calendar year.

“Fixtures” shall have the meaning set forth in the UCC.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968, (ii) the Flood Disaster Protection Act of 1973, (iii) the National Flood Insurance Reform Act of 1994, (iv) the Flood Insurance Reform Act of 2004, (v) the Biggert-Waters Flood Insurance Reform Act of 2012 and (vi) the Homeowner Flood Insurance Affordability Act of 2014, as now or hereafter in effect, or, in each case, any successor statute thereto.

“Food Security Act” shall mean the Food Security Act of 1985, 7 U.S.C. Section 1631 et. seq., as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“Foreign Assets Control Regulations” shall have the meaning set forth in Section 8.20 hereto.

“Foreign Lender” shall mean any Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” shall mean any Subsidiary of a Borrower which is not a Domestic Subsidiary.

“FRB” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

“Funding Bank” shall have the meaning set forth in Section 3.3(a) hereof.

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” shall mean any nation or government, any state, county, provincial, municipal, local or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any agency, authority or instrumentality (including any bilateral or multilateral agency authority or instrumentality formed by treaty) exercising executive, legislative, judicial, regulatory, administrative, military, peacekeeping or police powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” shall have the meaning set forth in Section 14.7(k) hereto.

“Guaranteed Obligations” shall have the meaning set forth in Section 14.12(a) hereto.

“Guarantor Allocable Percentage” shall have the meaning set forth in Section 14.12(c)(ii) hereof.

“Guarantors” shall mean Holdings and the Subsidiaries of Holdings (other than any (i) Restricted Subsidiary that has been designated as a Co-Borrower and (ii) Excluded Subsidiary) and any other Subsidiary that issues a Guarantee of the Obligations after the Escrow Release Date.

“Guaranty” shall mean, collectively, the guaranty of the Guaranteed Obligations by the Guarantors pursuant to Section 14.12 of this Agreement.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature which in each case are regulated pursuant to, or which could not reasonably be expected to result in liability under, any Environmental Law.

“Health Care Laws” shall mean all federal, state and local laws, rules, regulations, interpretations, guidelines, ordinances and decrees primarily relating to patient healthcare, any health care provider, medical assistance and cost reimbursement program, as now or at any time hereafter in effect, including, but not limited to, the Social Security Act, the Social Security Amendments of 1972, the Medicare-Medicaid Anti-Fraud and Abuse Amendments of 1977, the Medicare and Medicaid Patient and Program Protection Act of 1987, HIPAA, the Federal False Claim Act, the Federal Anti-Kickback Statute, and the Patient Protection and Afford Care Act, as amended.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information, Technology, Economic and Clinical Health Act of 2009 (HITECH), as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules and regulations thereunder.

“HIPAA Compliance Date” has the meaning set forth in Section 8.29 hereto.

“HIPAA Compliance Plan” has the meaning set forth in Section 8.29 hereto.

“HIPAA Compliant” has the meaning set forth in Section 8.29 hereto.

“Holdings” shall have the meaning assigned to such term in the introductory paragraph herein.

“Immaterial Subsidiary” means each Restricted Subsidiary designated in writing by the Parent Borrower to the Agent at any time or from time to time as an Immaterial Subsidiary, that, as of the last day of the Fiscal Year of Holdings most recently ended, or, if organized or acquired after the end of such Fiscal Year, at the date of designation, had revenues or total assets for such year in an amount that is less than 2.0% of the consolidated revenues or total assets, as applicable, of Holdings and its Restricted Subsidiaries for such year (which, for any Immaterial Subsidiary or proposed Immaterial Subsidiary organized or acquired since such date, shall be determined on a pro forma basis as if such Subsidiary were in existence or acquired on such date); provided that all such Immaterial Subsidiaries, taken together, as of the last day of the Fiscal Year of Holdings most recently ended, shall not have revenues or total assets for such year in an amount that is equal to or greater than 5.0% of the consolidated revenues or total assets, as applicable, of Holdings and its Restricted Subsidiaries for such year (which, for any Immaterial Subsidiary or proposed Immaterial Subsidiary organized or acquired since such date, shall be determined on a pro forma basis as if such Subsidiary were in existence on such date). Any Restricted Subsidiary that executes a Guarantee of the Obligations shall not be deemed an Immaterial Subsidiary and shall be excluded from the calculations above.

“Increased Amount Date” shall have the meaning set forth in Section 2.8(a) hereto.

“Incremental Amendment” shall mean an Incremental Amendment among the applicable Borrower, the Agent and one or more Incremental Term Lenders entered into pursuant to Section 2.8.

“Incremental Amount” shall mean the sum of (x) ~~$750,000,000~~(i) $750,000,000 plus voluntary prepayments of the Loans (other than prepayments funded with the proceeds of long-term Indebtedness (other than the prepayment of the Term B-2 Loans and Term B-3 Loans prior to the Amendment No. 4 (B-6) Effective Date)) pursuant to Section 2.3(a) or (c) made on or prior to the date of determination (plus accrued interest, fees, premiums (if any) and penalties thereon and reasonable fees and expenses associated with such voluntary prepayments), plus (y) an unlimited amount as long as, at the time of the incurrence and after giving pro forma effect thereto, the Consolidated First Lien Net Leverage Ratio would be less than 3.75:1.00 (assuming that all Incremental Term Loans are secured on a first-priority basis whether or not so secured and shall be deemed to constitute Consolidated Total Debt and excluding the cash proceeds of any such Incremental Term Loans for the purposes of netting) with the Parent Borrower being permitted to determine whether the Incremental Term Loan Commitments are obtained under clause (x) or (y) of this definition; minus (z) the aggregate outstanding principal amount of Incremental Equivalent Debt; provided that at the time of incurrence in no event shall the aggregate principal amount of Incremental Term Loans together with the principal amount of ~~Permitted Notes~~Incremental Equivalent Debt exceed such Incremental Amount.

“Incremental Equivalent Debt” shall mean secured or unsecured Indebtedness of the Albertsons Group in the form of senior secured first lien term loans or notes or junior lien term loans or notes, subordinated term loans or notes or senior unsecured term loans or notes, or any bridge facility; provided that: (a) the terms of such debt securities do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date at the time of incurrence of such debt securities (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) other than with respect to a customary bridge facility, the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent Borrower and its Restricted Subsidiaries than those in this Agreement unless (i) the Term Lenders holding the Term B Loans also receive the benefit of such restrictive terms, (ii) such terms are not effective until the Latest Maturity Date of the then existing Term B Loans or (iii) such other terms are reasonably satisfactory to the Agent; provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least three Business Days (or such shorter period as the Agent may reasonably agree) prior to the incurrence of such Incremental Equivalent Debt, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (c) no Subsidiary of Holdings (other than the Parent Borrower, a Co-Borrower or Guarantor) shall be an obligor, (d) no Incremental Equivalent Debt shall be secured by any collateral other than the Collateral, (e) such Indebtedness has an aggregate principal amount not to exceed the Incremental Amount as of the date of incurrence and (f) such Incremental Equivalent Debt shall be subject to the requirements set forth in the second proviso of Section 2.8(b) to the extent such Indebtedness is in the form of term loans (other than a customary bridge facility) that are secured on a pari passu basis with the Term Loans.

“Incremental Term Lender” shall mean a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” shall mean the commitment of any Lender, established pursuant to Section 2.8, to make Incremental Term Loans to a Borrower.

“Incremental Term Loans” shall mean Terms Loans made by one or more Lenders to a Borrower pursuant to Section 2.8. Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.8 and provided for in the relevant Incremental Amendment, Other Term Loans.

“Incur” shall mean issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Equity Interests of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade payables and similar obligations) which purchase price is due more than one year after the later of the date of placing the property in service or taking delivery and title thereto;

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that the amount of such Indebtedness will be the lesser of the Fair Market Value of such asset at such date of determination, and the amount of such Indebtedness of such other Person;

(e) all Attributable Indebtedness of such Person;

(f) all obligations of such Person in respect of Disqualified Stock; and

(g) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person of the type described in clauses (a) through (f) (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

; provided, that obligations under or in respect of Receivables Financings or Hedging Obligations shall be deemed not to constitute Indebtedness. The amount of any Indebtedness that has been defeased or for which funds have been irrevocably deposited with the applicable trustee for redemption shall be deemed to be $0. Accrual of interest, the accretion of accreted value, the amortization or accretion of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be Indebtedness. Guarantees of, or obligations in respect of letters of credit bankers’ acceptances or similar instruments relating to, or Liens securing, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness, provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant. Indebtedness that is cash collateralized shall not be deemed to be Indebtedness hereunder to the extent of such cash collateralization.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning set forth in Section 12.5 hereof.

“Independent Financial Advisor” shall mean an accounting, appraisal or investment banking firm of nationally recognized standing.

“Information” shall have the meaning set forth in Section 14.5(a) hereto.

“Intellectual Property” shall mean United States and non-United States: (a) patents and patent applications; (b) trademarks, service marks, trade names, trade dress, business names, designs, logos, indicia of origin, and other source and/or business identifiers; (c) Internet domain names and associated websites; (d) copyrights, including copyrights in computer software; (e) industrial designs, databases, data, trade secrets, know-how, technology, unpatented inventions and other confidential or proprietary information; (f) all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; (g) all tangible and intangible property embodying the copyrights and unpatented inventions (whether or not patentable); (h) license agreements related to any of the foregoing and income therefrom; (i) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; (j) all other intellectual property; and (k) all common law and other rights throughout the world in and to all of the foregoing.

“Intercreditor Agreements” shall mean the ABL Intercreditor Agreement together with the Term Loan Intercreditor Agreement.

“Interest Coverage Ratio” shall mean, as of any date of determination, the ratio of (a) EBITDA to (b) Consolidated Interest Expense, in each case, of the Albertson’s Group for the most recently ended Test Period on or prior to such date.

“Interest Period” shall mean, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one week or one, two, three or six months thereafter or, to the extent agreed by each Lender of such Eurodollar Rate Loan, twelve months, as selected by the applicable Borrower in its Committed Loan Notice; provided that~~:~~, notwithstanding the foregoing, any Interest Period may end on a date that is less than one week from the commencement of such period if mutually agreed upon by the Parent Borrower and Agent; provided further.

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interest Rate” shall mean,

(a) Subject to clause (b) of this definition below:

(i) as to Base Rate Loans, a rate equal to the then Applicable Margin for Base Rate Loans under the applicable Facility on a per annum basis plus the Base Rate, and

(ii) as to Eurodollar Rate Loans, a rate equal to the then Applicable Margin for Eurodollar Rate Loans under the applicable Facility on a per annum basis plus the Eurodollar Rate.

(b) Notwithstanding anything to the contrary contained herein, Agent may, at its option, and Agent shall, at the direction of the Required Lenders, increase the Applicable Margin otherwise used to calculate the Interest Rate for Base Rate Loans and Eurodollar Rate Loans, by two percent (2%) per annum, with respect to any portion of the Loans and other Obligations outstanding that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until such amount due is paid in full.

“Internally Generated Cash” shall mean, with respect to any Person, cash funds of such Person and its Restricted Subsidiaries not constituting (x) proceeds of the issuance of (or contributions in respect of) Equity Interests of such Person and (y) proceeds of the incurrence of Indebtedness (other than extensions of credit under the ABL Facility or any other revolving credit or similar facility) by such Person or any of its Restricted Subsidiaries.

“Inventory” has the meaning given that term in the UCC, and shall also include, without limitation, all: (a) goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) goods of said description in transit; (c) goods of said description which are returned, repossessed or rejected; and (d) packaging, advertising, and shipping materials related to any of the foregoing.

“Investment” shall mean, as to any Person, any direct or indirect acquisition or investment by such Person in another Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, (c) any Acquisition, or (d) any other investment of money or capital in another Person in order to obtain a profitable return. For purposes of covenant compliance, the amount of any outstanding Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, net of any repayments thereof.

“IPO Reorganization” shall mean the transactions taken in connection with and reasonably related to the consummation of an initial public offering of the common Equity Interests of Holdings or any parent of Holdings so long as that after giving effect to all such transactions the security interests of the Lenders in the Collateral and Guarantees of the Secured Obligations, taken as whole, would not be materially impaired.

“Junior Financing” shall have the meaning set forth in Section 10.11(a) hereto.

“Latest Maturity Date” shall mean, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Commitment, any Extended Term Loan or any Incremental Term Loans, in each case as extended in accordance with this Agreement from time to time.

“Laws” shall mean, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“Lease” shall mean any written agreement, pursuant to which a Loan Party is entitled to the use or occupancy of any real property for any period of time.

“Lender Participation Notice” shall have the meaning set forth in Section 2.3(c)(iii) hereto.

“Lenders” shall mean the financial institutions who are signatories hereto as Lenders, other persons made a party to this Agreement as a Lender in accordance with Section 14.7 hereof and any other persons made a party to this Agreement as a Lender in accordance with the terms of this Agreement, and their respective successors and assigns.

“Lending Office” shall mean, with respect to any Lender, the office of such Lender maintaining such Lender’s Loan.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purpose of this Agreement, each Person shall be deemed to be the owner of any property that it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes. In no event shall the term “Lien” be deemed to include any license of Intellectual Property unless such license contains a grant of a security interest in such Intellectual Property.

“Liquidity Condition” shall mean, at any time, the sum of (x) unrestricted cash and Cash Equivalents of the Albertson’s Group (including cash restricted in favor of the Lenders and/or the lenders under the ABL Facility) and (y) undrawn and then available amounts under the ABL Facility, to the extent such sum equals or exceeds $450,000,000.

“Loan” shall mean an extension of credit under Section 2 by a Lender to a Borrower in the form of a Term Loan.

“Loan Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio.

“Loan-to-Value Ratio” shall mean, as of any date, the ratio of (a)(x) in the case of Indebtedness to be secured by a Lien ranking pari passu with the Liens securing the Obligations, the total amount of Consolidated Total Debt included in clause (a) of the definition of “Consolidated First Lien Net Leverage Ratio” and (y) in the case of Indebtedness to be secured by a Lien ranking junior to the Liens securing the Obligations, the total amount of Consolidated Total Debt secured by any Liens on assets of Holdings and its Restricted Subsidiaries (in each case, as applicable, the “Loan Component”) to (b) the aggregate amount of the Valuations for each of the Mortgaged Properties that has been completed in the 18 calendar month period immediately prior to such date (the “Value Component”). On the Escrow Release Date, the Value Component shall be an amount to be provided by the Parent Borrower to the Agent pursuant to an officer’s certificate in form and substance reasonably satisfactory to the Agent setting forth the Value Component and the basis of such valuation and, which shall be calculated using the same methodology used to calculate the Value Component under the Existing Debt Facility.

“Loan Parties” shall mean collectively the Borrowers and each Guarantor (other than Holdings).

“LTIP Agreements” shall mean the AB Acquisition LLC Long Term Incentive Plan, as amended and the AB Acquisition LLC Senior Executive Retention Plan, as amended.

“Management Services Agreement” shall mean the Management Services Agreement by and between AB Management Services Corp. and the Parent Borrower, dated as of the Original Closing Date, as the same may be hereafter amended, modified, supplemented, extended, renewed, restated, or replaced, in each case so long as not materially adverse to the Lenders.

“Margin Stock” shall have the meaning set forth in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities, or financial condition of the Loan Parties and their Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Agent or any Lender under the Financing Agreements, or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Financing Agreements; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties, taken as a whole, of this Agreement or the Collateral Documents.

“Material Contract” shall mean with respect to any Person, each contract (other than the Financing Agreements) to which such Person is a party as to which the breach, nonperformance, or cancellation by any party thereto would have a Material Adverse Effect.

“Material Indebtedness” shall mean Indebtedness (other than the Obligations) of the Loan Parties in an aggregate principal amount exceeding $150,000,000. For purposes of determining the amount of Material Indebtedness at any time, (a) undrawn committed or available amounts shall be excluded and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included.

“Material Real Property” shall mean (i) any fee owned or ground leased real property, as the case may be, of any Loan Party with a Fair Market Value of $500,000 or greater (at the Original Closing Date or, with respect to real property acquired after the Original Closing Date, at the time of acquisition, in each case, as determined by the most recent appraisal undertaken by an independent appraiser engaged by the Parent Borrower and reasonably acceptable to the Agent) or, (ii) solely in the case of real property acquired following the Amendment No. 4 (B-6) Effective Date, any fee owned or ground leased real property, as the case may be, of any Loan Party with a Fair Market Value of $3,000,000 or greater (determined at the time of acquisition, as determined by the most recent appraisal undertaken by an independent appraiser engaged by the Parent Borrower and reasonably acceptable to the Agent); provided, however, no “surplus property” as determined in good faith by the Parent Borrower or Excluded Property shall constitute Material Real Property.

“Maturity Date” shall mean the Term B-2 Maturity Date, Term B-3 Maturity Date, the Term B-4 Maturity Date, the Term B-5 Maturity date, the 2016-1 Term B-4 Maturity Date, the 2016-1 Term B-5 Maturity Date, the Term B-6 Maturity Date or the stated maturity date of any other Facility, as the case may be.

“Maximum Rate” shall have the meaning set forth in Section 14.16 hereto.

“Medicaid” shall mean the health care program jointly financed and administered by the federal and state governments under Title XIX of the Social Security Act.

“Medicare” shall mean the health care program under Title XVIII of the Social Security Act.

“Merger Sub” shall have the meaning set forth in the Preamble hereto.

“MoneyGram” shall mean MoneyGram Payment Systems, Inc., together with its successors and assigns.

“MoneyGram Agreement” shall mean that certain Master Trust Agreement, from time to time in effect, by and between the Parent Borrower and MoneyGram.

“Moody’s” shall mean Moody’s Investors Services, Inc. and any successor thereto.

“Mortgage” shall mean a deed of trust, trust deed, deed to secure debt, mortgage, leasehold mortgage or leasehold deed of trust, in form and substance reasonably satisfactory to the Agent and its counsel and covering a Mortgaged Property (together with the fixture filings and Assignments of Leases and Rents referred to therein), duly executed by the appropriate Loan Party.

“Mortgaged Property” shall mean (a) the fee owned and ground leased real property identified on Schedule 8.4(b)(1) and Schedule 8.4(b)(2) hereto and Schedule 7(a)(ii) to the Perfection Certificate, as amended and restated as of the Escrow Release Date and as further supplemented pursuant to Section 9.21 hereto, and (b) each Material Real Property, if any, which shall be subject to a Mortgage delivered after the Escrow Release Date pursuant to Section 9.8 and Section 9.9.

“Multiemployer Plan” shall mean any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Holdings or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NAI” shall mean New Albertson’s, Inc., an Ohio corporation.

“NAI Purchase Agreement” shall mean the Stock Purchase Agreement dated as of January 10, 2013 by and among SVU, AB LLC, and NAI.

“NAI Services Agreement” shall mean the Services Agreement by and between NAI and Parent Borrower dated as of the Original Closing Date, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, in each case so long as not materially adverse to the Lenders.

“Net Income” shall mean, with respect to the Albertson’s Group, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” shall mean:

(a) 100% of the cash proceeds actually received by a Borrower or any of their Restricted Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but in each case only as and when received) from any Disposition or Casualty Event, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) any amount required to repay (x) Indebtedness (other than pursuant to the Financing Agreements or under any Bank Products or Cash Management Services) that is secured by a Lien on the assets disposed of and which ranks prior to the Lien securing the Obligations or (y) Indebtedness or other obligations of any Restricted Subsidiary that is disposed of in such transaction, (iii) in the case of any Disposition or Casualty Event by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to non-controlling interests or not available for distribution to or for the account of a Borrower or a wholly owned Restricted Subsidiary as a result thereof, (iv) taxes paid or reasonably estimated to be payable as a result thereof, and (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) above) (x) related to any of the applicable assets and (y) retained by a Borrower or any of its Restricted Subsidiaries including, without limitation, Pension Plan and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Disposition or Casualty Event occurring on the date of such reduction); provided that, if no Specified Default exists at the time of the proposed reinvestment (or such proposed reinvestment is made pursuant to a binding commitment entered into at a time when no Specified Default was continuing), the Borrowers and their Restricted Subsidiaries may reinvest any portion of such proceeds (other than proceeds from any disposition of Divested Properties) in assets (other than current assets) useful for its business within 12 months of such receipt, and such portion of such proceeds shall not constitute Net Proceeds except to the extent such proceeds are not so used or contractually committed to be so used within 12 months of such receipt (it being understood that if any portion of such proceeds are not so used within such 12 month period but within such 12-month period are contractually committed to be used, then upon the termination of such contract or if such Net Proceeds are not so used within 18 months of initial receipt, such remaining portion shall constitute Net Proceeds as of the date of such termination or expiry without giving effect to this proviso; provided, however, that such reinvested amount shall not exceed $750,000,000 in any Fiscal Year); provided, further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless (x) such proceeds net of the amounts described in clauses (i) through (v) above shall exceed $7,500,000 or (y) the aggregate amount of such net proceeds from dispositions resulting in net proceeds in excess of the threshold set forth in the foregoing clause (x) exceeds $150,000,000 in any Fiscal Year (and thereafter only net cash proceeds in excess of the amount specified in clause (y) of this proviso shall constitute Net Proceeds under this clause (a)), and

(b) 100% of the cash proceeds from the incurrence, issuance or sale by a Borrower or any of its Restricted Subsidiaries of any Indebtedness, net of all taxes paid or reasonably estimated to be payable as a result thereof and fees (including investment banking fees and discounts), commissions, costs and other expenses, in each case incurred in connection with such incurrence, issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to a Borrower or any Restricted Subsidiary shall be disregarded.

“Non-Consenting Lender” shall have the meaning set forth in Section 12.3(c).

“Non-Debt Fund Affiliate” shall mean an Affiliate of Holdings that is not a Debt Fund Affiliate or a Purchasing Borrower Party.

“Non-Exchanged Term B-2 Loan” means each Term B-2 Loan other than an Exchanged Term B-2 Loan.

“Non-Exchanged Term B-3 Loan” means each Term B-3 Loan other than an Exchanged Term B-3 Loan.

“Non-Exchanged Term B-4 Loan” means each Term B-4 Loan other than an Exchanged Term B-4 Loan.

“Non-Exchanged Term B-5 Loan” means each Term B-5 Loan other than an Exchanged Term B-5 Loan.

“NPL” shall mean the National Priorities List under CERCLA.

“Obligations” shall mean (i) any and all Term Loans and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Loan Party to Agent or any Lender, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to such Loan Party under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured and (ii) the Other Liabilities.

“Offered Loans” shall have the meaning set forth in Section 2.3(c)(iii) hereto.

“Organization Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity; and (d) in each case, all shareholder or other equity holder agreements, voting trusts and similar arrangements to which such Person is a party or which is applicable to its Equity Interests and all other arrangements relating to the Control or management of such Person.

“Original Closing Date” shall mean March 21, 2013.

“Original Closing Date Transaction Payments” shall mean transaction closing fees in aggregate amount of $20,000,000 payable contemporaneously with the Original Closing Date to the Sponsor (directly, or indirectly through AB LLC) and to management of the Parent Borrower.

“Original Closing Date Transactions” shall mean “Transactions” as defined in the Existing Debt Facility.

“Other Applicable Indebtedness” shall have the meaning set forth in Section 2.3(b)(ii) hereto.

“Other Liabilities” means any obligation on account of (a) any Cash Management Services furnished to any of the Loan Parties and/or (b) any Bank Product furnished to any of the Loan Parties, as each may be amended from time to time, but in each case only if and to the extent that the provider of such Bank Product or Cash Management Service has furnished the Agent with notice thereof as required under Section 13.12 hereof.

“Other Taxes” shall mean all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies, arising from any payment made hereunder or under any other Financing Agreement or from the execution, delivery or enforcement of, or otherwise with respect to this Agreement or any other Financing Agreement, excluding, however, any such amounts imposed as a result of an assignment (“Assignment Taxes”), but only to the extent such Assignment Taxes (i) do not relate to an assignment made at the request of the Parent Borrower pursuant to Section 6.2 and (ii) are imposed as a result of a present or former connection between the assignor or assignee and the jurisdiction imposing such Tax (other than a connection arising from such assignor or assignee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced, any Financing Agreement, or sold or assigned an interest in any Loan or Financing Agreement.

“Other Term Loan Commitments” shall mean one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.

“Outstanding Amount” shall mean, on a particular date, the outstanding principal amount of Term Loans after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Overnight Rate” shall mean, for any day, the greater of the Federal Funds Effective Rate and an overnight rate determined by the Agent in accordance with banking industry rules on interbank compensation.

“PACA” shall mean the Perishable Agriculture Commodities Act, 1930 and all regulations promulgated thereunder, as amended from time to time.

“Parent Borrower” shall have the meaning set forth in the introductory paragraph hereto.

“Parent Borrower Materials” shall have the meaning set forth in Section 9.6(c) hereto.

“Participant” shall mean any financial institution that acquires and holds participation in the interest of any Lender in any of the Loans in conformity with the provisions of Section 14.7 of this Agreement governing participations.

“Participant Register” shall have the meaning set forth in Section 14.7(e) hereto.

“PASA” shall mean the Packers and Stockyard Act, 1921 and all regulations promulgated thereunder, as amended from time to time.

“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56).

“Paying Guarantor” shall have the meaning set forth in Section 14.12(c).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“PCAOB” shall mean the Public Company Accounting Oversight Board or any successor organization thereto.

“PDC” shall mean the subsidiaries of Safeway comprised of (i) Property Development Centers LLC, (ii) PDC I, Inc., (iii) Association of Unit Owners Safeway Beretania, (iv) Eureka Land Management, LLC and (v) Paradise Development, LLC, and each of their respective Subsidiaries.

“PEL Policy” shall have the meaning set forth in Section 9.13(b) hereto.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” shall have the meaning set forth in the Security Agreement.

“Perishable Inventory” shall mean Inventory included in the following categories as reported by the Loan Parties consistent with then-current industry practices: bakeries, produce, floral, dairy, fresh seafood, meat and deli.

“Permitted Acquisition” shall mean an Acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person in which all of the following conditions are satisfied:

(a) no Default or Event of Default shall have occurred and be continuing or would result therefrom (other than in respect of any Permitted Acquisition made pursuant to a legally binding commitment entered into at a time when no Default exists or would result therefrom);

(b) Any acquired or newly formed Subsidiary shall not be liable for any Indebtedness except for Permitted Indebtedness;

(c) Such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law; and

(d) If the Person which is the subject of such Acquisition will be maintained as a Restricted Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Restricted Subsidiary which is not then a Loan Party, such Restricted Subsidiary shall have been joined as a “Borrower” hereunder or as a Guarantor, as the Parent Borrower and the Agent shall agree, and the Agent shall have received a first priority (subject, in each case, to Permitted Liens having priority over the Lien of the Agent by operation of applicable Law) security and/or mortgage interest in such Restricted Subsidiary’s Equity Interests and property of such Restricted Subsidiary and of the same nature as constitutes Collateral under the Collateral Documents.

Notwithstanding anything to the contrary herein, the Safeway Acquisition shall be deemed to be a “Permitted Acquisition”.

“Permitted Disposition” shall have the meaning set forth in Section 10.5 hereto.

“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower and, if applicable, any Co-Borrower, in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of a Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Co-Borrowers or Guarantors, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal (other than customary offers to repurchase upon a change of control, asset sale or event of loss and a customary acceleration right after an event of default) prior to the date that is 91 days after the Latest Maturity Date of any Loan outstanding at the time such Indebtedness is incurred or issued, (iv) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Agent) and (v) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Intercreditor Agreements. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (i) the Sponsors and any other Funds or managed accounts advised or managed by any Sponsor or any of a Sponsor’s Affiliates, (ii) any person that has no material assets other than the Equity Interests of Holdings, a parent of Holdings or Equity Interests of a Person engaged in a Similar Business and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of Holdings, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clause (i) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of Holdings (a “Permitted Holder Group”), so long as (1) each member of the Permitted Holder Group has voting rights proportional to the percentage of ownership interests held or acquired by such member and (2) no Person or other “group” (other than a Permitted Holder specified in clause (i) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group.

“Permitted Indebtedness” shall have the meaning set forth in Section 10.3 hereto.

“Permitted Investment” shall have the meaning set forth in Section 10.2 hereto.

“Permitted Junior Priority Refinancing Debt” shall mean secured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower, and if applicable, any Co-Borrower, in the form of one or more series of junior priority secured notes or junior priority secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of a Borrower or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness may be secured by a Lien on the Collateral that is junior to the Liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness,” (iii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to or otherwise subject to the provisions of the Intercreditor Agreements, (iv) such Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (v) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Co-Borrowers or Guarantors and (vi) the security agreements relating to such Indebtedness are substantially the same as or more favorable to the Loan Parties than the Collateral Documents (with such differences as are reasonably satisfactory to the Agent). Permitted Junior Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Liens” shall have the meaning set forth in Section 10.1 hereto.

~~“Permitted Notes” shall mean (i) unsecured senior or senior subordinated debt securities of the Parent Borrower, (ii) debt securities of the Parent Borrower that are secured by a Lien on the Collateral ranking junior to the Liens securing the Obligations pursuant to the Intercreditor Agreements or (iii) debt securities of the Parent Borrower that are secured by a Lien ranking pari passu with the Liens securing the Obligations pursuant to the Intercreditor Agreements; provided that (a) the terms of such debt securities do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the Latest Maturity Date at the time of incurrence of such debt securities (other than customary offers to repurchase upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default), (b) the covenants, events of default, guarantees, collateral and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to the Parent Borrower and its Restricted Subsidiaries than those in this Agreement; provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Agent at least three Business Days (or such shorter period as the Agent may reasonably agree) prior to the incurrence of such debt securities, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing~~

~~requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement, (c) at the time that any such Permitted Notes are issued (and after giving effect thereto) no Event of Default shall exist, (d) no Subsidiary of the Parent Borrower (other than a Co-Borrower or Guarantor) shall be an obligor, and (e) no Permitted Notes shall be secured by any collateral other than the Collateral.~~

“Permitted Ratio Debt” shall mean Indebtedness of the Albertson’s Group, provided that immediately after giving pro forma effect thereto and to the use of the proceeds thereof, (i) no Event of Default shall be continuing or result therefrom, (ii) the Total Leverage Ratio on a Pro Forma Basis is no greater than 5.00:1.00, (iii) if such Indebtedness is secured by Liens ranking pari passu with the Term Loans, the Loan-to-Value Ratio is no greater than 0.65:1.00, (iv) if such Indebtedness is secured by Liens ranking junior to the Liens securing the Term Loans, the Loan-to-Value Ratio is no greater than 0.75:1.00, (v) such Indebtedness does not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time such Indebtedness is incurred, (vi) such Indebtedness shall not have any financial maintenance covenants, (vii) if such Indebtedness is incurred or guaranteed on a secured basis by a Loan Party, the Liens securing such Indebtedness are subject to the Intercreditor Agreements or another intercreditor agreement in form and substance reasonably satisfactory to the Agent, (viii) if such Indebtedness is subordinated in right of payment with the Term Loans, such Indebtedness shall contain subordination provisions reasonably satisfactory to the Agent and (ix) the aggregate amount of any such Indebtedness incurred or guaranteed by a Restricted Subsidiary that is not a Loan Party does not exceed the greater of $500,000,000 and 2.25% of Total Assets at such time.

“Permitted Refinancing” shall mean, with respect to any Person, any modification, refinancing, refunding, renewal, replacement or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced or extended except by an amount equal to unpaid accrued interest and premium (including any customary tender premiums) thereon plus other amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal, replacement or extension and by an amount equal to any existing commitments unutilized thereunder, (b) such modification, refinancing, refunding, renewal, replacement or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended, (c) at the time thereof, no Event of Default shall have occurred and be continuing, (d) to the extent such Indebtedness being modified, refinanced, refunded, renewed, replaced or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended; provided that a certificate of a Responsible Officer delivered to the Agent stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement and (e) such modification, refinancing, refunding, renewal, replacement or extension is incurred by the Person who is the obligor or guarantor of the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (except in the case of the Existing Safeway Notes and the Existing Safeway Debentures).

“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Parent Borrower and, if applicable, any Co-Borrower, in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not mature or have scheduled amortization payments of principal or payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except customary asset sale or change of control provisions that provide for the prior repayment in full of the Loans and all other Obligations), in each case prior to 91 days after the Latest Maturity Date at the time such Indebtedness is incurred and (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Co-Borrowers or Guarantors.

“Person” or “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Pharmaceutical Laws” shall mean federal, state and local laws, rules or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered, relating to dispensing, storing or distributing prescription medicines or products, including laws, rules or regulations relating to the qualifications of Persons employed to do the same.

“Plan” shall mean an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established or maintained by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” shall have the meaning set forth in Section 9.6 hereto.

“Preferred Stock” shall mean any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant or the calculation of any ratio hereunder, the determination of such test, covenant or ratio (including in connection with Specified Transactions) in accordance with Section 14.13.

“Pro Rata Share” shall mean, with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments and, if applicable and without duplication, Term Loans of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities and, if applicable and without duplication, Term Loans under the applicable Facility or Facilities at such time.

“Property” shall mean any interest of any kind in any property or asset, whether real, personal or mixed, or tangible or intangible.

“Proposed Discounted Prepayment Amount” shall have the meaning set forth in Section 2.3(c)(ii) hereto.

“Public Company Costs” shall mean (a) costs, expenses and disbursements associated with, related to or incurred in anticipation of, or preparation for compliance with (x) the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, (y) the provisions of the Securities Act and the Exchange Act, as applicable to companies with equity or debt securities held by the public, and (z) the rules of national securities exchange companies with listed equity or debt securities, (b) costs and expenses associated with investor relations, shareholder meetings and reports to shareholders or debtholders and listing fees, and (c) directors’ compensation, fees, indemnification, expense reimbursement (including legal and other professional fees, expenses and disbursements), and directors’ and officers’ insurance.

“Public Lender” shall have the meaning set forth in Section 9.6 hereto.

“Purchasing Borrower Party” shall mean Holdings, a Borrower or any other Subsidiary of the Borrowers that (x) makes a Discounted Voluntary Prepayment pursuant to Section 2.3(c) or (y) becomes an Eligible Transferee or Participant pursuant to Section 14.7(h).

“Qualified Capital Stock” shall mean any Equity Interests that is not Disqualified Stock.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” means the issuance by Holdings or any direct or indirect parent of Holdings of its common Equity Interests (i) pursuant to an effective registration statement (other than a Form S-8) filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act or (ii) after which the common Equity Interests of Holdings or any direct or indirect parent of Holdings are listed on an internationally recognized securities exchange or dealer quotation system.

“Qualified Real Estate Financing Facility” shall mean (i) any credit facility made available to a Real Estate Subsidiary that is non-recourse to a Borrower or any of its other Subsidiaries (other than Real Estate Subsidiaries party to such credit facility) and secured by the Real Property of Real Estate Subsidiaries (or secured by the Equity Interests of a Real Estate Subsidiary) and (ii) any sale and leaseback of Real Property of Real Estate Subsidiaries, as the same may be amended, supplemented, waived or otherwise modified from time to time or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time.

“Qualified Receivables Financing” shall mean any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1) the board of directors of the Parent Borrower shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent Borrower and the Receivables Subsidiary,

(2) all sales of accounts receivable and related assets to and by the Receivables Subsidiary are made at Fair Market Value, and

(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Parent Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of Albertson’s Group (other than a Receivables Subsidiary) to secure the ABL Credit Agreement shall not be deemed a Qualified Receivables Financing.

“Qualifying Lenders” shall have the meaning set forth in Section 2.3(c)(iv) hereto.

“Qualifying Loans” shall have the meaning set forth in Section 2.3(c)(iv) hereto.

“Quarterly Accounting Period” shall mean any period of three (3) or four (4) consecutive Accounting Periods designated as a “Quarterly Accounting Period” on Schedule 1.02 hereto.

“Ratably Secured Notes” shall mean the Existing Safeway Notes and the Existing Safeway Debentures.

“Real Estate Financing Loan Parties” shall mean any Real Estate Subsidiaries that are borrowers or guarantors under a Qualified Real Estate Financing Facility.

“Real Estate Subsidiary” shall mean any Restricted Subsidiary of Holdings (i) that does not engage in any business other than owning or leasing real property or (ii) owning directly or indirectly the Equity Interests of its Restricted Subsidiaries described in clause (i) or a holding company of any such Subsidiary. As of the Escrow Release Date, the Persons listed on Schedule 1.03 constitute all of the Real Estate Subsidiaries.

“Real Property” shall mean all now owned and hereafter acquired real property of each Loan Party, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

“Receivables Financing” shall mean any transaction or series of transactions pursuant to which Albertson’s Group may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by Albertson’s Group), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of a Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations pursuant to a Swap Contract entered into by such Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” shall mean any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” shall mean a wholly owned Subsidiary of a Borrower (or other Person formed for the purposes of engaging in a Qualified Receivables Financing with a Borrower or its Subsidiaries in which a Borrower or any of its Subsidiaries makes an Investment and to which a Borrower or any of their respective Subsidiaries transfers accounts receivable and related assets) which engages in no activities other than in connection with the Receivables Financing, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business and which is designated by the board of directors of the Parent Borrower or Safeway (as provided below) as a Receivables Subsidiary and:

(a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by a Borrower or any of its Restricted Subsidiaries (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates a Borrower or any of its Restricted Subsidiaries (other than such Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of a Borrower or any of its Restricted Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b) with which neither a Borrower nor any of its Restricted Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms which such Borrower reasonably believes to be no less favorable to such Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of such Borrower or such Subsidiary, and

(c) to which neither a Borrower nor any of its Restricted Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the board of directors of the Parent Borrower or such other Person shall be evidenced to the Agent by delivery to the Agent of a certified copy of the resolution of the board of directors of the Parent Borrower or such other Person giving effect to such designation and a certificate executed by a Responsible Officer certifying that such designation complied with the foregoing conditions.

“Refinanced Term Loans” shall have the meaning set forth in Section 12.3(i) hereto.

“Refinancing Amendment” shall mean an amendment to this Agreement executed by each of (a) the Borrowers, (b) the Agent, (c) each Additional Refinancing Lender and (d) each Lender that agrees to provide any portion of Refinancing Term Loans in accordance with Section 2.9.

“Refinancing Series” shall mean all Refinancing Term Loans or Refinancing Term Commitments that are established pursuant to the same Refinancing Amendment (or any subsequent Refinancing Amendment to the extent such Refinancing Amendment expressly provides that the Refinancing Term Loans or Refinancing Term Commitments provided for therein are intended to be a part of any previously established Refinancing Series) and that provide for the same Effective Yield and amortization schedule.

“Refinancing Term Commitments” shall mean one or more term loan commitments hereunder that fund Refinancing Term Loans of the applicable Refinancing Series hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loans” shall mean one or more term loans hereunder that result from a Refinancing Amendment.

“Register” shall have the meaning set forth in Section 14.7(b) hereto.

“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Registered Public Accounting Firm” has the meaning specified by the Securities Laws and shall be independent of the Albertson’s Group as prescribed by the Securities Laws.

“Related Parties” shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

~~“Replacement Term Loans” shall have the meaning set forth in Section 12.3(i) hereto.~~

~~“Repricing Term Loans” shall mean one or more term loans hereunder that result from a Repricing Amendment.~~ “Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Repricing Transaction” shall mean (1) the incurrence by the Parent Borrower or Safeway or any of their respective Restricted Subsidiaries of any Indebtedness (including, without limitation, any new or additional term loans under this Agreement, whether incurred directly or by way of the conversion of Term B Loans into a new tranche of Replacement Term Loans under this Agreement) that is broadly marketed or syndicated to banks and other institutional investors in financings similar to the facilities provided for in this Agreement (i) having an Effective Yield for the respective Type of such Indebtedness that is less than the Effective Yield for Term B Loans of the respective Type (with the comparative determinations to be made in the reasonable judgment of the Agent consistent with generally accepted financial practices, and without taking into account any fluctuations in ICE LIBOR or comparable rate), but excluding Indebtedness incurred in connection with a Change of Control, and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B Loans, excluding, for the avoidance of doubt, any prepayment made with cash on hand or the proceeds of any revolving loans under the ABL Facility or any Qualified Real Estate Financing Facility or (2) any effective reduction in the Applicable Margin for Term Loans (e.g., by way of amendment, waiver or otherwise) (with such determination to be made in the reasonable judgment of the Agent, consistent with generally accepted financial practices). Any such determination by the Agent as contemplated by preceding clauses (1) and (2) shall be conclusive and binding on all Lenders holding Term B Loans absent manifest error.

“Required Lenders” shall mean, as of any date of determination, Lenders having more than 50% of the sum of the Total Outstandings.

“Responsible Officer” shall mean the chief executive officer, president, chief financial officer, vice president, treasurer or assistant treasurer of a Loan Party (or any individual performing substantially similar functions regardless of his or her title) or any of the other individuals designated in writing to the Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” shall mean August 25, 2014.

“Restricted Payment” shall mean the declaration or payment of any dividend or other distribution (whether in cash, securities or other property) on account of any Equity Interests of Holdings or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation, termination of, or other acquisition for value of, any such Equity Interests.

“Restricted Subsidiary” shall mean, at any time, any direct or indirect Subsidiary of Holdings that is not then an Unrestricted Subsidiary; provided that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary”.

“Retained Disposition Amount” shall mean, with respect to any Applicable Disposition, (a) 100% of the Net Proceeds of such Applicable Disposition minus (b) the amount of such Net Proceeds applied to prepay the Loans pursuant to Section 2.3(b)(ii).

“Retained Percentage” shall mean, with respect to any Excess Cash Flow Period, (a) 100% minus (b) the Applicable ECF Percentage with respect to such Excess Cash Flow Period.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Safeway” shall have the meaning set forth in the Preamble hereto.

“Safeway Acquisition” shall have the meaning set forth in the Preamble hereto.

“Safeway Merger Agreement” shall have the meaning set forth in the Preamble hereto.

“Safeway Notes Repurchases” means any purchase, redemption, defeasance, discharge, or retirement of the Existing Safeway Notes pursuant to the Change of Control Purchase Offers or otherwise.

“Safeway Services Agreement” shall mean one or more services agreement between Safeway and NAI to be entered into contemporaneously with or subsequent to the Safeway Acquisition.

“Same Day Funds” shall mean immediately available funds.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” shall mean the Securities and Exchange Commission, or any Governmental Authority which may be substituted therefor.

“Secured Party” or “Secured Parties” shall mean (a) individually, (i) each Lender, (ii) the Agent, any Arranger, any Lender, or any of their respective Affiliates which has provided Bank Products or Cash Management Services to the Loan Parties (or any Person that was the Agent, an Arranger or a Lender, or an Affiliate of the Agent, an Arranger or a Lender, at the time it entered into such Bank Products or Cash Management Services or, with respect to Bank Products or Cash Management Services entered into prior to the Escrow Release Date, on the Escrow Release Date or in connection with the initial syndication of the Loans), (iii) the Agent, (iv) each Arranger, (v) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Financing Agreement, Bank Product or Cash Management Service, (vi) any other Person to whom Obligations under this Agreement and other Financing Agreement are owing, and (vii) the successors and assigns of each of the foregoing, and (b) collectively, all of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, together with all rules, regulations and interpretations thereunder or related thereto.

“Securities Laws” shall mean the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Agreement” shall mean the Second Amended and Restated Security Agreement, dated as of Escrow Release Date, among the Parent Borrower, the other grantors party thereto and the Agent in the form of Exhibit E hereto.

“Senior Safeway Acquisition Debt” means any Indebtedness of the Loan Parties in the form of senior secured notes, senior secured credit facilities, or any combination thereof to be issued in connection with the consummation of the Safeway Acquisition in an aggregate principal amount of up to (x)

$1,145,000,000 minus (y) the positive difference, if any, between (i) $645,000,000, and (ii) the aggregate principal amount of the Existing Safeway Notes purchased on (or within 90 days after) the date the Safeway Acquisition is consummated.

“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt, the trustee, Agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured Notes” shall have the meaning set forth in the Preamble hereto.

“Senior Secured Agent” shall mean Wilmington Trust, National Association, as notes collateral agent under the indenture for the Senior Secured Notes.

“Shareholders’ Equity” shall mean, as of any date of determination, consolidated shareholders’ equity of the Albertson’s Group as of that date determined in accordance with GAAP.

“Similar Business” means any business conducted or proposed to be conducted by Holdings and its Restricted Subsidiaries on the Escrow Release Date or any business that is similar, reasonably related, incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.

“Solvent” and “Solvency” shall mean, with respect to any Person on a particular date, that on such date (a) at fair valuation, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person will be greater than the amount that would be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. The amount of all guarantees at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Solvency Certificate” shall mean a certificate substantially in the form of Exhibit O executed by the chief financial officer of Holdings.

“SPC” shall have the meaning set forth in Section 14.7(k) hereto.

“Specified Acquisition Agreement Representations” shall mean (i) with respect to the Safeway Acquisition, the representations and warranties covered by the condition in Section 6.2(a) of the Safeway Merger Agreement (but only with respect to the representations and warranties that are material to the interest of the Lenders, and only to the extent that AB LLC (or its applicable Affiliate) has the right to terminate its obligations under the Safeway Merger Agreement or decline to consummate the Safeway Acquisition as a result of a breach of such representations and warranties and (ii) with respect to any Permitted Acquisition or Investment permitted hereunder to be financed in any part by the proceeds of Incremental Term Loan Commitments, the representations and warranties set forth in the definitive agreement therefor that are material to the interest of the Incremental Term Lenders, and only to the extent that the applicable Loan Party has the right to terminate its obligations under such agreement or decline to consummate the Permitted Acquisition or Investment as a result of a breach of such representations and warranties.

“Specified Default” shall mean an Event of Default under Section 11.1(a), (g) or (h).

“Specified Representations” shall mean the representations set forth in Sections 8.1(a), 8.1(b)(ii), 8.2(a), 8.2(d), 8.16, 8.17, 8.19, 8.20, 8.21, 8.22, 8.24 and 8.27 (subject to the Collateral and Guarantee Requirement).

“Specified Transaction” shall mean any incurrence or repayment of Indebtedness (other than for working capital purposes) or Investment or capital contribution that results in a Person becoming a Restricted Subsidiary or an Unrestricted Subsidiary, any acquisition or any disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of a Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any Disposition of a business unit, line of business or division of a Borrower or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Sponsor” shall mean, individually and collectively, (a) Cerberus Capital Management L.P., (b) Lubert-Adler Real Estate Fund V, L.P., (c) Klaff Realty, L.P., (d) Schottenstein Stores Corporation, and (e) Kimco Realty Corporation.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Albertson’s Group which the Parent Borrower has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Store” shall mean any retail store (which may include any real property, fixtures, equipment, inventory and other property related thereto) operated, or to be operated, by any Loan Party.

“Subordinated Indebtedness” means Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations pursuant to subordination provisions in form and on terms reasonably approved in writing by the Agent.

“Subsidiary” or “subsidiary” shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Equity Interests or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

“Subsidiary Guarantor” shall mean each Subsidiary of a Borrower that is a Guarantor hereunder.

“Successor Company” shall have the meaning set forth in Section 10.4(d) hereto.

“SVU” shall have the meaning set forth in the Existing Debt Facility.

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation under a Swap Contract.

“Swap Termination Value” shall mean, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target” shall mean any other Person or business unit or asset group of any other Person acquired or proposed to be acquired in a Permitted Acquisition or a Permitted Investment.

“Tax Indemnitee” shall have the meaning set forth in Section 6.1(e) hereto.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Loans” shall mean, collectively, the Term B-2 Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the 2016-1 Term B-4 Loans, the 2016-1 Term B-5 Loans and the Term B-~~5~~6 Loans.

“Term B-2 Lenders” shall mean, collectively, the Term Lenders with Term B-2 Loans on the Restatement Effective Date.

“Term B-2 Loans” shall mean, collectively, (i) the term loans made by the Lenders and reclassified and continued on the Amendment No. 1 Effective Date pursuant to Section 2.1 in respect of the amount set forth under the caption “Term B-2 Commitment” in such Lender’s Lender Addendum (as defined in Amendment No. 1) to Amendment No. 1 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.8) or as allocated by the Agent and (ii) the term loans made by the Lenders and reclassified and continued on the Amendment No. 4 Effective Date pursuant to Section 2.1 in respect of the amount set forth under the caption “Term B-2 Commitment” in such Lender’s Lender Addendum (as defined in Amendment No. 4) to Amendment No. 4 or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.8) or as allocated by the Agent. The aggregate amount of the Term B-2 Loans on the Restatement Effective Date is $1,437,032,166.71.

“Term B-2 Maturity Date” shall mean March 21, 2019.

“Term B-3 Commitments” shall mean, as to each Lender, its obligation to make a Term B-3 Loans to the Parent Borrower pursuant to Section 2.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01 (as in effect on the Escrow Release Date) under the caption “Term B-3 Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.8). The initial aggregate amount of the Term B-3 Commitments is $950,000,000.

“Term B-3 Lenders” shall mean, collectively, the Term Lenders with Term B-3 Commitments on the Restatement Effective Date.

“Term B-3 Loans” shall mean, collectively, the Term Loans made by the Term B-3 Lenders pursuant to Section 2.1.

“Term B-3 Maturity Date” shall mean the date that is five (5) years from the Restatement Effective Date.

“Term B-4 Commitments” shall mean, as to each Lender, its obligation to make a Term B-4 Loans to the Parent Borrower pursuant to Section 2.1(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 1.01 (as in effect on the Escrow Release Date) under the caption “Term B-4 Commitment” or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement (including Section 2.8). The initial aggregate amount of the Term B-4 Commitments is $3,609,000,000.

“Term B-4 Lenders” shall mean, collectively, the Term Lenders with Term B-4 Commitments on the Restatement Effective Date.

“Term B-4 Loans” shall mean, collectively, the Term Loans made by the Term B-4 Lenders pursuant to Section 2.1.

“Term B-4 Maturity Date” shall mean the date that is seven (7) years from the Restatement Effective Date.

“Term B-5 Commitments” shall mean, as to each Lender, its obligation to make a Term B-5 Loan to the Parent Borrower pursuant to Section 2.1(a). The initial aggregate amount of the Term B-5 Commitments is $1,145,000,000.

“Term B-5 Lenders” shall mean, collectively, the Term Lenders with Term B-5 Commitments on the Amendment No. 1 (B-5) Effective Date.

“Term B-5 Loans” shall mean, collectively, the Term Loans made by the Term B-5 Lenders pursuant to Section 2.1(a).

“Term B-5 Maturity Date” shall mean December 21, 2022.

“Term B-5 Repricing Event” shall mean (i) any prepayment or repayment of Term B-5 Loans with the proceeds of, or any conversion of such Term B-5 Loans into, any new or replacement tranche of any new or additional term loans under the Term Loan Agreement that is broadly marketed or syndicated to banks and other institutional investors in similar financings (excluding indebtedness incurred in connection with a change of control or acquisition (or similar investment) not otherwise permitted under this Agreement) and bearing interest at an effective interest rate less than the effective “yield” applicable to the Term B-5 Loans then in effect, and excluding for the avoidance of doubt, any prepayment or repayment of the Term B-5 Loans made with cash on hand or the proceeds of any revolving loans under the ABL Facility, and (ii) any amendment to this Agreement that reduces the effective applicable margin for the Term B-5 Loans.

“Term B-6 Borrowing” shall mean a borrowing consisting of Term B-6 Loans of the same Type and, in the case of Eurodollar Rate Loans, an Interest Period as determined by the Parent Borrower in consultation with the Administrative Agent, pursuant to Section 2.1(b).

“Term B-6 Commitment” shall means any Exchange Term B-6 Commitment or Additional Term B-6 Commitment, as such commitment may be (a) reduced from time to time pursuant to Section 2.4 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment or (iii) an Extension Election.

“Term B-6 Loan” shall mean any Exchange Term B-6 Commitment or Additional Term B-6 Commitment.

“Term B-6 Maturity Date” shall mean the date that is seven years from the Amendment No. 4 (B-6) Effective Date.

“Term B-6 Repricing Event” shall mean (i) any prepayment or repayment of Term B-6 Loans with the proceeds of, or any conversion of such Term B-6 Loans into, any new or replacement tranche of any new or additional term loans under the this Agreement that is broadly marketed or syndicated to banks and other institutional investors in similar financings (excluding indebtedness incurred in connection with a change of control or acquisition (or similar investment) not otherwise permitted under this Agreement) and bearing interest at an effective interest rate less than the effective “yield” applicable to the Term B-6 Loans then in effect, and excluding for the avoidance of doubt, any prepayment or repayment of the Term B-6 Loans made with cash on hand or the proceeds of any revolving loans under the ABL Facility and (ii) any amendment to this Agreement that reduces the effective applicable margin for the Term B-6 Loans.

“Term Commitment” shall mean, as to each Lender, its obligation to make a Term Loan to the Parent Borrower hereunder, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender under this Agreement, as such commitment may be (a) reduced from time to time pursuant to Section 2.3 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Acceptance, (ii) an Incremental Amendment, (iii) a Refinancing Amendment or (iv) an Extension Amendment. The initial amount of each Lender’s Commitment is set forth in Schedule 1.01 under the caption “Term B-3 Commitment”, “Term B-4 Commitment” or, otherwise, in the Assignment and Acceptance, Incremental Amendment or Refinancing Amendment pursuant to which such Lender shall have assumed its Commitment, as the case may be.

“Term Lender” shall mean any Lender that had a Term Commitment or any Lender that has purchased a Term Loan pursuant to one or more Assignment and Acceptance in accordance with the terms hereof.

“Term Loan” shall mean any Term B Loan, Incremental Term Loan, Other Term Loan or Extended Term Loan, as the context may require.

“Term Loan Extension Request” shall have the meaning set forth in Section 2.10(a) hereto.

“Term Loan Extension Series” shall have the meaning set forth in Section 2.10(a) hereto.

“Term Loan Intercreditor Agreement” shall mean the intercreditor agreement to be dated the date of the Escrow Release Date among the Agent, the Senior Secured Agent, the Parent Borrower and the Guarantors, substantially in the form attached as Exhibit N-2 hereto, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Note” shall mean a note evidencing Loans in the form of Exhibit D.

“Test Period” shall mean, for any date of determination under this Agreement, the latest four consecutive Quarterly Accounting Periods of Holdings for which financial statements have been delivered to the Agent on or prior to the Escrow Release Date and/or for which financial statements are required to be delivered pursuant to Section 9.5, as applicable.

“Third Party Payors” shall mean any private health insurance company that is obligated to reimburse or otherwise make payments to pharmacies which sell prescription drugs to eligible patients under Medicare, Medicaid or any insurance contract with such private health insurer.

“Total Assets” shall mean the total consolidated assets of the Albertson’s Group, as shown on the most recent financial statements of Holdings that Agent has received in accordance with Section 9.5 hereof (or of the Parent Borrower and Safeway and shown on the Audited Financial Statements delivered pursuant to Section 4.1 of the Existing Debt Facility, as applicable).

“Total Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) EBITDA of the Albertson’s Group for the most recently ended Test Period on or prior to such date.

“Total Outstandings” shall mean the aggregate Outstanding Amount of all Loans.

“Trading with the Enemy Act” shall have the meaning set forth in Section 8.20.

“Transactions” shall mean, collectively, (a) the Equity Contribution, (b) the Debt Refinancing and the Safeway Notes Repurchases, (c) the consummation of the Safeway Acquisition and the other transactions contemplated by the Safeway Merger Agreement, (d) the incurrence of the initial Term Loans hereunder (including the entering into of the Escrow Agreement, the funding of the Escrow Account and the release of the funds therefrom), the ABL Facility Indebtedness and Secured Safeway Acquisition Debt incurred on or prior to the Escrow Release Date, (e) the securing of the Ratably Secured Notes on a second lien basis and (f) the payment of the fees and expenses (including OID and upfront fees) incurred in connection with any of the foregoing.

“Transition Services Agreement” shall mean the Transition Services Agreement, dated of the Original Closing Date, by and between the Parent Borrower and SVU, as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Trust Funds” shall have the same meaning assigned to it in the MoneyGram Agreement (as in effect on the Escrow Release Date).

“Type” shall mean, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the Escrow Release Date shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Agent may otherwise determine); provided, however, that at any time, if by reason of mandatory provisions of law, any or all of the perfections or priority of Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdictions and any successor statute, as in effect from time to time, for purposes of the provisions hereof relating to such perfection or priority or for purposes of definitions relating to such provisions.

“United States Tax Compliance Certificate” shall have the meaning set forth in Section 6.1(d)(2)(C) hereto.

“Unrestricted Subsidiary” shall mean (i) as of the Escrow Release Date, each Subsidiary of Holdings listed on Schedule 1.04, (ii) any Subsidiary of Holdings (other than the Parent Borrower or Safeway) designated by the Board of Directors of Holdings as an Unrestricted Subsidiary pursuant to Section 10.14 subsequent to the Escrow Release Date, (iii) each Receivables Subsidiary and (iv) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Lender” shall mean any Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Valuation” shall mean, in relation to any Mortgaged Property, a valuation of such Mortgaged Property made at any relevant time by an Approved Broker, on the basis of a sale for prompt delivery for cash at arms’ length on customary commercial terms as between a willing seller and a willing buyer. If any Approved Broker shall deliver a Valuation indicating a range of values for a Mortgaged Property, the Valuation for such Mortgaged Property shall be the arithmetic mean of the two endpoints of such range.

“Value Component” shall have the meaning assigned to such term in the definition of Loan-to-Value Ratio.

“Voting Stock” shall mean with respect to any Person, (a) one (1) or more classes of Equity Interests of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees of such Person, irrespective of whether at the time Equity Interests of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Equity Interests of such Person convertible or exchangeable without restriction at the option of the holder thereof into Equity Interests of such Person described in clause (a) of this definition.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wellness Center Assets” means the personal property assets comprising the wellness centers of Holdings and its Subsidiaries.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

SECTION 2. CREDIT FACILITIES

2.1 Loans.

(a) Prior to (i) the Restatement Effective Date, the Lenders made Term B-2 Loans and (ii) ~~on~~ the Escrow Release Date, the Lenders made Term B-3 Loans and Term B-4 Loans to the Parent Borrower. Upon the Escrow Release Date, such existing Term B-2 Loans, Term B-3 Loans and Term B-4 Loans shall be deemed to have been made under this Agreement. On the Amendment No. 1 (B-5) Effective Date, the Lenders made the Term B-5 Loans. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(b) The 2016-1 Term B-4 Borrowings

(i) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Exchange 2016-1Term B-4 Lender severally agrees to exchange its Exchanged Term B-4 Loans for a like principal amount of Exchange 2016-1 Term B-4 Loans on the Amendment No. 4 (B-6) Effective Date. Exchange 2016-1 Term B-4 Loans repaid or prepaid may not be reborrowed. Exchange 2016-1 Term B-4 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Exchange 2016-1 Term B-4 Loans exchanged on the Amendment No. 4 (B-6) Effective Date by Lenders of Exchanged Term B-4 Loans will initially have the same Type of Loan and Interest Period applicable to such Exchanged Term B-4 Loans (which may be an Interest Period ending on the same date as the Interest Period applicable to such Exchanged Term B-4 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(ii) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Additional 2016-1 Term B-4 Lender severally agrees to make an Additional 2016-1Term B-4 Loan to the Borrowers on the Amendment No. 4 (B-6) Effective Date in the principal amount equal to its Additional 2016-1 Term B-4 Commitment on the Amendment No. 4 (B-6) Effective Date. The Borrowers shall prepay the Non-Exchanged Term B-4 Loans with a like amount of the gross proceeds of the Additional 2016-1 Term B-4 Loans, concurrently with the receipt thereof. Amounts borrowed under this Section 2.01(b)(ii) and repaid or prepaid may not be reborrowed. Additional 2016-1 Term B-4 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Additional 2016-1 Term B-4 Loans will have the Type of Loan and Interest Period specified in the Committed Loan Notice delivered in connection therewith (which may be an Interest Period ending on the same date as the Interest Period applicable to such Non-Exchanged Term B-5 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(iii) The Borrowers shall pay to each Term B-4 Lender, substantially concurrently with the effectiveness of Amendment No. 4 (B-6), all accrued and unpaid interest on its Term B-4 Loans, as applicable, to, but not including, the Amendment No. 4 (B-6) Effective Date on such Amendment No. 4 (B-6) Effective Date.

(c) The 2016-1 Term B-5 Borrowings

(i) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Exchange 2016-1 Term B-5 Lender severally agrees to exchange its Exchanged Term B-5 Loans for a like principal amount of Exchange 2016-1 Term B-5 Loans on the Amendment No. 4 (B-6) Effective Date. Exchange 2016-1 Term B-5 Loans repaid or prepaid may not be reborrowed. Exchange 2016-1 Term B-5 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Exchange 2016-1 Term B-5 Loans exchanged on the Amendment No. 4 (B-6) Effective Date by Lenders of Exchanged Term B-5 Loans will initially have the same Type of Loan and Interest Period applicable to such Exchanged Term B-5 Loans (which may be an Interest Period ending on the same date as the Interest Period applicable to such Exchanged Term B-5 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(ii) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Additional 2016-1Term B-5 Lender severally agrees to make an Additional 2016-1Term B-5 Loan to the Borrowers on the Amendment No. 4 (B-6) Effective Date in the principal amount equal to its Additional 2016-1Term B-5 Commitment on the Amendment No. 4 (B-6) Effective Date. The Borrowers shall prepay the Non-Exchanged Term B-5 Loans with a like amount of the gross proceeds of the Additional 2016-1 Term B-5 Loans, concurrently with the receipt thereof. Amounts borrowed under this Section 2.01(c)(ii) and repaid or prepaid may not be reborrowed. Additional Term B-5 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Additional 2016-1 Term B-5 Loans will have the Type of Loan and Interest Period specified in the Committed Loan Notice delivered in connection therewith (which may be an Interest Period ending on the same date as the Interest Period applicable to such Non-Exchanged Term B-5 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(iii) The Borrowers shall pay to each Term B-5 Lender, substantially concurrently with the effectiveness of Amendment No. 4 (B-6), all accrued and unpaid interest on its Term B-5 Loans, as applicable, to, but not including, the Amendment No. 4 (B-6) Effective Date on such Amendment No. 4 Effective Date.

(d) The Term B-6 Borrowings

(i) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Exchange Term B-2 Lender and Exchange Term B-3 Lender severally agrees to exchange its Exchanged Term B-2 Loans or Exchanged Term B-3 Loans, as applicable, for a like principal amount of Exchange Term B-6 Loans on the Amendment No. 4 (B-6) Effective Date. Exchange Term B-6 Loans repaid or prepaid may not be reborrowed. Exchange Term B-6 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Exchange Term B-6 Loans exchanged on the Amendment No. 4 (B-6) Effective Date by Lenders of Exchanged Term B-2 Loans or Exchanged Term B-3 Loans, as applicable, will initially be a Type and have an Interest Period as determined by the Parent Borrower in consultation with the Administrative Agent (which may be an Interest Period ending on the same date as the Interest Period applicable to the Exchanged Term B-2 Loans or Exchanged Term B-3 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(ii) Subject to the terms and conditions set forth herein and set forth in Amendment No. 4 (B-6), each Additional Term B-6 Lender severally agrees to make an Additional Term B-6 Loan to the Borrowers on the Amendment No. 4 (B-6) Effective Date in the principal amount equal to its Additional

Term B-6 Commitment on the Amendment No. 4 (B-6) Effective Date. The Borrowers shall prepay the Non-Exchanged Term B-2 Loans and Non-Exchanged Term B-3 Loans with a like amount of the gross proceeds of the Additional Term B-6 Loans, concurrently with the receipt thereof. Amounts borrowed under this Section 2.01(d)(ii) and repaid or prepaid may not be reborrowed. Additional Term B-6 Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. All Additional Term B-6 Loans will have the Type of Loan and Interest Period specified in the Committed Loan Notice delivered in connection therewith (which may be an Interest Period ending on the same date as the Interest Period applicable to the Non-Exchanged Term B-2 Loans or Non-Exchanged Term B-3 Loans being refinanced, notwithstanding the required periods set forth in the definition of Interest Period).

(iii) The Borrowers shall pay to each Term B-2 Lender and Term B-3 Lender, substantially concurrently with the effectives of Amendment No. 4 (B-6), all accrued and unpaid interest on its Term B-2 Loans or Term B-3 Loans, as applicable, to, but not including, the Amendment No. 4 (B-6) Effective Date on such Amendment No. 4 Effective Date.

(e) ~~(b)~~ Each Borrowing, each conversion of Term Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable written notice, to the Agent. Each such notice must be received by the Agent not later than 11:00 a.m. (New York, New York time) (1) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (2) on the requested date of any Borrowing of Base Rate Loans. Except as provided in Section 2.8, each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000, in excess thereof. Except as provided in Section 2.8, each Borrowing of or conversion to Base Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Borrowing, a conversion of Term Loans from one Type to the other or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) wire instructions of the account(s) to which funds are to be disbursed (it being understood, for the avoidance of doubt, that the amount to be disbursed to any particular account may be less than the minimum or multiple limitations set forth above so long as the aggregate amount to be disbursed to all such accounts pursuant to such Borrowing meets such minimums and multiples); provided that in the case of the Borrowings on the Restatement Effective Date such accounts were the Escrow Account. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Term Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(f) ~~(c)~~ Following receipt of a Committed Loan Notice, the Agent shall promptly notify each Lender of the amount of its Pro Rata Share or other applicable share provided for under this Agreement of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.1(b). In the case of each Borrowing, each Lender shall make the amount of its Loan available to the Agent in Same Day Funds at the Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. The Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Agent either by (i)

crediting the account(s) of the applicable Borrower on the books of the Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided by the applicable Borrower to (and reasonably acceptable to) the Agent.

(g) ~~(d)~~ Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the applicable Borrower pays the amount due, if any, under Section 3.3 in connection therewith. During the occurrence and continuation of an Event of Default, the Agent or the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.

(h) ~~(e)~~ The Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Agent shall notify the Borrowers and the Lenders of any change in Credit Suisse’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(i) ~~(f)~~ After giving effect to all Borrowings, all conversions of Term Loans from one Type to the other and all continuations of Term Loans as the same Type, there shall not be more than six (6) Interest Periods in effect; provided that after the establishment of any new Class of Loans pursuant to a Refinancing Amendment or Extension Amendment, the number of Interest Periods otherwise permitted by this Section 2.1(f) shall increase by three (3) Interest Periods for each applicable Class so established.

(j) ~~(g)~~ The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(k) ~~(h)~~ Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender’s Pro Rata Share or other applicable share provided for under this Agreement of such Borrowing, the Agent may assume that such Lender has made such Pro Rata Share or other applicable share provided for under this Agreement available to the Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If the Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Agent, each of such Lender and the applicable Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent at (i) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate plus any administrative, processing, or similar fees customarily charged by the Agent in accordance with the foregoing. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.1(h) shall be conclusive in the absence of manifest error. If the applicable Borrower and such Lender shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by a Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Agent.

2.2 Repayment of Loans. The Borrowers jointly and severally agree to repay to the Agent for the ratable account of the Lenders (i) on the last Business Day of each March, June, September and December, commencing on the first full Quarterly Accounting Period of Holdings after the Escrow Release Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B-2 Loans outstanding on the Amendment No. 4 Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)), (ii) on the last Business Day of each March, June, September and December, commencing on the last day of the first full Quarterly Accounting Period of Holdings after the Escrow Release Date, the respective percentage of the aggregate principal amount of all Term B-3 Loans outstanding on the Restatement Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)):

Date	Percentage
1st-4th Quarterly Accounting Periods after Restatement Effective Date	1.250%
5th-8th Quarterly Accounting Periods after Restatement Effective	1.875%
9th-12th Quarterly Accounting Periods after Restatement Effective	3.125%
13th-19th Quarterly Accounting Periods after Restatement Effective	3.750%

(iii) on the last Business Day of each March, June, September and December, commencing on the last day of the first full Quarterly Accounting Period of Holdings after the Escrow Release Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B-4 Loans outstanding on the Restatement Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)), (iv) on the Term B-2 Maturity Date, the aggregate principal amount of all Term B-2 Loans outstanding on such date, (v) on the Term B-3 Maturity Date, the aggregate principal amount of all Term B-3 Loans outstanding on such date~~;~~, (vi) on the Term B-4 Maturity Date, the aggregate principal amount of all Term B-4 Loans outstanding on such date ~~and~~, (vii) on the last Business Day of each March, June, September and December, commencing on March 31, 2016, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B-5 Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b))~~.~~, (viii) on the last Business Day of each March, June, September and December, commencing on the last day of the first full Quarterly Accounting Period after the Amendment No. 4 (B-6) Effective Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all 2016-1 Term B-4 Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)); (ix) on the last Business Day of each March, June, September and December, commencing on the last day of the first full Quarterly Accounting Period after the Amendment No. 4 (B-6) Effective Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all 2016-1 Term B-5 Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)), and (x) on the last Business Day of each March, June, September and December, commencing on the last day of the first full Quarterly Accounting Period after the Amendment No. 4 (B-6) Effective Date, an aggregate amount equal to 0.25% of the aggregate principal amount of all Term B-6 Loans (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.3(b)). To the extent not previously paid, each Class of Term B Loans shall be due and payable on the applicable Term Maturity Date, together with accrued and unpaid interest on the principal amount to the date of payment.

2.3 Prepayments.

(a) Optional.

(i) The Borrowers may, upon notice to the Agent, at any time or from time to time thereafter, without premium or penalty except as provided in clause (d) below, voluntarily prepay the Loans in whole or in part; provided that (1) such notice must be received by the Agent not later than 1:00 p.m. (New York City time) (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $100,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; or, in the case of clause (2) or (3) of this proviso, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and whether such Loan is Eurodollar Rate Loan or a Base Rate Loan and the order of Loan(s) to be prepaid. The Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share or, if such prepayment is being made pursuant to Section 2.3(c) or Section 14.7(h), such Lender’s share, of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.3. In the case of each prepayment of the Loans pursuant to this Section 2.3(a), the Borrowers may in their sole discretion select the Loan or Loans (and the order of maturity of principal payments) to be repaid, and such payment shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares (other than if pursuant to Section 2.3(c) or Section 14.7(h)).

(ii) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind any notice of prepayment under Section 2.3(a)(i) if such prepayment would have resulted from a refinancing of all of the Facilities or other transaction, which refinancing or other transaction shall not be consummated or shall otherwise be delayed. Each prepayment of Loans pursuant to Section 2.3(a) shall be applied in an order of priority to repayments thereof required pursuant to Section 2.2 as directed by the Parent Borrower and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.2.

(b) Mandatory.

(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 9.5(a) and the related Compliance Certificate has been delivered, the Parent Borrower shall cause to be prepaid an aggregate amount of Loans in an amount equal to (A) the Applicable ECF Percentage of Excess Cash Flow, if any, for the Excess Cash Flow Period covered by such financial statements (commencing with the Fiscal Year ending February 26, 2015) minus (B) the sum of (1) all voluntary prepayments of Loans during such Fiscal Year pursuant to Section 2.3(a), (2) the amount expended by any Purchasing Borrower Party to prepay any Loans pursuant to Section 2.3(c) or Section 14.7(h), and (3) all voluntary prepayments of loans under the ABL Facility during such Fiscal Year to the extent the commitments under the ABL Facility are permanently reduced by the amount of such payments and, in the case of each of the immediately preceding clauses (1), (2) and (3), to the extent such prepayments are funded with Internally Generated Cash.

(ii) If (1) a Borrower or any Restricted Subsidiary of a Borrower Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 10.5(a), (b), (c), (e), (f), (g), (h), (i) (to the extent the Disposition is to a Restricted Subsidiary and the property or assets continue to secure the Obligations with the same priority as prior to such Disposition), (k), (l), (o), (q), (r) or (t)-(v), (x)-(aa)), or (2) any Casualty Event occurs, which results in the realization or receipt by a Borrower or any Restricted Subsidiary of Net Proceeds, the Parent Borrower shall, subject to the terms of the Intercreditor Agreements, cause to be prepaid on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by a Borrower or any Restricted Subsidiary of such Net Proceeds an aggregate principal amount of Loans in an amount equal to (x) in the case of Dispositions described in clause (1) above, an amount equal to the Applicable Disposition Percentage of all Net Proceeds received from such

Disposition (excluding the proceeds from the disposition of ~~(i)~~ the Equity Interests in or assets of Casa Ley ~~and PDC and (ii) repayments of intercompany loans from Safeway to PDC contemplated by the Safeway Merger Agreement)~~ and (y) in the case of Casualty Events described in clause (2) above, an amount equal to 100% of such Net Proceeds received in connection with such Casualty Events; provided that (x) if any ~~Permitted Notes~~Incremental Equivalent Debt have been issued in compliance with Sections 10.1 and 10.3 with Liens ranking pari passu with the Liens securing the Obligations pursuant to the Intercreditor Agreements, then the Parent Borrower may cause Loans to be prepaid and, to the extent required pursuant to the terms of the documentation governing such ~~Permitted Notes~~Incremental Equivalent Debt, cause such ~~Permitted Notes~~Incremental Equivalent Debt to be purchased (at a purchase price no greater than par plus accrued and unpaid interest) on a pro rata basis in accordance with the respective principal amounts thereof and (y) if at the time that any such prepayment would be required, the Parent Borrower is required to offer to repurchase or to prepay Permitted First Priority Refinancing Debt (or any Permitted Refinancing thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with the net proceeds of such Disposition or Casualty Event (such Permitted First Priority Refinancing Debt (or Permitted Refinancing thereof) required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”), then the Parent Borrower may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such net proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such net proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.3(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Other Applicable Indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. ~~In addition, notwithstanding anything to the contrary contained herein, if a Borrower or any of its Subsidiaries receives Net Proceeds from any disposition of Divested Properties, the Borrowers shall first prepay an amount of ABL Loans, on or prior to the date which is ten (10) Business Days after the date of the realization or receipt by a Borrower or any Restricted Subsidiary of such Net Proceeds, in an amount equal to the least of (x) the amount of such Net Proceeds, (y) the amount of ABL Loans borrowed in connection with the Transactions and (z) $300,000,000 (in the case of subclauses (y) and (z) when aggregated with all previous repayments pursuant to this sentence) and any remaining Net Proceeds from the Disposition of Divested Properties shall thereafter be applied as provided above in this subsection.~~

(iii) If a Borrower or any Restricted Subsidiary incurs or issues any Indebtedness after the Escrow Release Date (x) that is intended to be Credit Agreement Refinancing Indebtedness, (y) that is not otherwise permitted to be incurred pursuant to Section 10.3 or (z) notwithstanding clause (y), that is Indebtedness permitted by Section 10.3(v) (other than (A) Indebtedness the proceeds of which are applied to repay Indebtedness previously incurred under Section 10.3(v), (B) Indebtedness incurred under a Qualified Real Estate Financing Facility to finance the acquisition of Material Real Property after the Escrow Release Date so long as such Indebtedness is incurred within 180 days of the acquisition of such Material Real Property and (C) Indebtedness the proceeds of which are used by a Real Estate Subsidiary to pay the purchase price to the Borrower or a Restricted Subsidiary for any Real Property to the extent such proceeds constituted Net Proceeds of a Disposition subject to clause (b) (ii) above), the Parent Borrower shall cause to be prepaid an aggregate principal amount of Loans in an amount equal to 100% of all Net Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt by such Borrower or such Restricted Subsidiary of such Net Proceeds.

(iv) Except with respect to Loans incurred in connection with any Refinancing Amendment, Term Loan Extension Request or any Incremental Amendment (to the extent set forth in such Refinancing Amendment, Term Loan Extension Request or Incremental Amendment as contemplated below), (A) each prepayment of Term Loans pursuant to this Section 2.3(b) shall be applied to the next eight succeeding scheduled principal installments to each Class of Term Loans and then ratably to the remaining installments of each Class of Term Loans then outstanding (provided that (i) any prepayment of Term Loans with the Net Proceeds of Credit Agreement Refinancing Indebtedness shall be applied solely to each applicable Class of Refinanced Debt and (ii) any Class of Incremental Term Loans, Extended Term Loans or Other Term Loans may specify that one or more other Classes of Loans may be prepaid prior to such Class of Incremental Term Loans, Extended Term Loans or Other Term Loans and (B) each such prepayment shall be paid to the applicable Lenders in accordance with their respective Pro Rata Shares of such prepayment.

(c) (i) Notwithstanding anything to the contrary in Section 2.3(a), 2.6(a) or 2.7 (which provisions shall not be applicable to Section 2.3(c)), any Purchasing Borrower Party shall have the right at any time and from time to time to prepay Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in Section 2.3(c); provided that (A) any Discounted Voluntary Prepayment shall be offered to all Lenders with Loans of a specified Class on a pro rata basis, (B) such Purchasing Borrower Party shall deliver to the Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Prepayment (after giving effect to any related waivers or amendments obtained in connection with such Discounted Voluntary Prepayment), (2) each of the conditions to such Discounted Voluntary Prepayment contained in Section 2.3(c) has been satisfied, (3) such Purchasing Borrower Party does not have any material non-public information (“MNPI”) with respect to Holdings or any of its Subsidiaries that (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material, (i) to a Lender’s decision to participate in any Discounted Voluntary Prepayment or (ii) to the market price of the Loans.

(ii) To the extent a Purchasing Borrower Party seeks to make a Discounted Voluntary Prepayment, such Purchasing Borrower Party will provide written notice to the Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that such Purchasing Borrower Party desires to prepay Loans of a specified Class in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment: (A) the Proposed Discounted Prepayment Amount of Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Prepayment (representing the percentage of par of the principal amount of Loans to be prepaid) (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice in accordance with Section 2.3(c)(ii), the Agent shall promptly notify each Lender of the applicable Class thereof. On or prior to the Acceptance Date, each Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Agent (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Agent) of Loans with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable

Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Loans of the applicable Class specified by the Lenders in the applicable Lender Participation Notice, the Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Loans (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.3(c)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans (as defined below). Any Lender with outstanding Loans of the applicable Class whose Lender Participation Notice is not received by the Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Purchasing Borrower Party shall make a Discounted Voluntary Prepayment by prepaying those Loans of the applicable Class (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five Business Days after the Acceptance Date (or such other date as the Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.3), upon irrevocable notice substantially in the form of Exhibit K hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Agent no later than 11:00 a.m. (New York City time), two Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Agent. Upon receipt of any Discounted Voluntary Prepayment Notice the Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid.

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.3(c)(iii) above) established by the Agent in consultation with the Parent Borrower.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, upon written notice to the Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice.

(d) Prepayment Premium.

(i) At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is one year and 31 days following the Start Dates (as defined in Amendment No. 5), the Borrowers agree to pay to the Agent, for the ratable account of each Lender with outstanding Term B-2 Loans, Term B-3 Loans and/or Term B-4 Loans, as applicable, which are repaid or prepaid pursuant to such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under Section 12.3(c)), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Term B Loans prepaid (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (2) of the definition thereof, the aggregate principal amount of all Term B Loans outstanding on such date that are subject to an effective reduction of the Applicable Margin applicable to the Term B Loans pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

(ii) ~~(e)~~ If, on or prior to the date that is six months after the Amendment No. 1 (B-5) Effective Date, the Borrowers effect an amendment of the Term Loan Agreement that results in a Term B-5 Repricing Event, the Borrowers shall pay to the Agent, for the ratable account of each Term B-5 Lender with outstanding Term B-5 Loans that are repaid, prepaid or amended pursuant to such Term B-5 Repricing Event, a fee equal to 1.0% of the aggregate principal amount of the affected Term B-5 Loans of such Term B-5 Lender outstanding immediately prior to the date of effectiveness of such Term B-5 Repricing Event.

(iii) If, on or prior to the date that is six months after the Amendment No. 4 (B-6) Effective Date, the Borrowers effect an amendment of this Agreement that results in a 2016-1 Term B-4 Repricing Event, the Borrowers shall pay to the Agent, for the ratable account of each 2016-1 Term B-4 Lender with outstanding 2016-1 Term B-4 Loans that are repaid, prepaid or amended pursuant to such 2016-1 Term B-4 Repricing Event, a fee equal to 1.0% of the aggregate principal amount of the affected 2016-1 Term B-4 Loans of such 2016-1 Term B-4 Lender outstanding immediately prior to the date of effectiveness of such 2016-1 Term B-4 Repricing Event.

(iv) If, on or prior to the date that is six months after the Amendment No. 4 (B-6) Effective Date, the Borrowers effect an amendment of this Agreement that results in a 2016-1 Term B-5 Repricing Event, the Borrowers shall pay to the Agent, for the ratable account of each 2016-1 Term B-5 Lender with outstanding 2016-1 Term B-5 Loans that are repaid, prepaid or amended pursuant to such 2016-1 Term B-5 Repricing Event, a fee equal to 1.0% of the aggregate principal amount of the affected 2016-1 Term B-5 Loans of such 2016-1 Term B-5 Lender outstanding immediately prior to the date of effectiveness of such 2016-1 Term B-5 Repricing Event.

(v) If, on or prior to the date that is six months after the Amendment No. 4 (B-6) Effective Date, the Borrowers effect an amendment of this Agreement that results in a Term B-6 Repricing Event, the Borrowers shall pay to the Agent, for the ratable account of each Term B-6 Lender with outstanding Term B-6 Loans that are repaid, prepaid or amended pursuant to such Term B-6 Repricing Event, a fee equal to 1.0% of the aggregate principal amount of the affected Term B-6 Loans of such Term B-6 Lender outstanding immediately prior to the date of effectiveness of such Term B-6 Repricing Event.

(e) ~~(f)~~ Funding Losses, Etc. All prepayments under Section 2.3 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.3. Notwithstanding any of the other provisions of Section 2.3(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under Section 2.3(b) prior to the last day of the Interest Period therefor, the Parent Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a cash collateral account until the last day of such Interest Period, at which time the Agent shall be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with Section 2.3(b). Upon the occurrence and during the continuance of any Event of Default, the Agent shall also be authorized (without any further action by or notice to or from the Parent Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with Section 2.3(b).

2.4 Termination or Reduction of Commitments. (i) The Term B-3 Commitment of each Term B-3 Lender was reduced to $0 upon the funding of Term B-3 Loans made by it pursuant to Amendment No. 5, (ii) the Term B-4 Commitment of each Term B-4 Lender was reduced to $0 upon the funding of Term B-4 Loans made by it pursuant to Amendment No. ~~5 and~~5, (iii) the Term B-5 Commitment of each Term B-5 Lender was reduced to $0 upon the funding of Term B-5 Loans made by it pursuant to ~~Amendment No. 1 (B-5~~Section 2.01(a), (iv) the 2016-1 Term B-4 Commitment of each 2016-1 Term B-4 Lender shall be reduced to $0 upon the making of 2016-1 Term B-4 Loans made by it pursuant to Section 2.01(b), (v) the 2016-1 Term B-5 Commitment of each 2016-1 Term B-5 Lender shall be reduced to $0 upon the making of 2016-1 Term B-5 Loans made by it pursuant to Section 2.01(c) and (vi) the Term B-6 Commitment of each Term B-6 Lender shall be automatically and permanently reduced to $0 upon the making of Term B-6 Loans pursuant to Section 2.1(d).

2.5 Evidence of Indebtedness.

(a) The Loans made by each Lender shall be evidenced by one or more entries in the Register maintained by the Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as non-fiduciary agent for the Borrowers. The accounts or records maintained by the Agent shall be conclusive evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender pursuant to Section 2.5(b) and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Agent, the applicable Borrower shall execute and deliver to such Lender (through the Agent) a Term Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, Class, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) Entries made in good faith by the Agent in the Register pursuant to Section 2.5(a), and by each Lender in its account or accounts pursuant to this Section 2.5(b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Financing Agreements, absent manifest error; provided that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Financing Agreements.

2.6 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Agent will promptly distribute to each Appropriate Lender its Pro Rata Share (or other applicable share provided for under this Agreement) of such payment in like funds as received by wire transfer to such Lender’s applicable Lending Office. All payments received by the Agent after 2:00 p.m., shall in each case, at the option of the Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by a Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Parent Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the applicable Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the applicable Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in Same Day Funds, then:

(i) if the Parent Borrower or applicable Co-Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender to the date such amount is repaid to the Agent in Same Day Funds at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Agent to the applicable Borrower to the date such amount is recovered by the Agent (the “Compensation Period”) at a rate per annum equal to the applicable Overnight Rate from time to time in effect. When such Lender makes payment to the Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount within one Business Day upon the Agent’s demand therefor, the Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Agent to any Lender or the applicable Borrower with respect to any amount owing under this Section 2.6(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 2, and such funds are not made available to the applicable Borrower by the Agent because the conditions to the applicable Loan set forth in Section 4 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Whenever any payment received by the Agent under this Agreement or any of the other Financing Agreements is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement and the other Financing Agreements on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the order of priority set forth in Section 11.3. If the Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Financing Agreements under circumstances for which the Financing Agreements do not specify the manner in which such funds are to be applied, the Agent may (to the fullest extent permitted by mandatory provisions of applicable Law), but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

2.7 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain payment in respect of any principal or interest on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of any principal or interest on such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 14.11 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. For avoidance of doubt, the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Parent Borrower pursuant to and in accordance with the express terms of this Agreement as in effect from time to time or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Parent Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 14.14) with respect to such participation as fully as if such Lender were the direct creditor of the Parent Borrower in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.7 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.7 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.8 Incremental Credit Extensions.

(a) One or more Borrowers (which shall include all existing Borrowers with respect to an existing Class of Term B Loans for which Incremental Term Commitments are requested) may, by written notice to the Agent (whereupon the Agent shall promptly deliver a copy to each of the Lenders) from time to time after the Escrow Release Date, request Incremental Term Loan Commitments, as applicable, in an aggregate amount not to exceed the Incremental Amount from one or more Incremental Term Lenders (which, in each case, may include any existing Lender) willing to provide such Incremental Term Loans, as the case may be, in their own discretion. Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000 or equal to the remaining Incremental Amount), (ii) the date on which such Incremental Term Loan Commitments are requested to become effective (the “Increased Amount Date”), and (iii) whether such Incremental Term Loan Commitments are to be Term Commitments or commitments to make term loans with interests rates and/or amortization and/or maturity and/or other terms different from the Term B Loans (“Incremental Term Loans”). The proceeds of any Incremental Term Loans shall not be used to ~~(i)~~ make Restricted Payments or prepayments of Subordinated Indebtedness pursuant to Section 10.6, Section 10.11 or otherwise ~~or (ii) make Investments in (or otherwise purchase) the Equity Interests of NAI~~.

(b) The applicable Borrowers and each Incremental Term Lender shall execute and deliver to the Agent an Incremental Amendment and such other documentation as the Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender. Each Incremental Amendment shall specify the terms of the applicable Incremental Term Loans; provided that (i) except as to pricing, amortization and final maturity date (which shall, subject to clause (ii) and (iii) of this proviso, be determined by the applicable Borrowers and the Incremental Term Lenders in their sole discretion), the Incremental Term Loans shall have no more restrictive terms, when taken as a whole, than the Term Loans except (x) if the Term Lenders holding the Term Loans also receive the benefit of such restrictive terms, (y) such terms are not effective until the Latest Maturity Date of the then existing Term Loans or (z) such other terms as shall be reasonably satisfactory to the Agent, (ii) the final maturity date of any Incremental Term Loans shall be no earlier than the Latest Maturity Date at the time such Incremental Term Loans are established, and, (iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term B Loans; provided further that, with respect to any Incremental Term Loans, if the Effective Yield in respect of any such Incremental Term Loan exceeds the Applicable Margin of any Term B Loans by more than 25 basis points, such Applicable Margin shall be increased so that the Effective Yield in respect of such Incremental Term Loan is no more than 25 basis points higher than the Effective Yield for such Term B Loans and if the lowest permissible Eurodollar Rate is greater than 1.00% or the lowest permissible Base Rate is greater than 2.00% for such Incremental Term Loan, the difference between such “floor” and 1.00% in the case of Eurodollar Rate Incremental Term Loans (or 2.00% in the case of Base Rate Incremental Term Loans, shall be equated to interest rate margin for purposes of this proviso. The Incremental Term Loans shall have the same guarantees as and rank pari passu in right of payment and security with the Term B Loans.

(c) Notwithstanding the foregoing, but subject to the last paragraph of Section ~~4.2,~~4.2 and Section 14.13(e), no Incremental Term Loan Commitment shall become effective under this Section 2.8 unless (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment, no Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Event of Default shall be continuing ~~(except to the extent the proceeds of the Incremental Term Loans are to be used to finance a Designated Acquisition, in lieu of such condition, (A)~~

~~no Event of Default shall be continuing at the time of execution of the applicable contract or agreement for such acquisition and (B) no Event of Default under Sections 8.1(a) or (f) shall be continuing at the time of making such acquisition))~~; (ii) after giving effect to such Incremental Term Loan Commitments, the conditions of Section 4.2(a) shall be satisfied (it being understood that all references to “the date of the making of such Loan” or similar language in such Section 4.2(a) shall be deemed to refer to the effective date of such Incremental Amendment) (except, to the extent the proceeds of the Incremental Term Loans are to be used to finance ~~a Designated~~an Acquisition, such representations shall be limited to the Specified Representations and Specified Acquisition Agreement Representations) and (iii) the Agent shall have received customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent. The Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Agent with the applicable Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(d) The Incremental Amendment may, without the consent of Parent Borrower, or any other Loan Party, Agent or Lenders, effect such amendments to this Agreement and the other Financing Agreements as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent Borrower, to effect the provisions of this Section 2.8. The applicable Borrowers will use the proceeds of the Incremental Term Loans for any purpose not prohibited by this Agreement. Incremental Term Loans may be made by any existing Lender (but each existing Lender will not have an obligation to make a portion of any Incremental Term Loan) or by any other bank or other financial institution; provided that any such bank or financial institution shall be reasonably satisfactory to the Agent and the Parent Borrower. No Lender shall be obligated to provide any Incremental Term Loans unless it so agrees.

This Section 2.8 shall supersede any provisions in Section 2.7 or 12.3 to the contrary.

2.9 Refinancing Amendments.

(a) On one or more occasions after the Escrow Release Date, the Borrowers may obtain, from any Lender or any Additional Refinancing Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Incremental Term Loans) in the form of Other Term Loans or Other Term Loan Commitments pursuant to a Refinancing Amendment.

(b) The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 and, to the extent reasonably requested by the Agent, receipt by the Agent of (i) customary legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Financing Agreements.

(c) Each issuance of Credit Agreement Refinancing Indebtedness under Section 2.9(a) shall be in an aggregate principal amount that is (x) not less than $25,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(d) Each of the parties hereto hereby agrees that this Agreement and the other Financing Agreements may be amended pursuant to a Refinancing Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto, (ii) make such other changes to this Agreement and the other Financing Agreements consistent with the provisions and intent of Section 12.3(g) (without the consent of the Required Lenders called for therein) and (iii) effect such other amendments to this Agreement and the other Financing Agreements as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent Borrower, to effect the provisions of this Section 2.9, and the Required Lenders hereby expressly authorize the Agent to enter into any such Refinancing Amendment.

(e) Notwithstanding anything to the contrary in this Agreement, the 2016-1 Term B-4 Loans and 2016-1 B-5 Loans shall be permitted under this Agreement.

2.10 Extension of Term Loans.

(a) Extension of Term Loans. The applicable Borrowers may at any time and from time to time request that all or a portion of the Term Loans of a given Class (each, an “Existing Term Loan Tranche”) be amended to extend the scheduled maturity date(s) with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so amended, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.10. In order to establish any Extended Term Loans, the Parent Borrower shall provide a notice to the Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under such Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and offered pro rata to each Lender under such Existing Term Loan Tranche and (y) be identical to the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans are to be amended, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche, to the extent provided in the applicable Extension Amendment~~; provided, however, that at no time shall there be Classes of Term Loans hereunder (including Refinancing Term Loans and Extended Term Loans) which have more than four (4) different Maturity Dates~~; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche, in each case, to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the Extension Amendment (immediately prior to the establishment of such Extended Term Loans); and (iv) Extended Term Loans may have call protection as may be agreed by the Parent Borrower and the Lenders thereof; provided that no Extended Term Loans may be optionally prepaid prior to the date on which all Term Loans with an earlier final stated maturity (including Term Loans under the Existing Term Loan Tranche from which they were amended) are repaid in full, unless such optional prepayment is accompanied by a pro rata optional prepayment of such other Term Loans; provided, however, that (A) no Default shall have occurred and be continuing at the time a Term Loan Extension Request is delivered to Lenders, (B) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof be earlier than the then Latest Maturity Date of any other Term Loans hereunder, (C) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter (other than by virtue of amortization or prepayment of such Indebtedness prior to the time of incurrence of such Extended Term Loans) than the remaining Weighted Average Life to Maturity of any Existing Term Loan Tranche, (D) any such Extended Term Loans (and the Liens securing the same) shall be permitted by the terms of the Intercreditor Agreements, (E) all documentation in respect of such

Extension Amendment shall be consistent with the foregoing and (F) any Extended Term Loans may participate on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Term Loan Extension Request. Any Extended Term Loans amended pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that any Extended Term Loans amended from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche. Each Term Loan Extension Series of Extended Term Loans incurred under this Section 2.10 shall be in an aggregate principal amount that is not less than $25,000,000.

(b) Extension Request. The Parent Borrower shall provide the applicable Term Loan Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Agent, in each case acting reasonably to accomplish the purposes of this Section 2.10. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche amended into Extended Term Loans pursuant to any Term Loan Extension Request. Any Lender holding a Loan under an Existing Term Loan Tranche (each, an “Extending Term Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Term Loan Extension Request amended into Extended Term Loans shall notify the Agent (each, an “Extension Election”) on or prior to the date specified in such Term Loan Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be amended into Extended Term Loans (subject to any minimum denomination requirements imposed by the Agent). In the event that the aggregate principal amount of Term Loans under the Existing Term Loan Tranche in respect of which applicable Term Lenders shall have accepted the relevant Term Loan Extension Request exceeds the amount of Extended Term Loans requested to be extended pursuant to the Term Loan Extension Request, Term Loans subject to Extension Elections shall be amended to Extended Term Loans on a pro rata basis (subject to rounding by the Agent, which shall be conclusive) based on the aggregate principal amount of Term Loans included in each such Extension Election.

(c) Extension Amendment. Extended Term Loans shall be established pursuant to an amendment (each, a “Extension Amendment”) to this Agreement among Holdings, the Loan Parties, the Agent and each Extending Term Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.10(a) above, respectively (but which shall not require the consent of any other Lender). The effectiveness of any Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.2 and, to the extent reasonably requested by the Agent, receipt by the Agent of (i) legal opinions, board resolutions and officers’ certificates consistent with those delivered on the Original Closing Date other than changes to such legal opinion resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Agent and (ii) reaffirmation agreements and/or such amendments to the Collateral Documents as may be reasonably requested by the Agent in order to ensure that the Extended Term Loans are provided with the benefit of the applicable Financing Agreements. The Agent shall promptly notify each Lender as to the effectiveness of each Extension Amendment. Each of the parties hereto hereby agrees that this Agreement and the other Financing Agreements may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 2.2 with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Extension Amendment (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 2.2), (iii) modify the prepayments set forth in Section 2.3 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto, (iv) make such other changes to this Agreement and the other Financing Agreements consistent with the provisions and intent of Section 12.3(g) (without the consent of the Required Lenders called for therein) and (v) effect such other amendments to this Agreement and the other Financing Agreements as may be necessary or appropriate, in the reasonable opinion of the Agent and the Parent Borrower, to effect the provisions of this Section 2.10, and the Required Lenders hereby expressly authorize the Agent to enter into any such Extension Amendment.

(d) No conversion of Loans pursuant to any Extension Amendment in accordance with this Section 2.10 shall constitute a voluntary or mandatory payment or prepayment for purposes of this Agreement.

SECTION 3. INTEREST AND FEES

3.1 Interest.

(a) The Borrowers shall pay to Agent, for the benefit of Lenders, interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder shall be payable on demand: (i) on and after the date of any Event of Default, following the Agent’s election to increase the Interest Rate pursuant to clause (b) of the definition thereof and from time to time thereafter, and (ii) on and after the date of termination hereof.

(b) Interest shall be payable by the Borrowers to Agent, for the account of Lenders, with respect to Base Rate Loans on the last Business Day of each March, June, September and December and the Latest Maturity Date of the Facility under which such Loan was made, which shall be calculated on the basis of three hundred sixty-five (365) or three hundred sixty-six (366) day year, as applicable, and actual days elapsed. Interest shall be payable by the Borrowers to Agent, for the account of Lenders, with respect to any Eurodollar Rate Loans on the last day of each applicable Interest Period with respect to such Loans, or, in the case of Interest Periods longer than three months, on the date that is three months after the commencement of such Interest Period, which shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the date any change in such Base Rate is effective. In no event shall charges constituting interest payable by the Borrowers to Agent and Lenders exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

3.2 Fees. The Parent Borrower shall pay to Agent and Credit Suisse the other fees and amounts set forth in the Fee Letter in the amounts and at the times specified therein or as has otherwise been agreed by or on behalf of Parent Borrower. To the extent payment in full of the applicable fee is received by Agent from Parent Borrower on or about the Escrow Release Date, Agent shall pay to each Lender its share of such fees in accordance with the terms of the arrangements of Agent with such Lender.

3.3 Changes in Laws and Increased Costs of Loans.

(a) If after the Escrow Release Date, either (i) with respect to Eurodollar Rate Loans, any change in, or in the interpretation of, any Law is introduced, including, without limitation, with respect to reserve requirements, applicable to any Lender or any banking or financial institution from whom any

Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) with respect to Eurodollar Rate Loans, a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, or (iv) a Funding Bank or any Lender determines that any change in, or in the interpretation of, any law or regulation shall subject such Funding Bank or such Lender to any Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis in Taxation of payments to such Funding Bank or such Lender in respect thereof (except for any Excluded Taxes, or Indemnified Taxes or Other Taxes indemnifiable under Section 6.1); and the result of any of the foregoing events described in clauses (i), (ii), (iii) or (iv) is an increase in the cost to any Lender of funding or maintaining the Loans, then Parent Borrower and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify such Lender, as the case may be, against such increased cost on an after-Tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to the Parent Borrower by Agent or the applicable Lender and shall be conclusive, absent manifest error. Notwithstanding anything herein to the contrary, for all purposes under this Agreement (including Section 3.3(a)), (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Law after the Escrow Release Date, regardless of the date enacted, adopted or issued.

(b) If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Parent Borrower and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, Agent shall give telecopy or telephonic notice thereof to the Parent Borrower as soon as practicable thereafter, and will also give prompt written notice to the Parent Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Base Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Base Rate Loans. Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Parent Borrower have the right to convert Base Rate Loans to Eurodollar Rate Loans.

(c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the Escrow Release Date shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement (i) Agent or such Lender shall promptly give written notice of such circumstances to the Parent Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Parent Borrower and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d) Parent Borrower and Guarantors shall indemnify Agent and each Lender and hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by the Parent Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Parent Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Parent Borrower in making any prepayment of a Eurodollar Rate Loan after Parent Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein (excluding the Applicable Margin) over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Agreement and the payment of the Obligations.

(e) Any Agent or any Lender claiming compensation under this Section 3 shall deliver a certificate to the Parent Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(f) With respect to any Lender’s claim for compensation under Section 3.3(a), (b) or (c), the Parent Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Parent Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(g) If any Lender requests compensation under Section 3.3(a), (b) or (c), then such Lender will, if requested by the Parent Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.3(g) shall affect or postpone any of the Obligations of the Parent Borrower or the rights of such Lender pursuant to Section 3.3(a), (b) or (c).

SECTION 4. CONDITIONS PRECEDENT

4.1 [Reserved].

4.2 Conditions Precedent to All Loans. The obligation of Lenders to make Loans (other than the initial Term B Loans, the Term B-3 Loans, the Term B-4 Loans, the Term B-5 Loans, the 2016-1 Term B-4 Loans, the 2016-1 Term B-5 Loans and the Term B-~~5~~6 Loans) is subject to the further satisfaction of, or waiver of, immediately prior to or concurrently with the making of each such Loan of each of the following conditions precedent:

(a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects (except where qualified by materiality, in which case such representations and warranties that are qualified by materiality shall be true and correct in all respects) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(b) no event shall have occurred and no condition shall exist that has or may be reasonably be likely to have a Material Adverse Effect; and

(c) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan and after giving effect thereto.

Notwithstanding anything in this Section 4.2 and in Section 2.8 to the contrary, to the extent that the proceeds of Incremental Term Loans are to be used to finance a Permitted Acquisition or Investment permitted hereunder, the only conditions precedent to the funding of such Incremental Term Loan shall be (i) the conditions precedent set forth in the related Incremental Amendment, (ii) that the Specified Representations and the Specified Acquisition Agreement Representations with respect to the Target of such Permitted Acquisition or Investment permitted hereunder shall be true and correct and (iii) no Event of Default under Section 11.1(a)(i), (a)(ii), (g) or (h) shall have occurred and be continuing or would result therefrom.

4.3 Conditions to the Escrow Release Date. The Parent Borrower agrees that it shall not direct the Escrow Agent to release the Escrow Account Funds, and the Escrow Release Date shall not occur, until satisfaction of, or waiver of, each of the following conditions precedent on or prior to the earliest of:

(a) The Agent’s receipt of the following, each of which shall be originals, telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party or the Lenders, as applicable, each dated the Escrow Release Date (or, in the case of certificates of governmental officials, a recent date before the Escrow Release Date) and each in form and substance reasonably satisfactory to the Agent:

(i) executed counterparts of Amendment No. 5;

(ii) a Note executed by the Parent Borrower in favor of each Lender requesting a Note;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Agent may require evidencing (A) the authority of each Loan Party to enter into this Agreement and the other Financing Agreements to which such Loan Party is a party or is to become a party and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Financing Agreements to which such Loan Party is a party or is to become a party;

(iv) copies of each Loan Party’s Organization Documents (or a certification that such Organization Documents have not been amended since the date such Organization Documents were previously delivered to the Agent under the Existing Debt Facility) and such other documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to so qualify in such jurisdiction could not reasonably be expected to have a Material Adverse Effect;

(v) evidence that, on the Escrow Release Date (or within 120 days after the Escrow Release Date) pursuant to arrangements reasonably satisfactory to the Agent, all principal and accrued interest and fees have been paid in full so that (x) no more than $80,000,000 of principal amount remains outstanding thereafter with respect to Safeway’s 3.40% Senior Notes due 2016 and (y) no more than $100,000,000 of principal amount remains outstanding thereafter with respect to Safeway’s 6.35% Senior Notes due 2017;

(vi) a solvency certificate signed by the Chief Financial Officer of the Parent Borrower substantially in the form attached hereto as Exhibit O;

(vii) the Security Agreement and certificates evidencing any stock being pledged thereunder, together with undated stock powers executed in blank, each duly executed by the applicable Loan Parties (provided, that with respect to Security Agreement to be executed by Safeway and its Subsidiaries, such Security Agreement may be executed and delivered after the release of the Term B-3 Loans and the Term B-4 Loans from the Escrow Account but not later than 5:00 p.m. New York City time on the Escrow Release Date);

(viii) a certificate signed by a Responsible Officer of Safeway certifying that Safeway has assumed, or concurrently with the Escrow Release Date shall assume, all the obligations of Merger Sub under the Financing Agreements;

(ix) results of searches or other evidence reasonably satisfactory to the Agent (in each case dated as of a date reasonably satisfactory to the Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases, satisfactions and releases or subordination agreements reasonably satisfactory to the Agent are being tendered concurrently with the Escrow Release Date or other arrangements reasonably satisfactory to the Agent for the delivery of such termination statements and releases, satisfactions and discharges have been made;

(x) Uniform Commercial Code financing statements required by Law or reasonably requested by the Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Financing Agreements and all such documents and instruments shall have been (or have been authorized by the Loan Parties to be) so filed, registered or recorded to the satisfaction of the Agent;

(xi) a customary legal opinion (including no conflicts with all indentures and other material debt documents of the Parent Borrower) (A) from Schulte Roth & Zabel LLP, counsel to the Loan Parties, (B) from Greenberg Traurig LLP, California, Illinois and Texas counsel to the Loan Parties and (C) from Bodman PLC, Michigan counsel to the Loan Parties, in each case addressed to the Agent and each Lender;

(xii) a certificate signed by a Responsible Officer of the Parent Borrower substantially in form and substance of Exhibit A to the Escrow Agreement, certifying as to the conditions set forth therein;

(xiii) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Existing Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Parent Borrower and each Loan Party relating thereto) and evidence of flood insurance as set forth in Section 9.4 hereof;

(xviii) a certificate signed by a Responsible Officer of the Parent Borrower certifying as to the conditions set forth in clauses (h) and (i) of this Section 4.3; and

(xiv) the amended and restated Perfection Certificate, dated as of the Escrow Release Date, in form and substance reasonably acceptable to the Agent.

(b) Prior to or substantially simultaneously with the release of funds from the Escrow Account on the Escrow Release Date, Holdings shall have received the Equity Contribution.

(c) The Safeway Acquisition shall have been or, substantially concurrently with the initial borrowing under this Agreement, shall be consummated in accordance with the terms of the Safeway Merger Agreement.

(d) All fees required to be paid on the Escrow Release Date pursuant to the Fee Letter and this Agreement and reasonable and documented out-of-pocket expenses required to be paid on the Escrow Release Date pursuant to this Agreement, in each case to the extent invoiced at least two Business Days prior to the Escrow Release Date, shall have been paid (which amounts may be offset against the proceeds of the Loans).

(e) The Specified Acquisition Agreement Representations shall be true and correct in all material respects.

(f) The ABL Facility Documentation shall have been duly executed and delivered by each party thereto, and shall be in full force and effect.

(g) The ABL Intercreditor Agreement and the Term Loan Intercreditor Agreement shall have been duly executed and delivered by each party thereto and shall be in full force and effect.

(h) Since December 28, 2013, there shall not have occurred any Company Material Adverse Effect.

(i) The Specified Representations shall be true and correct in all material respects.

SECTION 5. [RESERVED]

SECTION 6. TAXES

6.1 Taxes.

Any and all payments by or on account of any Loan Party hereunder or under any other Financing Agreement shall (except to the extent required by applicable Laws) be made free and clear of, and without any deduction or withholding on account of, any Taxes.

(a) If any Loan Party, the Agent or any other applicable withholding agent shall be required by applicable law to deduct or withhold any Tax from or in respect of any sum paid or payable by any Loan Party under any of the Financing Agreements, then (i) the applicable Loan Party or other applicable withholding agent shall make such deduction or withholding and pay to the relevant Governmental Authority in accordance with applicable Laws any such Tax before the date on which penalties attach thereto, (ii) if the Tax in question is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all required deductions or withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 6.1), each Lender (or, in the case of a payment made to an Agent for its own account, such Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, and (iii) within thirty days after paying any sum from which it is required by applicable Laws to make any deduction or withholding, if a Loan Party is the applicable withholding agent, the Parent Borrower shall deliver to the Agent evidence reasonably satisfactory to the Agent of such deduction or withholding and of the timely remittance thereof to the relevant Governmental Authority.

(b) Without limiting the provisions of Sections 6.1(a) and (b), the Parent Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Each Lender shall, at such times as are reasonably requested by the Parent Borrower or the Agent, provide the Parent Borrower and the Agent with any documentation prescribed by applicable Laws or reasonably requested by the Parent Borrower or the Agent certifying as to any entitlement of such Lender to an exemption from, or reduction in, any applicable withholding Tax with respect to any payments to be made to such Lender under any Financing Agreement. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documentation required below in this Section 6.1(d)) obsolete, expired or inaccurate in any respect, deliver promptly to the Parent Borrower and the Agent updated or other appropriate documentation (including any new documentation reasonably requested by the Parent Borrower or the Agent) or promptly notify the Parent Borrower and the Agent in writing of its legal ineligibility to do so.

Without limiting the foregoing:

(1) Each U.S. Lender shall deliver to the Parent Borrower and the Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(2) Each Foreign Lender shall deliver to the Parent Borrower and the Agent on or before the date on which it becomes a party to this Agreement whichever of the following is applicable:

(A) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party,

(B) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms),

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit H-1, Exhibit H-2, Exhibit H-3 or Exhibit H-4 (any such certificate, a “United States Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E (or any successor forms),

(D) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 6.1(d) if such beneficial owner were a Lender, as applicable (provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such direct or indirect partner(s)), or

(E) two properly completed and duly signed original copies of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury Regulations) as a basis for claiming a complete exemption from, or a reduction in, United States federal withholding Tax on any payments to such Lender under the Financing Agreements.

(3) If a payment made to a Lender under any Financing Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Agent such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Agent as may be necessary for the Parent Borrower and the Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 6.1(d)(3), “FATCA” includes any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 6.1(d), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(d) The Loan Parties shall, within ten (10) days after written demand therefor, jointly and severally, indemnify the Agent and each Lender (each a “Tax Indemnitee”) for the full amount of any Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 6.1) paid or payable by such Tax

Indemnitee, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared in good faith and delivered by a Tax Indemnitee (or by Agent on behalf of a Tax Indemnitee), shall be conclusive absent manifest error.

(e) If and to the extent that a Tax Indemnitee determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified pursuant to this Section 6.1, then such Tax Indemnitee shall pay to the relevant Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 6.1 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of the Tax Indemnitee and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Loan Party, upon the request of the Tax Indemnitee, agrees to promptly repay the amount paid over pursuant to this Section 6.1(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Tax Indemnitee in the event that such Tax Indemnitee is required to repay such refund to such Governmental Authority. This Section 6.1(f) shall not be construed to require any Tax Indemnitee to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.

(f) Without prejudice to the survival of any other agreements of any Loan Party hereunder or under any other Financing Agreement, the agreements and obligations of Loan Parties contained in this Section 6.1 shall survive the termination of this Agreement, the payment in full of the Obligations, resignation of the Agent and any assignment of rights by, or replacement of, any Lender.

(g) Upon the written request of Parent Borrower, any Lender or Agent claiming any additional amounts or indemnification payments payable pursuant to this Section 6.1 shall use its reasonable efforts to mitigate or reduce the additional amounts payable, which reasonable efforts may include a change in the jurisdiction of its Lending Office (or any other measures reasonably requested by the Parent Borrower) if such a change or other measures would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, result in any unreimbursed cost or expense or be otherwise disadvantageous to such Lender.

6.2 Replacement of Lenders under Certain Circumstances.

(a) If at any time a Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 6.1 or 3.3 as a result of any condition described in such Sections or any Lender ceases to make any Eurocurrency Rate Loans as a result of any condition described in Section 3.3, then the Parent Borrower may, on ten (10) Business Days’ prior written notice to the Agent and such Lender, (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 14.7(a) (with the assignment fee to be paid by the Parent Borrower in such instance) all of its rights and obligations under this Agreement (in respect of any applicable Facility) to one or more Eligible Transferees; provided that neither the Agent nor any Lender shall have any obligation to the Parent Borrower to find a replacement Lender or other such Person; and provided, further, that in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 6.1, such assignment will result in a reduction in such compensation or payments; or (y) terminate the Commitment of such Lender and repay or cause to be repaid all Obligations of the Borrowers owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

(b) Any Lender being replaced pursuant to Section 6.2(a) above shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s applicable Commitment and outstanding Loans in respect thereof, and (ii) deliver any Term Notes evidencing such Loans to the Parent Borrower or Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrowers owing to the assigning Lender relating to the Loans, Commitments and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Term Note or Term Notes executed by the applicable Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Agent a duly executed Assignment and Assumption reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender.

SECTION 7. [RESERVED]

SECTION 8. REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make Loans, each Loan Party represents and warrants to the Agent and the Lenders that:

8.1 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is a corporation, limited liability company, partnership or limited partnership, duly incorporated, organized or formed, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, permits, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Financing Agreements to which it is a party, and (c) is duly qualified and is licensed and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Schedule 8.1 annexed hereto sets forth, as of the Escrow Release Date, each Loan Party’s name as it appears in official filings in its state of incorporation or organization, its state of incorporation or organization, organization type, organization number, if any, issued by its state of incorporation or organization, and its federal employer identification number.

8.2 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Financing Agreement to which such Person is or is to be a party, has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Agent under the Collateral Documents); or (d) violate any Law.

8.3 Financial Statements.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Parent Borrower and its Subsidiaries and Safeway and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) to the extent required by GAAP, show all Material Indebtedness and other liabilities, direct or contingent, of the Parent Borrower and its Subsidiaries and Safeway and its Subsidiaries, respectively, as of the dates thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited Consolidated balance sheet of Parent Borrower and its Subsidiaries, dated as of November 27, 2014 and Safeway and its Subsidiaries, dated as of November 27, 2014, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the Quarterly Accounting Period ended on those dates (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Parent Borrower and its Subsidiaries and Safeway and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) The Consolidated forecasted balance sheets and statements of income and cash flows of the Albertson’s Group delivered pursuant to Section 9.5(e) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Loan Parties’ good faith estimate of its future financial performance (it being understood that such forecasted financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular forecasts will be realized, that actual results may differ and that such differences may be material).

8.4 Ownership of Property; Liens.

(a) Each of the Loan Parties and each Restricted Subsidiary thereof has good record and valid title in fee simple to or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for Permitted Liens and such defects in title or failure to have such title or other interest as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and each Restricted Subsidiary has good and valid title to, valid leasehold interests in, or valid licenses or other rights to use all personal property and assets material to the ordinary conduct of its business, except for Permitted Liens or as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) To the knowledge of the Loan Parties, Schedule 8.4(b)(1) sets forth the address of all Material Real Property that is owned by the Loan Parties and each of their Restricted Subsidiaries on the Escrow Release Date. Each Loan Party has good and valid fee simple title to the real property owned by such Loan Party, free and clear of all Liens, other than Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Loan Parties, Schedule 8.4(b)(2) sets forth the address of all Leases of Material Real Property of the Loan Parties and each of their Restricted Subsidiaries on the Escrow Release Date, together with the name of each lessor with respect to each such Lease as of the Escrow Release Date. Each of such Leases is in full force and effect and, to the knowledge of the Loan Parties, the Loan Parties are not in default of the terms thereof, except, in each case, as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c) The property of each Loan Party and each of its Subsidiaries is subject to no Liens, other than Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) Schedule 10.2 sets forth a complete and accurate list of all Investments of the type under Section 10.2(b) held by any Loan Party or any Subsidiary of a Loan Party on the Escrow Release Date, showing as of the Escrow Release Date the amount, obligor or issuer and maturity, if any, thereof.

(e) Schedule 10.3 sets forth a complete and accurate list of all Material Indebtedness of the type under Section 10.3(a) of each Loan Party or any Restricted Subsidiary of a Loan Party on the Escrow Release Date, showing as of the Escrow Release Date the amount, obligor or issuer and maturity thereof.

8.5 Taxes. Except for failures that could not reasonably be expected, either individually or in the aggregate, to result in a Material Adverse Effect, the Loan Parties and each of their Restricted Subsidiaries have filed all Tax returns and reports required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income or assets or otherwise due and payable (including in the capacity of withholding agent), except those which are being contested in good faith by appropriate proceedings being diligently conducted, for which adequate reserves have been provided in accordance with GAAP, as to which Taxes no Liens (other than Permitted Liens on account thereof) have been filed and which contest effectively suspends the collection of the contested obligation and the enforcement of any Lien securing such obligation. There is no current, pending or proposed Tax audit, deficiency, assessment or other claim or proceeding with respect to any Loan Party or any of their Subsidiaries that, individually, or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

8.6 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after commercially reasonable investigation, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Restricted Subsidiaries or against any of its properties or revenues that (a) purport to affect or pertain to this Agreement or any other Financing Agreement, or any of the transactions contemplated hereby, or (b) except as disclosed on Schedule 8.6 on the Escrow Release Date, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.7 Compliance with Laws. Each of the Loan Parties and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

8.8 Environmental Compliance.

(a) Except for any matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party or any Restricted Subsidiary thereof: (i) is in violation of any Environmental Law or has failed to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law at any Material Property, (ii) is subject to any Environmental Liability, (iii) is in receipt of any pending written notice of claim with respect to any Environmental Liability or (iv) is presently aware of any basis for any Environmental Liability;

(b) Except as otherwise set forth on Schedule 8.8 on the Escrow Release Date and to the knowledge of the Loan Parties: (i) none of the Material Real Properties is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) except for any matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Material Real Properties; and (iii) except for any matters that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Hazardous Materials have been released, discharged or disposed of on any of the Material Real Properties or to the knowledge of any Loan Party or any Restricted Subsidiary, on any property formerly owned or operated by any Loan Party or any Restricted Subsidiary thereof; and

(c) Except as otherwise set forth on Schedule 8.8 on the Escrow Release Date, no Loan Party or any Restricted Subsidiary thereof is undertaking, and no Loan Party or any Restricted Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law, which investigation, assessment, remedial or response action could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.9 ERISA Compliance.

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except where non-compliance could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Parent Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and to the best knowledge of the Parent Borrower, no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8.10 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other

Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Financing Agreements to which such Person is a party, except for (a) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (b) such as have been obtained or made and are in full force and effect.

8.11 Intellectual Property; Licenses, Etc. Except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Loan Parties and their Subsidiaries own, or possess the right to use, all of the Intellectual Property that is reasonably necessary for the operation of their respective businesses as currently conducted. Except, in each case, as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the operation of their respective businesses by any Loan Party or any Subsidiary does not violate, dilute, or misappropriate and has not, in the past three (3), years infringed, any Intellectual Property rights held by any other Person, and except as disclosed in Schedule 8.11 on the Escrow Release Date, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Parent Borrower, threatened in writing against any Loan Party or Restricted Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.12 Subsidiaries; Equity Interests. As of the Escrow Release Date: (a) the Loan Parties have no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 8.12, which Schedule sets forth, as of the Escrow Release Date, the legal name, jurisdiction of incorporation or formation and outstanding Equity Interests of each such Restricted Subsidiary, (b) all of the outstanding Equity Interests in such Restricted Subsidiaries have been validly issued, are fully paid and non-assessable, and are owned by a Loan Party (or a Restricted Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 8.12 free and clear of all Liens except for Liens in favor of the Agent under the Financing Agreements and Permitted Liens which do not have priority over the Liens of the Agent. Except as set forth in Schedule 8.12, as of the Escrow Release Date, there are no outstanding rights to purchase any Equity Interests in any Restricted Subsidiary. As of the Escrow Release Date, the Loan Parties have no equity investments in any other Person other than those specifically disclosed in Schedule 10.2. The copies of the Organization Documents of each Loan Party and each amendment thereto provided pursuant to Section 4.3 are true and correct copies of each such document, each of which is valid and in full force and effect as of the Escrow Release Date.

8.13 Labor Matters. There are no strikes, lockouts, slowdowns or other labor disputes against any Loan Party or any Restricted Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, local or foreign Law dealing with such matters except to the extent that any such violation could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Restricted Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state Law that has not been satisfied that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all payments due from any Loan Party and its Restricted Subsidiaries, or for which any claim may be made against any Loan Party or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Restricted Subsidiary has made a pending demand for recognition that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Agreements will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Restricted Subsidiaries is bound that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8.14 Anti-Money Laundering. Neither Holdings, any Loan Party, any of their Subsidiaries or, to the knowledge of senior management of each Loan Party, any of their Affiliates and or any of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

8.15 Material Contracts. Schedule 8.15 sets forth all Material Contracts to which any Loan Party is a party as of the Escrow Release Date. The Loan Parties have delivered true, correct and complete copies of such Material Contracts to the Agent on or before the Escrow Release Date, subject to confidentiality restrictions contained therein. The Loan Parties are not in breach or in default of or under any Material Contract which would reasonably likely result in a Material Adverse Effect and have not received any written notice of the intention of any other party thereto to terminate any Material Contract prior to the end of its current term.

8.16 Solvency. Immediately after giving effect to the transactions contemplated by this Agreement, and before and after giving effect to each Borrowing, the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Financing Agreements with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

8.17 Investment Company Act; Margin Regulations.

(a) No Loan Party is engaged or will be engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Borrowings shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any margin stock or for any other purpose that might cause any of the Credit Extensions to be considered a “purpose credit” within the meaning of Regulations T, U, or X issued by the FRB.

(b) None of the Loan Parties, any Person Controlling any Loan Party, or any Subsidiary is required to be registered as an “investment company” under the Investment Company Act of 1940.

8.18 Disclosure. Each Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, on the Escrow Release Date, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other factual written information furnished in writing by or on behalf of any Loan Party to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Financing Agreement (excluding projected financial information, forward-looking statements and general industry or general economic data) (in each case, as modified or supplemented by other information so furnished) and taken as a whole, contains (to the knowledge of the Loan Parties, in the case of any document or information provided to the Loan Parties pursuant to the NAI Purchase Agreement or the Safeway Acquisition Agreement) any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Loan Parties, that no assurance is given that any particular projections will be realized, that actual results may differ and that such differences may be material).

8.19 FCPA. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

8.20 Office of Foreign Assets Control. Neither the advance of the Loans nor the use of the proceeds of the Loans will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading with the Enemy Act”) or the Foreign Assets Control Regulations of the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto that is administered by OFAC (which, for the avoidance of doubt, shall include but shall not be limited to Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”). None of the Loan Parties or their Subsidiaries and Unrestricted Subsidiaries (a) is a Specially Designated National as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages in any dealings or transactions with any Specially Designated Nationals in violation of the Executive Order.

8.21 USA PATRIOT Act Notice. Each Loan Party is in compliance, in all material respects, with the PATRIOT Act, to the extent each Loan Party is legally required to comply with the PATRIOT Act.

8.22 Use of Proceeds. On the Escrow Release Date, the proceeds from the Term B-3 Loans and Term B-4 Loans will be used to finance a portion of the Transactions (it being understood that the proceeds of the initial Term B-3 Loans and Term B-4 Loans were deposited into the Escrow Account on the Restatement Effective Date and will be released from the Escrow Account on the Escrow Release Date). After the Escrow Release Date, the proceeds from the Term Loans will be used for any purpose, including, to pay costs and expenses related to the Transactions and for general corporate purposes and working capital needs. ~~On the Amendment No. 1 (B-5) Effective Date, the proceeds from the Term B-5 Loans will be used to finance the repayment of the outstanding borrowings under that certain term loan agreement (the “NAI Credit Agreement”), dated as of June 27, 2014, by and among NAI, Citibank, N.A., as administrative agent, and the other parties thereto, to pay related fees and expenses and for general corporate purposes.~~

8.23 Deposit Accounts; Credit Card Arrangements.

(a) Annexed hereto as Schedule 8.23 (a) is a list of all DDAs maintained by the Loan Parties as of the Escrow Release Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank (as defined in the ABL Credit Agreement).

(b) Annexed hereto as Schedule 8.23(b) is a list describing all arrangements as of the Escrow Release Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

8.24 Binding Effect. This Agreement has been, and each other Financing Agreement, when delivered, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Financing Agreement when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

8.25 No Material Adverse Effect.

(a) Since the Escrow Release Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

8.26 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Financing Agreement.

8.27 Collateral Documents.

(a) The Security Agreement creates in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, and enforceable security interest in the Collateral (as defined in the Security Agreement), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing of UCC financing statements in proper form, and delivery to the Agent of all possessory collateral required to be delivered by the Security Agreement and/or the obtaining of “control” (as defined in the UCC) by the Agent (or, so long as the ABL Intercreditor Agreement is in effect and the ABL Agent is acting as agent for the Agent pursuant thereto for purposes of obtaining possession of or establishing control over certain Collateral, to or by the ABL Agent), the Agent will have a perfected Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Collateral (other than those DDAs for which the Agents have not required a Blocked Account Agreement) that may be perfected under the UCC (in effect on the date this representation is made) by filing, recording or registering a financing statement or by obtaining control or possession, in each case prior and superior in right to any other Person to the extent required by the Financing Agreements, subject to Permitted Liens having priority under applicable Law.

(b) When the Security Agreement (or a short form thereof) in proper form is filed in the United States Patent and Trademark Office and the United States Copyright Office and when financing statements, releases and other filings in appropriate form are filed in the offices specified on Schedule II of the Security Agreement, the Agent shall have a fully perfected Lien on, and security interest in, all right, title and interest of the applicable Loan Parties in the Intellectual Property Collateral (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person to the extent required by the Financing Agreements, subject to Permitted Liens having priority under applicable Law (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Escrow Release Date).

(c) The Mortgages when granted shall create in favor of the Agent, for the benefit of the Secured Parties referred to therein, a legal, valid, continuing and enforceable first priority Lien in the Mortgaged Property (as defined in the Mortgages), the enforceability of which is subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. Upon the filing or recording of the Mortgages in proper form with the appropriate Governmental Authorities and the payment of any mortgage recording taxes of fees, the Agent will have a perfected first priority Lien on, and security interest in, to and under all right, title and interest of the grantors thereunder in all Mortgaged Property that may be perfected by such filing or recording (including without limitation the proceeds of such Mortgaged Property), in each case prior and superior in right to any other Person to the extent required by the Financing Agreements, subject to Permitted Liens having priority under applicable Law.

8.28 Pharmaceutical Laws.

(a) The Loan Parties have obtained all permits, licenses and other authorizations which are required with respect to the ownership and operations of their businesses under any Pharmaceutical Law, except where the failure to obtain such permits, licenses or other authorizations would not reasonably be expected to have a Material Adverse Effect.

(b) The Loan Parties are in compliance with all terms and conditions of all such permits, licenses, orders and authorizations, and are also in compliance with all Pharmaceutical Laws, including all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Pharmaceutical Laws, except where the failure to comply with such terms, conditions or laws would not reasonably be expected to have a Material Adverse Effect.

(c) None of the Loan Parties has any liabilities, claims against it or presently outstanding notices imposed or based upon any provision of any Pharmaceutical Law, except for such liabilities, claims, citations or notices which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

8.29 HIPAA Compliance. To the extent that and for so long as a Loan Party is a “covered entity” within the meaning of HIPAA, such Loan Party (i) has undertaken or will promptly undertake all applicable surveys, audits, inventories, reviews, analyses and/or assessments (including any required risk assessments) of all areas of its business and operations required by HIPAA; (ii) has developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a “HIPAA Compliance Plan”); and (iii) has implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that such Loan Party is or becomes HIPAA Compliant.

For purposes hereof, “HIPAA Compliant” shall mean that a Loan Party to the extent legally required (i) is or will use commercially reasonable efforts to be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a “HIPAA Compliance Date”) and (ii) is not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that has or could reasonably be expected to have a Material Adverse Effect.

8.30 Compliance With Health Care Laws.

(a) Each Loan Party is in compliance with all Health Care Laws, including all Medicare and Medicaid program rules and regulations applicable to it, except where the failure to so comply does not have or could not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, no Loan Party has received notice of any violation of any provisions of the Medicare and Medicaid Anti-Fraud and Abuse or Anti-Kickback Amendments of the Social Security Act (presently codified in Section 1128(B)(b) of the Social Security Act) or the Medicare and Medicaid Patient and Program Protection Act of 1987.

(b) Each Loan Party has maintained all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the Federal and State Medicare and Medicaid programs as required by the Health Care Laws or other applicable Law or regulation, except where the failure to maintain such records does not have or could not reasonably be expected to have a Material Adverse Effect. Each Loan Party has all necessary permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authority as are required under Health Care Laws and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto, and with respect to those facilities and other businesses that participate in Medicare and/or Medicaid, to receive reimbursement under Medicare and Medicaid, except where the failure to obtain could not reasonably be expected to cause a Material Adverse Effect.

(c) Each Loan Party which is a Certified Medicare Provider or Certified Medicaid Provider has in a timely manner filed all requisite cost reports, claims and other reports required to be filed in connection with all Medicare and Medicaid programs due on or before the Escrow Release Date, all of which are complete and correct in all material respects. There are no claims to the best of each Loan Party’s knowledge, actions or appeals pending (and no Loan Party has filed any claims or reports which should result in any such claims, actions or appeals) before any Third Party Payor or Governmental Authority, including without limitation, any Fiscal Intermediary, the Provider Reimbursement Review Board or the Administrator of HCFA, with respect to any Medicare or Medicaid cost reports or claims filed by any Loan Party on or before the Escrow Release Date. No validation review or program integrity review related to a Loan Party which could reasonably likely have a Material Adverse Effect has been conducted by any Third Party Payor or Governmental Authority in connection with Medicare or Medicare programs, and to the best of each Loan Party’s knowledge, no such reviews are scheduled, pending or threatened against or affecting any Loan Party, or any of its assets, or, the consummation of the transactions contemplated hereby. To the best of each Loan Party’s knowledge, there currently exist no restrictions, deficiencies, required plans of correction actions or other such remedial measures with respect to Federal and State Medicare and Medicaid certifications or licensure against such parties.

(d) Schedule 8.30 hereto sets forth an accurate, complete and current list, as of the Escrow Release Date, of all participation agreements of the Loan Parties with health maintenance organizations, insurance programs, preferred provider organizations and other Third Party Payors and all such agreements are in full force and effect and no material default exists thereunder.

8.31 Notices from Farm Products Sellers, etc.

(a) Parent Borrower has not, within the one (1) year period prior to the Escrow Release Date, received any written notice pursuant to the applicable provisions of the PASA, PACA, the Food Security Act, the UCC or any other applicable local laws from (i) any supplier or seller of Farm Products or (ii) any lender to any such supplier or seller or any other Person with a security interest in the assets of any such supplier or seller, or (iii) the Secretary of State (or equivalent official) or other Governmental Authority of any state, commonwealth or political subdivision thereof in which any Farm Products purchased by such Loan Party are produced, in any case advising or notifying Parent Borrower of the intention of such supplier or seller or other Person to preserve the benefits of any trust applicable to any assets of Parent Borrower established in favor of such supplier, seller or other Person under the provisions of any law or claiming a Lien with respect to any perishable agricultural commodity or any other Farm Products which may be or have been purchased by Parent Borrower or any related or other assets of Parent Borrower.

(b) Parent Borrower is not a “live poultry dealer” (as such term is defined in the PASA) or otherwise purchases or deals in live poultry of any type whatsoever. The Loan Parties do not purchase livestock pursuant to cash sales as such term is defined in the PASA. Parent Borrower is not engaged in, and shall not engage in, raising, cultivating, propagating, fattening, grazing or any other farming, livestock or agricultural operations.

SECTION 9. AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), the Loan Parties shall, and shall (except in the case of the covenants set forth in Sections 9.5, 9.6 and 9.7) cause each Subsidiary to:

9.1 Preservation of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence (and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, good standing) under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 10.4 or 10.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its Intellectual Property, except to the extent such Intellectual Property is no longer used or useful in the conduct of the business of the Loan Parties or that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.2 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been set aside and maintained by the Loan Parties in accordance with GAAP; and (ii) such contest effectively suspends enforcement of the contested Laws; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

9.3 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (x) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets (including in its capacity as a withholding agent); (y) all lawful claims (including, without limitation, claims of landlords, warehousemen, customs brokers, carriers and suppliers, sellers, or agents of Perishable Inventory and Farm Products) which, if unpaid, would by Law become a Lien upon its property; and (z) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except, in each case, where (a)(i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, (ii) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (iii) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, and (iv) no Lien has been filed with respect thereto (other than Permitted Liens) or (b) the failure to make payment pending such contest could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

9.4 Insurance.

(a) Maintain insurance substantially consistent with past practices and as disclosed to the Agent prior to the Escrow Release Date (including a program of self-insurance) and as is customarily carried under similar circumstances by other Persons in the same or similar businesses operating in the same or similar locations, and as is reasonably acceptable to the Agent. Fire and extended coverage or “all-risk” policies maintained with respect to any Collateral shall be endorsed to include (i) a non-contributing mortgage clause (regarding improvements to Real Property) and a lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Agent, which endorsements shall provide that none of the Parent Borrower, the Agent or any other party shall be a coinsurer and such other provisions as the Agent may reasonably require from time to time to protect the interests of the Lenders and all first party property insurance covering the properties shall name the Agent as additional insured or loss payee, as applicable.

(b) If at any time the area in which any Material Real Property is located is designated (i) a “special flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance (with a financially sound and reputable insurer) in such total amount as is reasonable and customary for companies engaged in the business of operating supermarkets and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time and deliver to the Agent, evidence of such compliance in form and substance reasonably acceptable to the Agent, including, without limitation, annual reviews of such insurance, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as is reasonable and customary for companies engaged in a similar business.

9.5 Financial Statements. Deliver to the Agent, in form and detail satisfactory to the Agent:

(a) as soon as available, but in any event within 120 days after the end of each Fiscal Year of Holdings, (x) a Consolidated balance sheet of the Albertson’s Group as at the end of such Fiscal Year, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and unqualified opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (y) a copy of management’s discussion and analysis with respect to the financial statements of such Fiscal Year, all of which shall be in form and detail reasonably satisfactory to the Agent;

(b) as soon as available, but in any event within 60 days after the end of each of the first three Quarterly Accounting Periods of each Fiscal Year of Holdings, (x) a Consolidated balance sheet of the Albertson’s Group as at the end of such Quarterly Accounting Period, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such Quarterly Accounting Period and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Accounting Period of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations, Shareholders’ Equity and cash flows of the Albertson’s Group as of the end of such Quarterly Accounting Period in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of purchase accounting adjustments resulting from the consummation of the Transactions and the absence of footnotes and that prior Fiscal Year results are not required to be restated for changes in discontinued operations and (y) a copy of management’s discussion and analysis with respect to the financial statements of such Quarterly Accounting Period, all of which shall be in form and detail reasonably satisfactory to the Agent;

(c) as soon as available, but in any event within 45 days after the end of each of the Accounting Periods of each Fiscal Year of Holdings beginning with the Accounting Period ending February 28, 2015 (other than (x) in the case of an Accounting Period that coincides with the end of a Quarterly Accounting Period (other than the last Quarterly Accounting Period of any Fiscal Year), in which case the financial statements required by this clause (c) shall be due 60 days after the end of such Accounting Period or (y) an Accounting Period that coincides with the end of a Fiscal Year), a Consolidated balance sheet of the Albertson’s Group as at the end of such Accounting Period, and the related Consolidated statements of income or operations and cash flows for such Accounting Period, and for the portion of Holdings’ Fiscal Year then ended, setting forth in each case in comparative form the figures for (A) the corresponding Accounting Period of the previous Fiscal Year and (B) the corresponding portion of the previous Fiscal Year, all in reasonable detail, such Consolidated statements to be certified by a Responsible Officer of Holdings as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Albertson’s Group as of the end of such Accounting Period in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and that prior Fiscal Year results are not required to be restated for changes in discontinued operations; provided that prior to the Accounting Period ending February 28, 2015, the Loan Parties shall deliver (I) a Consolidated balance sheet of the Parent Borrower as at the end of January 22, 2015 and the related Consolidated statements of income or operations for such period and (II) a Consolidated balance sheet of Safeway as at the end of January 31, 2015 and the related Consolidated statements of income or operations for such period, in each case accompanied by the comparative financial information for such period required pursuant to the immediately preceding subclauses (A) and (B).

(d) [reserved];

(e) as soon as available, but in any event no more than 60 days after the end of each Fiscal Year of Holdings (or, in the case of the first Fiscal Year of Holdings ended after the Escrow Release Date, 120 days), detailed consolidated budget and forecasts prepared by management of Holdings, in form reasonably satisfactory to the Agent, of the Consolidated balance sheets and statements of income or operations and cash flows of the Albertson’s Group on a quarterly basis for the immediately following Fiscal Year (including the Fiscal Year in which the Latest Maturity Date occurs); it being understood and agreed that (i) any forecasts furnished hereunder are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (ii) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (iii) the actual results may differ from the forecasted results set forth in such projections and such differences may be material;

(f) concurrently with the execution of any agreement to dispose of any Divested Property, an officer’s certificate signed by a Responsible Officer of the Parent Borrower in form and substance reasonably acceptable to the Agent setting forth the Fair Market Value of such Divested Property and the basis of such valuation;

(g) no later than five (5) days after the delivery of the financial statements referred to in Section 9.5(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings; and

(h) together with the delivery of each annual Compliance Certificate pursuant to Section 9.5(g), a list of each Subsidiary of Holdings that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate (to the extent that there have been any changes in the identity of such Subsidiaries since the Escrow Release Date or the most recent list provided).

9.6 Certificates; Other Information. Deliver to the Agent, in form and detail reasonably satisfactory to the Agent and concurrently with the delivery of the financial statements referred to in Section 9.5, a certificate of its Registered Public Accounting Firm certifying such financial statements;

(a) promptly upon receipt, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by its Registered Public Accounting Firm in connection with the accounts or books of the Loan Parties or any Restricted Subsidiary, or any audit of any of them;

(b) without duplication of any other reports required hereunder, the financial and collateral reports described on Schedule 9.6 of the Existing Debt Facility, at the times set forth in such Schedule;

(c) promptly, such additional information regarding the business affairs, financial condition or operations of any Loan Party or any Restricted Subsidiary, or compliance with the terms of the Financing Agreements, as the Agent (or any Lender acting through the Agent) may from time to time reasonably request; and

(d) evidence of insurance renewals as required under Section 9.4 hereunder in form and substance reasonably acceptable to the Agent.

Documents required to be delivered pursuant to Section 9.5(a), (b), (c), (g) or (h) or Section 9.6(c) may (but shall not be required to) be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto on the Parent Borrower’s website on the Internet at the website address listed in Section 14.3; or (ii) on which such documents are posted on the Parent Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Agent has access (whether a commercial, third-party website or whether sponsored by the Agent); provided that: (i) the Parent Borrower shall deliver paper copies of such documents to the Agent if the Agent requests the Parent Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender and (ii) the Parent Borrower shall notify the Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above.

The Loan Parties hereby acknowledge that (a) the Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, “Parent Borrower Materials”) by posting the Parent Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they will use commercially reasonable efforts to identify that portion of the Parent Borrower Materials that may be distributed to the Public Lenders and that (w) all such Parent Borrower Materials shall be clearly and conspicuously marked “PUBLIC,” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Parent Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Agent, the Arrangers, and the Lenders to treat such Parent Borrower Materials as only containing either publicly available information, or information concerning the Parent Borrower, its subsidiaries, or its or their respective securities that (in the reasonable judgment of the Company) would be publicly available if the Company or any of its subsidiaries were required to be subject to the reporting requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended from time to time, or is not material information (although it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States federal and state securities laws; provided that to the extent such Parent Borrower Materials constitute Information, they shall be treated as set forth in Section 14.5; (y) all Parent Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Agent and each Arranger shall be entitled to treat any Parent Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Parent Borrower shall not be under any obligation to mark any Parent Borrower Materials “PUBLIC.”

Notwithstanding the foregoing, (I) the obligations in paragraphs (a), (b) or (c) of this Section 9.5 may be satisfied with respect to financial information of the Albertson’s Group by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of Holdings that, directly or indirectly, holds all of the Equity Interests of Holdings or (B) Holding’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B) (i) such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or a parent of Holdings, if such information relates to such a parent), on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii), to the extent such information is in lieu of information required to be provided under this Section 9.5, such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with GAAP and consistent with the requirements of Section 9.5 and (II) in connection with the foregoing clause (I), the consolidated budget and forecasts required under paragraph (e) of this Section 9.5 may be prepared by management of any direct or indirect parent of Holdings that, directly or indirectly, holds all the Equity Interests of Holdings.

9.7 Notices. Promptly after any Responsible Officer of the Parent Borrower obtains knowledge thereof, notify the Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) [reserved];

(d) of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(e) the receipt of any written notice from a supplier, seller, or agent pursuant to the Food Security Act, PACA or PASA of the intention of such Person to preserve the benefits of any trust applicable to any assets of any Loan Party under the provisions of the PASA, PACA or any other statute and such Loan Party shall promptly provide the Agent with a true, correct and complete copy of such notice and other information delivered to or on behalf of such Loan Party pursuant to the Food Security Act; or

(f) of the commencement of, or any material development in, any litigation or proceeding affecting the Parent Borrower or any Restricted Subsidiary in each case that has resulted or would reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Parent Borrower has taken and proposes to take with respect thereto.

9.8 Further Assurances.

(a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any Law, or, subject to the limitations and exceptions set forth in this Agreement (including, without limitation, the Collateral and Guarantee Requirement), to which the Agent may reasonably request, to effectuate the transactions contemplated by the Financing Agreements or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties, provided that no such document, financing statement, agreement, instrument or action taken shall, in the Loan Parties’ good faith determination, materially increase the obligations or liabilities of the Loan Parties hereunder or have any Material Adverse Effect on the Loan Parties.

(b) If any material assets of the type constituting Collateral (other than Material Real Properties) are acquired by any Loan Party after the Escrow Release Date (other than assets constituting Collateral under the Collateral Documents that become subject to the Lien of the Collateral Documents upon acquisition thereof), notify the Agent thereof, and the Loan Parties will, within sixty (60) days after such acquisition cause, such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be reasonably necessary to perfect such Liens, including actions described in paragraph (a) of this Section 9.8, all at the expense of the Loan Parties. In no event shall compliance with this Section 9.8(b) waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 9.8(b) if such transaction was not otherwise expressly permitted by this Agreement or constitute.

(c) If, on or after the Escrow Release Date, subject to the Collateral and Guarantee Requirement, any Loan Party acquires or ground leases any Material Real Property (including, without limitation, (i) any Material Real Property acquired in connection with the Safeway Acquisition and (ii) any Divested Property that has not been disposed of pursuant to Section 5.9 of the Safeway Merger Agreement within 90 days of the Escrow Release Date) or any Restricted Subsidiary that was not a Loan Party and that owns Material Real Property shall become a Guarantor or Co-Borrower, the applicable Loan Party shall provide the Agent with respect to such Material Real Property within one hundred and eighty (180) days (or such longer period as the Agent may agree in its reasonable discretion) of the acquisition or lease of such Material Real Property with:

(i) the documents listed in clause (e) of the definition of “Collateral and Guarantee Requirement”; and

(ii) an officer’s certificate in form and substance reasonably acceptable to the Agent certifying that (i) the attached updated Schedule 8.4(b)(1) sets forth the address of all Material Real Property that is owned by the Loan Parties and (ii) the attached updated Schedule 8.4(b)(2) sets for the address of all Leases of Material Real Property of the Loan Parties in effect as of the date thereof, together with the name of each lessor with respect to each such Lease as of such date.

9.9 Additional Loan Parties. (a) Notify the Agent promptly after any Person becomes a Subsidiary (other than any Excluded Subsidiary but including any Unrestricted Subsidiary being reclassified as a Restricted Subsidiary, and promptly thereafter (and in any event within fifteen (15) Business Days) if requested by the Agent, (i) cause any such Person to become a Co-Borrower or Guarantor, as applicable, by executing and delivering to the Agent a joinder agreement to this Agreement or a counterpart of the Guaranty or such other document as the Agent shall deem reasonably appropriate for such purpose, (ii) grant a perfected Lien to the Agent on such Person’s assets on the same types of assets which constitute Collateral under the Collateral Documents to secure the Obligations, and (iii) deliver to the Agent documents of the types referred to in clauses (ii) and (iii) of Section 4.3(a) and if requested by the Agent, favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), and (b) if any Equity Interests or Indebtedness of such Person are owned by or on behalf of any Loan Party, to pledge such Equity Interests and promissory notes evidencing such Indebtedness, in each case in form, content and scope reasonably satisfactory to the Agent. In no event shall compliance with this Section 9.9 waive or be deemed a waiver or consent to any transaction giving rise to the need to comply with this Section 9.9 if such transaction was not otherwise expressly permitted by this Agreement or constitute or be deemed to constitute, with respect to any Subsidiary, an approval of such Person as a Borrower or Guarantor.

9.10 Maintenance of Ratings. Holdings and its Restricted Subsidiaries shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any specific rating) from S&P and Moody’s in respect of Holdings and (ii) a public rating (but not any specific rating) in respect of the Term Loans from S&P and Moody’s.

9.11 Use of Proceeds. The proceeds of the Borrowings will be used, directly or indirectly (a) on the Escrow Release Date, in a manner consistent with the uses set forth in the preliminary statements to this Agreement and (b) after the Escrow Release Date, for any purpose not prohibited by this Agreement, including, to pay costs and expenses related to the Transactions and for general corporate purposes and working capital needs (including Permitted Acquisitions).

9.12 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty or condemnation events excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except, in each case of clauses (a) and (b), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

9.13 Environmental Laws and Insurance.

(a) Except, in each case, where failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) conduct its operations and keep and maintain its Material Real Properties in compliance with all Environmental Laws; (ii) obtain and renew all environmental permits necessary for its operations and Material Real Properties; and (iii) implement any and all investigation, remediation, removal and response actions that are necessary to comply with

Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, above, to, from or about any of its Material Real Properties; provided, however, that neither a Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Loan Parties with respect to such circumstances in accordance with GAAP.

(b) Maintain and renew as necessary until the Latest Maturity Date (unless this Agreement and the other Financing Agreements are sooner terminated pursuant to the terms hereof or thereof, as applicable) the Premises Environmental Liability insurance policy for the benefit of Safeway and its applicable subsidiaries as the first named insured and as underwritten by Great American E & S Insurance Company, Policy Number PEL 1849464 01 (policy period - July 1, 2013 to July 1, 2016) (the “PEL Policy”) covering all of Safeway’s U.S. locations per the “Safeway Property Schedule Report” referenced in the PEL Policy, or a renewal or replacement thereof with the same or another qualified insurer with the same material coverage, terms and conditions as the PEL Policy.

(c) Arrange to name the Agent, on behalf of the Secured Parties, as additional insured on the PEL Policy, in form and substance reasonably satisfactory to the Agent.

9.14 Books and Records; Accountants.

(a) Maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Albertson’s Group; and (ii) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Albertson’s Group.

(b) At all times retain a Registered Public Accounting Firm which is reasonably satisfactory to the Agent and shall instruct such Registered Public Accounting Firm to cooperate with, and be available to, the Agent or its representatives to discuss the Loan Parties’ financial performance, financial condition, operating results, controls, and such other matters, within the scope of the retention of such Registered Public Accounting Firm, as may be raised by the Agent; provided that an officer of the Parent Borrower shall be entitled to participate in any such discussions.

9.15 Inspection Rights. Permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and Registered Public Accounting Firm, all at the expense of the Loan Parties and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Parent Borrower; provided, however, that when an Event of Default exists the Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

9.16 Information Regarding the Collateral. Furnish to the Agent at least fifteen (15) days (or such shorter period as the Agent may agree) prior written notice of any change in: (i) any Loan Party’s legal name; (ii) the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility, but excluding in-transit Collateral); (iii) any Loan Party’s organizational structure or jurisdiction of incorporation or formation; or (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization. The Loan Parties shall not effect or permit any change referred to in the preceding sentence unless the Loan Parties have undertaken all such action, if any, reasonably requested by the Agent under the UCC or otherwise that is required in order for the Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral for its own benefit and the benefit of the other Secured Parties.

9.17 [Reserved].

9.18 ERISA. The Parent Borrower will furnish to the Agent promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that a Borrower or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if a Borrower or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Agent, a Borrower and/or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices to the Agent promptly after receipt thereof.

9.19 Quarterly Lender Meetings. Quarterly, at a time mutually agreed with the Agent that is promptly after delivery of the information referred to in Section 9.5(a) or 9.5(b), as applicable, participate in a conference call for Lenders to discuss the financial condition and results of operations of the Albertson’s Group for the most recently-ended period for which financial statements have been delivered.

9.20 [Reserved].

9.21 Post-Closing Requirements. The Parent Borrower agrees to deliver or cause to be delivered such documents and instruments, and take or cause to be taken such other actions as may be reasonably necessary to provide the perfected security interests and to satisfy such other conditions within the applicable time periods following the Escrow Release set forth on Schedule 9.21, as such time periods may be extended by the Agent, in its sole discretion.

SECTION 10. NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not been asserted), no Loan Party shall, nor shall it permit any Restricted Subsidiary to, and with respect to Section 10.12 only, Holdings will not, directly or indirectly:

10.1 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; sign or suffer to exist any security agreement authorizing any Person thereunder to file a financing statement; sell any of its property or assets subject to an understanding or agreement (contingent or otherwise) to repurchase such property or assets with recourse to it or any of its Restricted Subsidiaries; or assign as security or otherwise transfer as security any accounts or other rights to receive income, other than, as to all of the above, (each, a “Permitted Lien”):

(a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 9.3 (other than clause (a)(iv) of such section);

(b) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by applicable Laws, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 9.3 (other than clause (a)(iv) of such section);

(c) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, other than any Lien imposed by ERISA; provided, however, that Permitted Liens shall not include any pledges or deposits to secure California workers’ compensation self-insurance liabilities of, or originally incurred by, SVU, NAI or any of their current or former Subsidiaries attributable to periods prior to the Original Closing Date.

(d) Pledges and deposits to secure or relating to the performance of bids, trade contracts, government contracts and leases (other than Indebtedness), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) (i) Liens in respect of judgments that would not constitute an Event of Default hereunder, and (ii) notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings that have the effect of preventing the forfeiture or sale of the property or assets subject to such notices and rights and for which adequate reserves have been made to the extent required by GAAP;

(f) (i) Easements, covenants, conditions, restrictions, building code laws, zoning restrictions, rights-of-way and similar encumbrances on real property that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties taken as a whole and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the current use of the real property; (ii) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party (in each case, other than Holdings or any Restricted Subsidiary) on property over which Holdings or any Restricted Subsidiary of Holdings has easement rights or on any leased property with respect to which Holdings or a Restricted Subsidiary is the tenant and subordination or similar arrangements relating thereto and (iii) any condemnation or eminent domain proceedings affecting any real property;

(g) Liens existing on the Escrow Release Date and listed on Schedule 10.1 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased (other than as permitted as “Permitted Indebtedness”), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is otherwise permitted hereunder) (provided that clauses (i) and (iii) shall not apply to Indebtedness incurred to refinance, refund, extend, renew or replace the Existing Safeway Notes);

(h) Liens on fixed or capital assets acquired by any Loan Party securing Indebtedness permitted under Section 10.3(c) so long as such Liens shall not extend to any other property or assets of the Loan Parties, other than replacements thereof and additional and accessions to such property and the products and proceeds thereof;

(i) Liens pursuant to any Financing Agreements;

(j) Landlords’ and lessors’ Liens in respect of rent not in default for more than any applicable grace period, not to exceed thirty (30) days;

(k) Possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the Escrow Release Date and Permitted Investments, provided that such liens (a) attach only to such Investments and (b) secure only obligations arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing;

(l) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions and securities intermediaries and other Liens securing cash management services and “bank products” in the ordinary course of business;

(m) Liens arising from precautionary UCC filings regarding “true” operating leases or, to the extent permitted under the Financing Agreement, the consignment of goods to a Loan Party or Liens on equipment of the Borrowers and their Subsidiaries granted in the ordinary course of business to a client or supplier at which such equipment is located;

(n) Voluntary Liens on property in existence at the time such property is acquired pursuant to a Permitted Acquisition or other Permitted Investment or on such property of a Restricted Subsidiary of a Loan Party in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition or other Permitted Investment (or otherwise acquisition not prohibited hereunder) or is otherwise merged or consolidated with a Restricted Subsidiary; provided, that such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition or other Permitted Investment and do not attach to any other assets of any Loan Party or any Restricted Subsidiary;

(o) Liens in favor of customs and revenues authorities imposed by applicable Laws arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) that are not overdue by more than thirty (30) days, or (ii)(A) that are being contested in good faith by appropriate proceedings, (B) the applicable Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation;

(p) Liens consisting of claims under PACA or PASA;

(q) Liens on cash collateral deposited into any escrow account issued in connection with any Acquisition pursuant to customary escrow arrangements reasonably satisfactory to the Agent to the extent such cash collateral represents the proceeds of such financing and additional amounts to pay accrued interest and/or the redemption price of such securities;

(r) Liens securing Permitted Ratio Debt and any Permitted Refinancing thereof;

(s) Liens or rights of setoff against credit balances of Loan Parties or Restricted Subsidiaries with Credit Card Issuers or Credit Card Processors or amounts owing by such Credit Card Issuers or Credit Card Processors to such Loan Party or Restricted Subsidiary in the ordinary course of business, but not Liens on or rights of setoff against any other property or assets of Loan Parties or Restricted Subsidiaries to secure the obligations of Loan Parties or Restricted Subsidiaries to the Credit Card Issuers or Credit Card Processors as a result of fees and chargebacks;

(t) Security interests in investments in purchasing cooperatives permitted by Section 10.2, which are granted to the applicable cooperative to secure obligations of a Loan Party to such cooperative arising in connection with purchases from such cooperative or other customary transactions between such Loan Party and such cooperative;

(u) The security or other interests of MoneyGram in the Trust Funds, which are granted to MoneyGram to secure the obligations of the Loan Parties arising under the MoneyGram Agreement; provided that such security interest of MoneyGram in the Trust Funds is subordinate to that of the Agent and does not extend to any of the property of the Loan Parties other than the Trust Funds;

(v) Liens described in Schedule B of the Mortgage Policies insuring Mortgages (which, for the avoidance of doubt, shall include Liens on Real Property described in Schedule 10.1);

(w) Liens solely on any cash earnest money deposits made by a Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder or consisting of an agreement to sell any property (including liens on assets deemed to arise as a result thereof);

(x) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” arising in connection with a Qualified Receivables Financing;

(y) Liens on Collateral securing ABL Facility Indebtedness permitted by Section 10.3(t) which Liens shall at all times be subject to the ABL Intercreditor Agreement;

(z) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(aa) Deposits made in the ordinary course of business to secure liability to insurance carriers and Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(bb) any interest or title of a lessor, sublessor, licensor or sublicensor under leases, subleases, licenses or sublicenses (including software and other technology licenses) entered into by a Borrower or any of its Subsidiaries in the ordinary course of business;

(cc) Liens on the assets of, and Equity Interests in, Real Estate Financing Loan Parties pursuant to a Qualified Real Estate Financing Facility;

(dd) Liens in favor of any Loan Party;

(ee) Liens incurred by a Restricted Subsidiary that is not a Loan Party securing any Permitted Indebtedness of a Restricted Subsidiary that is not a Loan Party

(ff) Liens on the Collateral securing ~~Permitted Notes~~Incremental Equivalent Debt issued pursuant to Section 10.3(u) so long as such Liens are subject to (i) ~~the Intercreditor~~

~~Agreements~~customary intercreditor agreements as Liens securing “Additional Senior Debt” if such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Liens securing the Obligations, or (ii) a customary intercreditor agreement as Liens securing “Additional Junior Debt” or equivalent term if such Indebtedness is secured by the Collateral on a junior priority basis to the Liens securing the Obligations;

(gg) Liens on the Collateral securing obligations in respect of Permitted First Priority Refinancing Debt or Permitted Junior Priority Refinancing Debt and any Permitted Refinancing of any of the foregoing; provided that (x) any such Liens securing any Permitted Refinancing in respect of Permitted First Priority Refinancing Debt are subject to the Intercreditor Agreements as Liens securing “Additional Senior Debt” and (y) any such Liens securing any Permitted Refinancing in respect of Permitted Junior Priority Refinancing Debt are subject to a customary intercreditor agreement as Liens securing “Additional Junior Debt” or equivalent term;

(hh) Liens not otherwise permitted by any one more of the foregoing clauses; provided that (i) the aggregate principal amount of obligations secured thereby does not exceed $~~200,000,000~~500,000,000 at any time and (ii) if any such Lien is granted over any of the Collateral, such Lien must be subject to the Intercreditor Agreements and junior in all respects to the Liens in favor of the Obligations under this Agreement;

(ii) Liens securing Senior Safeway Acquisition Debt incurred pursuant to clause (x) of the definition of “Permitted Indebtedness,” and Permitted Refinancings thereof so long as such Liens are subject to the Term Loan Intercreditor Agreement;

(jj) Liens securing Existing Safeway Notes and Existing Safeway Debentures permitted under clause (y) of the definition of “Permitted Indebtedness,” and Permitted Refinancings thereof so long as such Liens are subject to the Term Loan Intercreditor Agreement;

(kk) Liens on cash deposits, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of any notes issued by Holdings or any of its Subsidiaries;

(ll) Liens on the assets of, or Equity Interests in, PDC and Casa Ley;

(mm) Liens securing the 2037 ASC Debentures (as defined in the Security Agreement) in an aggregate principal amount not to exceed $143,000;

(nn) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(oo) Liens on Excluded Property;

(pp) Liens securing Indebtedness permitted pursuant to Section 10.3(d), (e), (l), (m), (n) (to the extent the related Permitted Indebtedness is permitted to be secured), (o) and (p); and

(qq) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses; provided, however, that (x) such new Lien shall be limited to all or part of the same property that was encumbered by the original Lien (plus improvements on such property) or could have been encumbered by the original

Lien (provided, that this clause (x) shall not apply to Indebtedness incurred to refinance, refund, extend, renew or replace the Existing Safeway Notes (or any successive refinancings, refundings, extensions, renewals or replacements thereof), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under such clause at the time the original Lien became a Permitted Lien, plus accretion of original issue discount, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided that nothing contained herein shall prevent a Borrower or any Restricted Subsidiary from pledging any asset to secure any Indebtedness (including refinancing Indebtedness) of Safeway and its Subsidiaries.

10.2 Investments. Make or hold any Investments, except (each, a “Permitted Investment”):

(a) Investments by a Borrower or any of its Restricted Subsidiaries in Cash Equivalents (including subsequent monetizations thereof);

(b) Investments (x) existing on the Escrow Release Date, and set forth on Schedule 10.2, (y) made pursuant to binding commitments (whether or not subject to conditions) in effect on the Escrow Release Date or (z) that replace, refinance, refund, renew or extend any Investment described under either of the immediately preceding clauses (x) or (y) but not any increase in the amount thereof unless required by the terms of the Investment or otherwise permitted hereunder;

(c) (i) Investments in ~~Loan Parties~~a Borrower or any Restricted Subsidiary (or Persons that become Loan Parties); provided that the aggregate outstanding amount of all Investments made pursuant to this clause (i) in Restricted Subsidiaries that are not Loan Parties shall not exceed $500,000,000; and (ii) Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(e) Guarantees constituting Permitted Indebtedness;

(f) Investments by any Loan Party in Swap Contracts permitted hereunder;

(g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h) loans or advances to officers, directors and employees of any Loan Party (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings, AB LLC or any direct or indirect parent thereof (provided that the proceeds of the purchases made with such loans and advances shall be contributed to the Parent Borrower in cash as common equity) and (iii) for any other purposes not described in the foregoing clauses (i) and (ii); provided that the aggregate principal amount outstanding at any time under clause (iii) above shall not exceed $50,000,000;

(i) advances of payroll payments to employees in the ordinary course of business and Investments made pursuant to employment and severance arrangements of officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business;

(j) (i) Investments constituting Permitted Acquisitions and (ii) the acquisition of any property locations from any Person for which the aggregate consideration payable in connection with such acquisition is less than $~~131,250,000~~250,000,000;

(k) Investments consisting of deposits, prepayments and other credits to customers and suppliers in the ordinary course of business;

(l) Obligations of retail account debtors to any Borrower or Guarantor arising from Albertson’s Private Label Accounts;

(m) the endorsement of instruments for collection or deposit in the ordinary course of business;

(n) intercompany loans and advances by any Loan Party to the Real Estate Subsidiaries in an aggregate amount outstanding at any time not to exceed $56,250,000, resulting from payments made by such Loan Party on account of expenses and liabilities (other than Indebtedness) of the Real Estate Subsidiaries incurred in the ordinary course of business (including in respect of maintenance and repairs of Real Property), so long as each such loan or advance is repaid upon the earlier to occur of (i) ninety (90) days after the date such Loan Party pays such expense or liability or (ii) the date such Real Estate Subsidiary is no longer a Subsidiary of any Loan Party;

(o) Investments arising from the contribution of Real Property of a Loan Party to the Real Estate Subsidiaries in connection with a Qualified Real Estate Financing Facility on or after the Escrow Release Date; provided that any transfer of Real Estate constituting Collateral pursuant to this clause (o) shall only be permitted to the extent that (i) such Real Estate Subsidiary shall be a Loan Party or (ii) the Parent Borrower has determined that such transfer is reasonably required to obtain any applicable Qualified Real Estate Financing Facility and immediately before and after giving effect thereto, the Loan-to-Value Ratio as of such date (calculated on a pro forma basis after giving effect to such transaction, including the use of proceeds thereof) is less than or equal to 0.70:1.00;

(p) Investments in the Equity Interests of, or in obligations of, a purchasing or distribution cooperative of which a Loan Party is a member in the ordinary course of its business;

(q) Investments consisting of non-cash consideration received in connection with the Permitted Dispositions;

(r) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(s) Investments the payment for which consists of Equity Interests of Holdings (other than Disqualified Stock) or any other direct or indirect parent of a Borrower;

(t) Investments of a Restricted Subsidiary acquired after the Original Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary in accordance with Section 10.4 after the Original Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(u) any Investment consisting of intercompany current liabilities in connection with the cash management, tax and accounting operations of the Albertson’s Group or any transaction permitted under Section 10.8;

(v) Investments in joint ventures (other than Investments in an Unrestricted Subsidiary made after its designation pursuant to Section 10.14) made after the Escrow Release Date in an aggregate outstanding amount not to exceed the greater of $~~487,500,000~~1,000,000,000 and ~~2.25~~4.00% of Total Assets at the time of such Investment;

(w) ~~[reserved];~~ additional Investments; provided that, as of the date of such Investment and after giving pro forma effect thereto and any related transactions, (x) no Default or Event of Default shall exist or have occurred and be continuing and (y) the Total Leverage Ratio would be less than 3.50:1.00;

(x) so long as of the date of such Investment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, other Investments not specifically described herein (other than the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person or Equity Interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary (including as a result of a merger or consolidation)) in an aggregate amount outstanding pursuant to this clause (w) at any time not to exceed the greater of $~~375,000,000~~1,000,000,000 and ~~1.69~~4.00% of Total Assets at the time of such Investment plus the Cumulative Credit;

(y) Investments required pursuant to Section 5.4(c) of the Safeway Merger Agreement (including the transfer of the real property listed in Disclosure Schedule 8.3(i) from Safeway to PDC pursuant to the Safeway Merger Agreement upon the consummation of the Safeway Acquisition);

(z) Investments consisting of (i) purchases, redemptions or other acquisitions of any notes issued by a Borrower or any of its Subsidiaries, or (ii) cash, securities or other property in deposit or securities accounts created in connection with the redemption, defeasance, repurchase, satisfaction or discharge of any such notes or any Permitted Refinancing in respect thereof;

(aa) Investments in a Similar Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (aa) that are at the time outstanding, not to exceed the greater of $~~787,500,000~~1,500,000,000 and ~~4.5~~6.0% of Total Assets, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (aa) is made in any Person that is not a Loan Party at the date of the making of such Investment and such Person becomes a Loan Party after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (c) above and shall cease to have been made pursuant to this clause (aa) for so long as such Person continues to be a Restricted Subsidiary;

(bb) any Investment made with (a) Wellness Center Assets having a Fair Market Value not in excess of $300,000,000 or (b) Excluded Property, including, in each case, any such Investment made in an Unrestricted Subsidiary or joint venture (or similar entity);

(cc) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(dd) ~~[reserved];~~Investments in connection with an IPO Reorganization;

(ee) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(ff) Investments made in connection with the Transactions;

(gg) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary;

(hh) Investments in receivables owing to Holdings or any Restricted Subsidiary created or acquired in the ordinary course of business;

(ii) to the extent constituting an Investment, Permitted Liens or Permitted Indebtedness;

(jj) Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited hereunder;

(kk) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of Holdings or any of its Subsidiaries; and

(ll) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (ll) that are at that time outstanding, not to exceed the greater of $~~506,250,000~~1,000,000,000 and ~~2.25~~4.00% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

10.3 Indebtedness; Disqualified Stock. (a) Issue Disqualified Stock or (b) create, incur, assume, guarantee, suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, except (each, “Permitted Indebtedness”);

(a) Indebtedness outstanding on the Escrow Release Date and listed on Schedule 10.3 and any Permitted Refinancing thereof;

(b) Indebtedness among the Parent Borrower, Safeway and their Restricted Subsidiaries;

(c) Without duplication of Indebtedness described in clause (g) of this Section, purchase money Indebtedness of any Loan Party incurred after the Escrow Release Date to finance the acquisition, lease, construction or improvement of any fixed or capital assets, including Attributable Indebtedness under Capital Lease Obligations and Synthetic Lease Obligations, and

any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and Permitted Refinancings thereof, provided, however, that (i) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed the greater of $~~750,000,000~~1,250,000,000 and ~~3.25~~5.00% of Total Assets at the time of incurrence, (ii) such Indebtedness is incurred prior to or within two hundred and seventy (270) days after such acquisition, lease, construction or improvement (other than Permitted Refinancing thereof), and (iii) such Indebtedness does not exceed the cost of acquisition, lease, construction or improvement of such fixed or capital assets;

(d) obligations (contingent or otherwise) of any Loan Party or any Restricted Subsidiary thereof existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates, and not for purposes of speculation or taking a “market view”;

(e) obligations in respect of self-insurance and obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and similar instruments and performance and completion guarantees and similar obligations, in each case, incurred in the ordinary course of business;

(f) Permitted Ratio Debt and any Permitted Refinancing thereof;

(g) Indebtedness with respect to the deferred purchase price for any Permitted Acquisition or other Permitted Investment, provided that such Indebtedness (other than Earn-Out Obligations) does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to the Latest Maturity Date, has a final maturity which extends beyond the Latest Maturity Date, and is subordinated to the Obligations on terms reasonably acceptable to the Agents; provided, further, that any such Indebtedness constituting Earn-Out Obligations is paid within 30 days after such amount becomes due;

(h) Indebtedness of any Person that becomes a Restricted Subsidiary of a Loan Party in a Permitted Acquisition, Permitted Investment (or other acquisition not prohibited hereunder) , which Indebtedness is existing at the time such Person becomes a Restricted Subsidiary of a Loan Party (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Restricted Subsidiary of a Loan Party) and Permitted Refinancings thereof;

(i) the Obligations;

(j) Indebtedness arising from indemnification obligations in favor of SVU pursuant to the NAI Purchase Agreement;

(k) [reserved];

(l) Indebtedness arising pursuant to appeal bonds or similar instruments required in connection with judgments that do not result in a Default or Event of Default;

(m) obligations in respect of letters of credit existing as of the Escrow Release Date to secure obligations of the type described in Sections 10.1(c) and 10.1(d);

(n) Guarantees of Indebtedness described in Section 10.3;

(o) Indebtedness incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse (except for Standard Securitization Undertakings) to a Borrower or any of its Subsidiaries;

(p) Indebtedness with respect to all obligations and liabilities, contingent or otherwise, in respect of letters of credit, acceptances and similar facilities incurred in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims;

(q) Indebtedness to current or former officers, managers, consultants, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent Borrower, Holdings or any other direct or indirect parent of a Borrower permitted by Section 10.6;

(r) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(s) (A) Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements or (B) Indebtedness arising from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within ten Business Days of its incurrence;

(t) ABL Facility Indebtedness; provided that the outstanding amount thereof (excluding in respect of Swap Contracts and Cash Management Obligations constituting ABL Facility Indebtedness) shall not exceed the greater of (x) $3,750,000,000 and (y) the Borrowing Base (measured at the time of incurrence thereof) (as defined in the ABL Credit Agreement as in effect on the Escrow Release Date);

(u) ~~Permitted Notes~~Incremental Equivalent Debt in an aggregate principal amount, when aggregated with the amount of Incremental Term Loans incurred pursuant to Section 2.8, not to exceed the Incremental Amount and any Permitted Refinancings thereof; provided that (A) subject to Section 14.13(e), both at the time of any such incurrence (and after giving effect thereto), no Event of Default shall exist and (B) in the case of any ~~Permitted Notes~~Incremental Equivalent Debt that ~~are~~is unsecured or that ~~are~~is secured on a second priority (or other junior priority) basis to the Liens securing the Obligations, for purposes of determining the Consolidated First Lien Net Leverage Ratio, such ~~Permitted Notes~~Incremental Equivalent Debt shall be deemed to be secured on a pari passu basis to the Liens securing the Obligations both at the time of incurrence and at all times such ~~Permitted Notes~~Incremental Equivalent Debt remain outstanding;

(v) Indebtedness of Real Estate Financing Loan Parties under a Qualified Real Estate Financing Facility; provided that, immediately before and after giving effect thereto, the Loan-to-Value Ratio as of such date (calculated on a pro forma basis after giving effect to such transaction, including the use of proceeds thereof) is less than or equal to 0.70:1.00;

(w) Credit Agreement Refinancing Indebtedness;

(x) Senior Safeway Acquisition Debt and Permitted Refinancings thereof;

(y) Indebtedness in respect of Existing Safeway Notes and Existing Safeway Debentures and Permitted Refinancings thereof; provided that if such Indebtedness is secured by a Lien, such Lien shall rank junior to the Liens securing the Obligations;

(z) Indebtedness owing by Casa Ley and/or PDC (whether or not owing to any Borrower or any Restricted Subsidiary and Permitted Refinancings thereof);

(aa) Indebtedness secured by cash deposits, securities or other property in deposit or securities accounts in connection with the redemption, defeasance, repurchase or other discharge of any notes;

(bb) [reserved];

(cc) Indebtedness of a Borrower or any Restricted Subsidiary incurred in the ordinary course of business under guarantees of Indebtedness of suppliers, licensees, franchisees or customers in an aggregate amount not to exceed $150,000,000 at any one time outstanding;

(dd) Indebtedness of Foreign Subsidiaries of a Borrower in an amount not to exceed the greater of (x) $~~500,000,000~~750,000,000 or (y) ~~2.25~~3.00% of Total Assets of all Foreign Subsidiaries at the time of such Incurrence and any Permitted Refinancing thereof;

(ee) Indebtedness not specifically described herein in an aggregate principal amount not to exceed ~~$500,000,000~~the greater of (x) $1,000,000,000 or (y) 4.00% of Total Assets at any time outstanding and any Permitted Refinancing thereof;

(ff) to the extent constituting Indebtedness, obligations in respect of (i) customer deposits and advance payments received in the ordinary course of business; (ii) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business and (iii) any customary cash management, cash pooling or netting or setting off arrangements or automatic clearinghouse arrangements in the ordinary course of business; and

(gg) Contribution Indebtedness and any Permitted Refinancing thereof.

For purposes of determining compliance with this Section 10.3, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (gg) above, the Parent Borrower shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Financing Agreements will at all times be deemed to be outstanding in reliance only on the exception in clause (i) of Section 10.3, and (ii) all Indebtedness under the ABL Facility will be deemed to be outstanding in reliance only on the exception in clause (s) of Section 10.3.

10.4 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) (i) any Restricted Subsidiary may merge, amalgamate or consolidate with a Borrower (including a merger, the purpose of which is to reorganize a Borrower into a new jurisdiction in the United States); provided that such Borrower (as a newly recognized entity) shall be the continuing or surviving Person and (ii) any Restricted Subsidiary may merge, amalgamate or consolidate with one or more other Restricted Subsidiaries); provided that when any Person that is a Loan Party is merging with a Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or Holdings, the Parent Borrower, Safeway or any Subsidiary may change its legal form if the Parent Borrower determines in good faith that such action is in the best interest of Albertson’s Group and if not materially disadvantageous to the Lenders (it being understood that in the case of any change in legal form, (x) any Borrower shall remain a Borrower and (y) a Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Holdings or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must be a Guarantor (other than Holdings) or a Borrower or (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 10.2 (other than Section 10.2(e)) and 10.3, respectively;

(d) so long as no Default exists or would result therefrom, a Borrower may merge with any other Person; provided that (i) such Borrower shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not a Borrower (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the Laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of such Borrower under this Agreement and the other Financing Agreements to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Agent, (C) each Loan Party, unless it is the other party to such merger or consolidation, shall have confirmed that its obligations under the Loan Documents, including the Guarantee, shall continue to apply to the Successor Company’s obligations under the Financing Agreements, (D) each Loan Party, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Financing Agreements, (E) if requested by the Agent, each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Financing Agreements, and (F) the Parent Borrower shall have delivered to the Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document comply with this Agreement; provided further that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, such Borrower under this Agreement;

(e) so long as no Default exists or would result therefrom (in the case of a merger involving a Loan Party), any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 10.2; provided that the continuing or surviving Person shall be a Restricted Subsidiary or a Borrower, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 9.9 to the extent required pursuant to the Collateral and Guarantee Requirement;

(f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.5; and

(g) any merger, dissolution, liquidation, consolidation or Disposition in connection with the Transactions or in connection with an IPO Reorganization, in each case, shall be permitted.

10.5 Dispositions. Make any Disposition, except (each, a “Permitted Disposition”):

(a) Dispositions of (i) inventory in the ordinary course of business, (ii) goods held for sale in the ordinary course of business and (iii) other assets (including allowing any registrations or any applications for registration of any immaterial Intellectual Property to lapse or become abandoned but excluding any Real Property) having Fair Market Value not exceeding (x) $150,000,000 per Fiscal Year for any such Disposition and (y) $250,000,000 in the aggregate for all such Dispositions, in each case, in the ordinary course of business;

(b) non-exclusive licenses of Intellectual Property of a Loan Party or any of its Subsidiaries, provided that such licenses shall not interfere with the ability of the Agent to exercise any of its rights and remedies with respect to any of the Collateral or have a material adverse effect on the value of the Intellectual Property;

(c) licenses for the conduct of licensed departments within the Loan Parties’ Stores and leases or other occupancy agreements for banks and for other uses customarily located in the Loan Parties’ Stores, in each case in the ordinary course of business, but only to the extent that such licenses, leases and occupancy agreements do not have a Material Adverse Effect on the operations of such Stores;

(d) Dispositions of Equipment (including abandonment of or other failures to maintain and preserve) so long as after giving effect to such Disposition, no Default or Event of Default shall exist or have occurred and be continuing;

(e) Dispositions among the Loan Parties or by any Restricted Subsidiary to a Loan Party;

(f) Dispositions by any Restricted Subsidiary which is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(g) contributions of real property by a Loan Party to a Real Estate Subsidiary; provided that any transfer of Real Estate constituting Collateral pursuant to this clause (g) shall only be permitted to the extent that such Real Estate Subsidiary shall be a Loan Party or the Parent Borrower has determined that such transfer is reasonably required to obtain any applicable Qualified Real Estate Financing Facility; provided that, immediately before and after giving effect thereto, the Loan-to-Value Ratio as of such date (calculated on a pro forma basis after giving effect to such transaction, including the use of proceeds thereof) is less than or equal to 0.70:1.00;

(h) any Disposition which constitutes a Permitted Investment, Restricted Payment hereunder or Permitted Lien (or an enforcement thereof) or a transaction permitted by Section 10.4;

(i) Dispositions by any Loan Party or any Restricted Subsidiary of its right, title and interest in and to any Real Property and related Fixtures, including, without limitation, Dispositions to any other Restricted Subsidiary or in connection with sale-leaseback transactions;

(j) Dispositions of the Equity Interests of any Real Estate Financing Loan Party or Unrestricted Subsidiary;

(k) (i) Dispositions consisting of the compromise, settlement or collection of accounts receivable in the ordinary course of business and consistent with past practice, (ii) sales of assets received by a Borrower or any Subsidiary upon foreclosure of a Permitted Lien, and (iii) the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(l) Dispositions consisting of (i) leases, assignments or subleases in the ordinary course of business, including leases of closed Stores, and (ii) the grant of any license or sublicense of patents, trademarks, know-how and any other intellectual property or other general intangibles;

(m) ~~[reserved];~~Dispositions in connection with an IPO Reorganization;

(n) Dispositions of other assets outside of the ordinary course of business;

(o) (i) a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions, and (ii) a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(p) Dispositions of obsolete, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of a Borrower or any of its Subsidiaries;

(q) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (including to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(r) any exchange of assets for assets or services (other than current assets) related to a similar business of comparable or greater market value or usefulness to the business of Albertson’s Group as a whole, as determined in good faith by the Parent Borrower;

(s) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(t) any disposition of Excluded Property (or the Equity Interests of Persons substantially all of the assets of which constitute Excluded Property);

(u) Dispositions to effectuate Section 5.4 of the Safeway Merger Agreement;

(v) Dispositions of the Eastern Division Assets pursuant to the Eastern Division Sale Agreement;

(w) Dispositions of Divested Properties required pursuant to Section 5.9 of the Safeway Merger Agreement;

(x) Dispositions of the assets of, and the Equity Interests in, PDC and Casa Ley;

(y) any disposition of capital stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than a Borrower or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(z) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

(aa) the unwinding of any Hedging Obligations or Swap Contracts pursuant to its terms.

provided, that to the extent any Collateral is Disposed of in a Permitted Disposition to any Person other than any Loan Party and the Net Proceeds therefrom are applied in accordance with this Agreement, such Collateral shall be sold free and clear of all Liens created by the Financing Agreements; provided further that in connection with any Disposition of Material Real Property permitted under this Agreement, the Parent Borrower shall cause the Loan Parties to deliver promptly to Agent a supplement to Schedule 8.4(b)(1) which shall set forth the address of all Material Real Property that is owned by the Loan Parties and each of their Restricted Subsidiaries as of such date after giving effect to such Disposition; provided further that any Disposition of any property pursuant to Sections 10.5(d), (g), (i), (j) (as it relates to Real Estate Subsidiaries) and (n) having a Fair Market Value in excess of $25,000,000, (i) shall be for no less than Fair Market Value of such property at the time of such Disposition, and (ii) either (x) at least 75% of the consideration (other than (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Borrower or any of its Restricted Subsidiaries and the valid release of the Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (D) consideration consisting of Indebtedness of the Borrower (other than Subordinated Indebtedness) received after the Escrow Release Date from Persons who are not the Borrower or any Restricted Subsidiary and (E) in connection with an asset swap, all of which shall be deemed “cash”) received is cash or Cash Equivalents or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of $750,000,000 and 2.25% of Total Assets (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and all of the consideration received is at least equal to the Fair Market Value of the assets sold, transferred or otherwise disposed of, or (y) such Disposition results in a Loan Party or a Restricted Subsidiary of a Loan Party acquiring (whether by purchase, exchange, merger, consolidation, amalgamation or other business combination) assets constituting a business unit, line of business or division of another Person or Equity

Interests in any Person that is in the same line of business as the Loan Parties, or a business that is reasonably related, complementary, ancillary or incidental to the business of the Loan Parties in a transaction that is permitted by (1) if the Person acquired will become a Loan Party or the assets acquired will be owned by a Loan Party or otherwise pledged as Collateral, Section 10.2(o), or (2) in all other cases, any clause of Section 10.2 (other than clause (o)).

10.6 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a) each Restricted Subsidiary of a Loan Party may make Restricted Payments to any Loan Party;

(b) each Restricted Subsidiary of a Loan Party which is not a Loan Party may make Restricted Payments to another Restricted Subsidiary that is not a Loan Party;

(c) Holdings may make Restricted Payments in an aggregate amount not to exceed the Cumulative Retained Disposition Amount, so long as on the date that Holdings elects to apply this clause (c), such election shall be specified in a written notice of a Responsible Officer of Holdings calculating in reasonable detail the amount of the Cumulative Retained Disposition Amount immediately prior to such election and the amount thereof elected to be so applied;

(d) Loan Parties and their Restricted Subsidiaries may make Restricted Payments permitted by Section 10.2, Section 10.4 or Section 10.8;

(e) the Loan Parties may repurchase Equity Interests from, or pay dividends and make distributions to Holdings, and Holdings may repurchase Equity Interests from, or pay dividends and make distributions to, AB LLC, to enable AB LLC to repurchase Equity Interests, held by a current or former employee, officer or director upon the termination, retirement or death of any such employee, officer or director, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, and (iii) the aggregate amount of all payments for such repurchases in any Fiscal Year shall not exceed $85,000,000, plus amounts of such repurchases permitted to have been made in prior Fiscal Years but not made, up to a maximum carry forward amount in any Fiscal Year of $60,000,000; plus the Net Proceeds received by a Borrower or any of its Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of a Borrower or any direct or indirect parent of a Borrower (to the extent contributed to a Borrower) to members of management, directors or consultants of the Parent Borrower, Safeway or any of their Subsidiaries or any direct or indirect parent of the Parent Borrower or Safeway that occurs after the Escrow Release Date); plus the Net Proceeds of key man life insurance policies received by the Parent Borrower or Safeway or any other direct or indirect parent of the Parent Borrower or Safeway (in each case, to the extent contributed to a Borrower) and their Subsidiaries after the Escrow Release Date; less the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 10.6(e); (provided that cancellation of Indebtedness owing to a Borrower or any Restricted Subsidiary from members of management, directors, employees or consultants of Holdings, or any direct or indirect parent company or Restricted Subsidiaries in connection with a repurchase of Equity Interests pursuant to this clause (e) of Holdings or any direct or indirect parent company will not be deemed to constitute a Restricted Payment);

(f) so long as of the date of such Restricted Payment and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, a Borrower or its Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the (x) ~~$250,000,000 plus, (y) as long as, at the time of the incurrence and after giving pro forma effect thereto, the Consolidated First Lien Net Leverage Ratio would be less than 3.75:1.00,~~the greater of (A) $1,000,000,000 and (B) 4.0% of Total Assets plus, (y) the Cumulative Credit on the date of such election that the Parent Borrower elects to apply to this clause (f), such election to be specified in a written notice of a Responsible Officer of the Parent Borrower calculating in reasonable detail the amount of Cumulative Credit immediately prior to such election and the amount thereof elected to be so applied, less (z) the aggregate amount of payments made pursuant to Section 10.11(a)(iii) at the time of such Restricted Payment;

(g) Loan Parties and their Subsidiaries may declare and make (i) dividend payments or other Restricted Payments payable solely in Equity Interests (other than Disqualified Stock) on a pro rata basis to their equity holders, and (ii) Restricted Payments payable in Equity Interests or with the proceeds of a sale of Equity Interests of a Borrower or any direct or indirect parent thereof, any capital contribution or the issuance of Subordinated Indebtedness or Disqualified Capital Stock;

(h) Loan Parties and their Restricted Subsidiaries may make repurchases of Equity Interests in Holdings (or in any direct or indirect parent thereof) or any Restricted Subsidiary of Holdings deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(i) (1) with respect to any taxable period ending after the Escrow Release Date for which a Borrower is treated as a partnership for U.S. federal income tax purposes, distributions to a Borrower’s equity owners, as applicable, in an aggregate amount equal to the product of (A) the taxable income of a Borrower for such taxable period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the Escrow Release Date (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss would have been deductible by the partners against such taxable income if such loss had been incurred in the taxable period in question (assuming that the partners have no items of income, gain, loss, deduction or credit other than through a Borrower) and (B) the highest combined marginal U.S. federal, state and local income and Medicare tax rate applicable to any equity owner of a Borrower for such taxable period (taking into account the character of the taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon)), and (2) with respect to any taxable period ending before the Escrow Release Date for which a Borrower was treated as a partnership for U.S. federal income tax purposes, distributions to such Borrower’s equity owners, as applicable, in an aggregate amount equal to the product of (A) any additional taxable income for such taxable period resulting from a tax audit adjustment made after the Escrow Release Date and (B) the highest combined marginal U.S. federal, state and local income tax rate applicable to any equity owner of a Borrower, or applicable, for such taxable period (taking into account the character of the additional taxable income in question (long term capital gain, qualified dividend income, etc.) and the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitations thereon)) plus any penalties, additions to tax or interest that may be imposed as a result of such audit adjustment;

(j) a Borrower may make Restricted Payments to any direct or indirect parent of such Borrower, (i) to pay amounts equal to the fees and expenses (including franchise and similar Taxes) required to maintain the existence of Holdings or any other direct or indirect parent or holding company of such Borrower, the customary salary, bonus and other benefits (including indemnification, insurance and insurance premiums) payable to, and indemnities provided on behalf of, officers and employees of Holdings or any other direct or indirect parent or holding company of such Borrower, and the general corporate operating and overhead expenses of Holdings or any other direct or indirect parent or holding company such Borrower, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of such Borrower and its Subsidiaries; (ii) to pay, if applicable, amounts equal to amounts required for any direct or indirect parent of such Borrower, to pay interest and/or principal on Indebtedness the proceeds of which have been permanently contributed to such Borrower or any of its Restricted Subsidiaries; (iii) amounts necessary to pay customary and reasonable costs and expenses of financings, acquisitions or offerings of securities of any direct or indirect parent of such Borrower that are not consummated; (iv) costs (including all professional fees and expenses) incurred by any direct or indirect parent of such Borrower in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, the indenture or any other agreement or instrument relating to Indebtedness of such Borrower or any Restricted Subsidiary; (v) expenses Incurred by any direct or indirect parent of such Borrower in connection with any public offering or other sale of Equity Interests or Indebtedness: (A) where the net proceeds of such offering or sale are intended to be received by or contributed to a Borrower or a Restricted Subsidiary, (B) in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed, or (C) otherwise on an interim basis prior to completion of such offering so long as direct or indirect parent of a Borrower shall cause the amount of such expenses to be repaid to a Borrower or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed; (vi) to permit Holdings to make payments in respect of interest, principal and other amounts in connection with any Indebtedness incurred in connection with the Transactions and any Permitted Refinancing thereof; and (vii) to permit Holdings to pay any amounts required to be paid by it in connection with or related to its ownership of the Borrowers and their Restricted Subsidiaries.

(k) Subject to the Liquidity Condition, at any time after the consummation of any Qualified Real Estate Financing Facility, the Parent Borrower or Safeway may make Restricted Payments in an aggregate amount equal to (x) 0.35 times the Value Component then applicable on a Pro Forma Basis (including, but not limited, giving effect to such transactions and the release of Mortgaged Properties in connection therewith) minus (y) the aggregate principal amount of Term Loans and other Indebtedness secured on a pari passu basis with the Term Loans outstanding on such date after giving effect to any prepayment of the Term Loans in connection with Qualified Real Estate Financing Facilities minus (z) all Restricted Payments made prior to such date in reliance on this clause (k);

(l) the Parent Borrower or Safeway may make Restricted Payments to any direct or indirect parent of the Parent Borrower or Safeway, as applicable, to pay amounts equal to the fees and expenses related to the Safeway Acquisition and other payments to be made in connection with the Transactions;

(m) the Parent Borrower or Safeway may make Restricted Payments used in connection with the termination of the LTIP Agreements;

(n) the Parent Borrower or Safeway may make payments of all amounts under the contingent value rights to be issued under the Safeway Merger Agreement from the net proceeds of any sale of the Equity Interests in Casa Ley or of the Equity Interests in or assets of PDC;

(o) Restricted Payments made with Excluded Contributions; and

(p) the distribution, as a dividend or otherwise, of shares of Equity Interests of, or Indebtedness owed to Holdings or a Restricted Subsidiary of Holdings by, Unrestricted Subsidiaries or Excluded Property.

(q) purchases of receivables pursuant to a Receivables Repurchase Obligation, the payment or distribution of Receivables Fees, sales, contributions and other transfers of and purchases of assets pursuant to repurchase obligations, in each case in connection with a Qualified Receivables Financing; ~~and~~

(r) distributions required in connection with (x) a Qualified Real Estate Financing Facility~~.~~ and (y) an IPO Reorganization; and

(s) the Borrower or its Restricted Subsidiaries may make additional Restricted Payments; provided that, as of the date of such Restricted Payment and after giving pro forma effect thereto and any related transactions (including the incurrence of Indebtedness related thereto), (x) no Default or Event of Default shall exist or have occurred and be continuing and (y) the Total Leverage Ratio would be less than 3.50:1.00.

Notwithstanding anything to the contrary herein contained, (i) the foregoing limitations shall not apply to any Restricted Payments made by any Person which is not a Loan Party as long as no Loan Party has Guaranteed or may otherwise be liable for any obligations of such Person, and (ii) any Restricted Payment permitted to be made by a Borrower may be made through Holdings (and Holdings shall be permitted to make any such payment).

10.7 Change in Nature of Business. Engage in any material line of business other than a Similar Business.

10.8 Transactions with Affiliates.

(a) Purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, shareholder, director or other Affiliate of Holdings or Restricted Subsidiary involving aggregate consideration in excess of $~~25,000,000,~~50,000,000, except:

(i) on fair and reasonable terms that are not materially less favorable to the Parent Borrower, Safeway and their Restricted Subsidiaries, taken as a whole, as would be obtainable by the Parent Borrower, Safeway or their Restricted Subsidiaries with a Person other than an Affiliate at the time of such transaction (or, if earlier, at the time such transaction is contractually agreed);

(ii) Real Property leased by the Parent Borrower, Safeway and their Restricted Subsidiaries from the Real Estate Subsidiaries;

(iii) Real Property leased by the Parent Borrower, Safeway and their Restricted Subsidiaries from the Sponsor (or its Affiliates) on the Escrow Release Date;

(iv) Permitted Dispositions and Permitted Investments;

(v) transactions between or among the Parent Borrower, Safeway and their Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary or is merged or consolidated with a Restricted Subsidiary as a result of such transaction;

(vi) transactions to effect the Original Closing Date Transactions ~~and~~, the Transactions or an IPO Reorganization;

(vii) transactions for which the board of directors has received a written opinion from an Independent Financial Advisor to the effect that the financial terms of such transaction are fair, from a financial standpoint, to Albertson’s Group or not less favorable to Albertson’s Group than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(viii) any agreement (other than with Sponsor) as in effect as of the Escrow Release Date and set forth on Schedule 10.8 or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Escrow Release Date) or any transaction contemplated thereby;

(ix) (i) the issuance of Equity Interests (other than Disqualified Stock) of a Borrower to Holdings or to any director, officer, employee or consultant thereof, (ii) the issuance of Equity Interests of Holdings and the granting of registration rights and other customary rights in connection therewith, or (iii) any contribution to the capital of a Borrower or any Restricted Subsidiary, as applicable;

(x) (i) transactions with Affiliates that are customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to Albertson’s Group in the reasonable determination of the board of directors or the senior management of the Parent Borrower or Safeway, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (ii) transactions with joint ventures and Unrestricted Subsidiaries in the ordinary course of business;

(xi) the existence of, or the performance by Albertson’s Group of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Escrow Release Date and any amendment thereto or similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by Albertson’s Group of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Escrow Release Date shall only be permitted by this clause (xi) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the Escrow Release Date;

(xii) transactions between Albertson’s Group and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of the Parent Borrower, Safeway or any other direct or indirect parent of a Borrower; provided, however, that such director abstains from voting as a director of such Borrower such direct or indirect parent of such Borrower, as the case may be, on any matter involving such other Person;

(xiii) transactions pursuant to the NAI Services Agreement and the Safeway Services Agreement;

(xiv) transactions pursuant to Section 10.3, 10.4 or 10.6; or

(xv) transactions required pursuant to the Safeway Merger Agreement or contingent value rights agreements entered into in connection with the Safeway Merger Agreement; or

(xvi) the Eastern Division Sale and other transactions contemplated by the Eastern Division Sale Agreement;

(xvii) pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii) transactions entered into in good faith which provide for shared employees, services and/or facilities arrangements and which provide cost savings and/or other operational efficiencies;

(xix) (a) sales and purchase arrangements, joint purchasing arrangements and other service agreements in the ordinary course of business between, on the one hand, the Borrowers and their Restricted Subsidiaries and, on the other hand, NAI and its Subsidiaries, for the sale and purchase, at cost, of inventory, equipment and supplies, (b) leases between NAI and/or its Subsidiaries and a Borrower and/or any of its Restricted Subsidiaries, (c) certain transactions between NAI and/or its Subsidiaries and Holdings and/or any of its Restricted Subsidiaries with respect to self-insurance matters and residual pharmacy transactions, (d) services provided by the Borrowers and their Restricted Subsidiaries to NAI and its Subsidiaries in the areas of finance, legal, human resources and public affairs, store development, information technology, marketing, merchandising, asset protection, customer services, supply chain, risk management and insurance, separation and store closings, store operations and strategic procurement, (e) pharmacy operation services provided by NAI and its Subsidiaries to the Borrowers and their Restricted Subsidiaries, (f) license agreements between Safeway and NAI, (g) sales of electricity between Safeway and NAI, and (h) arrangements for the use of certain IT and other infrastructure between Safeway and NAI;

(xx) (a) sales and purchase arrangements, joint purchasing arrangements and other service agreements in the ordinary course of business between, on the one hand, the Borrowers and their Restricted Subsidiaries and, on the other hand, SVU and its Subsidiaries, for the sale and purchase, at cost, of inventory, equipment and supplies, and leases between SVU and Holdings or any of its Restricted Subsidiaries, and (b) one-time payments to be made in connection with the termination and/or transition of certain services under the transition services agreement between such Persons;

(xxi) any purchases by Holdings’ Affiliates of Indebtedness or Disqualified Stock of a Borrower or any of its Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not Holdings’ Affiliates; provided that such purchases by Holdings’ Affiliates are on the same terms as such purchases by such Persons who are not Holdings’ Affiliates;

(xxii) transactions contractually agreed to between an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary; and

(xxiii) transactions permitted by clause (b) below.

(b) make any payments (whether by dividend, loan or otherwise) to any officer, shareholder, director or other Affiliate of a Borrower or any Restricted Subsidiary in excess of $~~25,000,000,~~50,000,000, including, without limitation, on account of management, consulting or other fees for management or similar services, or pay or reimburse expenses incurred by any officer, shareholder, director or other Affiliate of such Borrower or such Restricted Subsidiary, except:

(i) reasonable compensation to, and indemnity provided on behalf of, current, former and future officers, employees and directors for services rendered to such Borrower or such Restricted Subsidiary in the ordinary course of business (including the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of Holdings or any direct or indirect parent of a Borrower or of a Restricted Subsidiary, as appropriate, in good faith);

(ii) payments by such Borrower or any such Restricted Subsidiary to Holdings and AB LLC and for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Holdings and AB LLC on behalf of such Borrower or such Restricted Subsidiary, in the ordinary course of their respective businesses as the same may be directly attributable to such Borrower or such Restricted Subsidiary and actual and necessary reasonable out-of-pocket expenses for the maintenance of the corporate existence of Holdings and AB LLC;

(iii) payments by such Borrower or any such Restricted Subsidiary to Sponsor or an Affiliate of Sponsor for the reasonable out-of-pocket costs of actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, financial and similar types of services paid for by Sponsor or such Affiliate on behalf of such Borrower or such Restricted Subsidiary;

(iv) any payments required to be made pursuant to the Eastern Division Sale Agreement or the Safeway Merger Agreement;

(v) amounts payable to SB Capital Group LLC in respect of out-of-pocket expenses incurred in connection with liquidation services provided to the Borrowers and Guarantors as provided in Section 3.7 of the Operating Agreement for AB LLC (as in effect on the Escrow Release Date);

(vi) amounts payable pursuant to employment and severance arrangements between Albertson’s Group and their respective current, former and future officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements in the ordinary course of business and payments or loans (or cancellation of loans) to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of Holdings in good faith;

(vii) payments by Albertson’s Group to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of Holdings and/or AB LLC or any other direct or indirect parent of Holdings in good faith;

(viii) amounts payable pursuant to the Management Services Agreement, including any guarantees of compensation to Service Provider Personnel (as defined in the Management Services Agreement) up to the amounts payable thereunder;

(ix) payments of all fees and expenses related to the Original Closing Date Transactions and the Transactions;

(x) payments of the Original Closing Date Transaction Payments and the Escrow Release Date Transaction Payments;

(xi) (a) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to the Sponsor (directly, or indirectly through AB LLC) in an aggregate amount in any Fiscal Year not to exceed $20,000,000 plus all out-of-pocket reasonable expenses incurred by the Sponsor or any of its Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to Albertson’s Group; and (b) the payment to Sponsor or an Affiliate of Sponsor for the reasonable out-of-pocket costs of actual and necessary reasonable out-of-pocket legal, accounting, insurance, marketing, financial and similar types of services paid for by Sponsor or such Affiliate on behalf of Holdings or any Restricted Subsidiary;

(xii) payments resulting from transactions for which the board of directors has received a written opinion from an Independent Financial Advisor to the effect that the financial terms of such transaction are fair, from a financial standpoint, to Albertson’s Group or not less favorable to Albertson’s Group than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate;

(xiii) payments permitted pursuant to Section 10.6;

(xiv) amounts payable pursuant to the NAI Services Agreement or the Safeway Services Agreement;

(xv) payments between or among the Parent Borrower, Safeway and their Restricted Subsidiaries;

(xvi) payments pursuant to any agreement, arrangement or transaction described in clause (a), or meeting the requirements specified in clause (a)(i).

10.9 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Financing Agreement) that limits the ability of (a) any Restricted Subsidiary of a Borrower that is not a Guarantor to make Restricted Payments to any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Financing Agreements; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Escrow Release Date and (to the extent not otherwise permitted by this Section 10.9) are listed on Schedule 10.9 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted modification, replacement, renewal, extension or refinancing of such Indebtedness so long as such modification, replacement, renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of a Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of a Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 10.14, (iii) represent Indebtedness of a Restricted Subsidiary of a Borrower which is not a Loan Party which is permitted by Section 10.3 to the extent applying only to such Restricted Subsidiary, (iv) arise in connection with any Disposition permitted by Section 10.4 or 10.5 and relate solely to the assets or Person subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.2 and applicable solely to such joint venture, (vi) are negative pledges and restrictions on Liens in favor of any holder of

Indebtedness permitted under Section 10.3 but solely to the extent any negative pledge relates to the property financed by such Indebtedness, (vii) are customary restrictions on leases, subleases, licenses or asset or stock sale agreements otherwise permitted hereby so long as such restrictions relate to the assets or Subsidiary subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 10.3(c), (f) or (t) and to the extent that such restrictions apply only to the property or assets securing such Indebtedness or to the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Borrower or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the ABL Credit Agreement and, in each case, any Permitted Refinancing thereof or (xiii) arise in connection with cash or other deposits permitted under Sections 10.1 and 10.2 and limited to such cash or deposit.

10.10 Accounting Changes. Holdings shall not make any change in (a) accounting policies or reporting practices, except as permitted by GAAP, or (b) fiscal quarter or fiscal year; provided, however, that Holdings may, upon written notice to the Agent, change its Quarterly Accounting Periods and fiscal year to any other quarterly accounting periods or fiscal year, as applicable, reasonably acceptable to the Agent, in which case the Parent Borrower and the Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

10.11 Prepayments Etc., of Indebtedness.

(a) Directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest and principal shall be permitted and prepayment of the Senior Secured notes shall be permitted) any subordinated Indebtedness incurred pursuant to Section 10.3, or any other Indebtedness for borrowed money of a Loan Party that is subordinated to the Obligations expressly by its terms (other than Indebtedness among the Parent Borrower, Safeway and their Restricted Subsidiaries), any Indebtedness that is secured by a Lien on the Collateral ranking junior to the Lien securing the Obligations (including any ~~Permitted Notes~~Incremental Equivalent Debt, Permitted Ratio Debt or Permitted Junior Priority Refinancing Debt (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing documentation, except (i) the refinancing thereof with the Net Proceeds of any Indebtedness constituting a Permitted Refinancing; provided that if such Indebtedness was originally incurred under Section 10.3(f), such Permitted Refinancing is permitted pursuant to Section 10.3(f), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Stock) of a Borrower, Holdings or any other direct or indirect parent of a Borrower or the repayment of Junior Financing with the proceeds of an issuance of Equity Interests of a Borrower, Holdings or any other direct or indirect parent of a Borrower, (iii) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount not to exceed $500,000,000 plus the Cumulative Credit less the aggregate amount of Restricted Payments made pursuant to Section 10.6(f) at the time of such prepayment, redemption, purchase, defeasance or other payment, (iv) the purchase, redemption, acquisition, retirement, defeasance or discharge of the Existing Safeway Notes or any of its subsidiaries within 120 days of the Escrow Release Date and any Permitted Refinancing in respect thereof ~~and~~; (v) redemptions or redemptions of Indebtedness secured by Liens permitted by clause (mm) of the definition of “Permitted Liens” solely from the amounts included in the escrow account~~.~~, and (vi) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity; provided that, as of the date of such payment after giving pro forma effect thereto and any related transactions (including the incurrence of Indebtedness related thereto), (x) no Default or Event of Default shall exist or have occurred and be continuing and (y) the Total Leverage Ratio would be less than 3.50:1.00. For the avoidance of doubt, Indebtedness under the ABL Facility shall not constitute Junior Financing.

(b) Amend, modify or waive any document governing any Material Indebtedness (other than on account of any Permitted Refinancing) to the extent that such amendment, modification or waiver would result in a Default or Event of Default under any of the Financing Agreements or would be reasonably likely to have a Material Adverse Effect.

10.12 Permitted Activities. Holdings shall not engage in any material operating or business activities; provided that the following shall be permitted in any event: (i) its ownership of the Equity Interests of the Borrowers and its other Subsidiaries and activities incidental thereto, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (iii) the performance of its obligations with respect to the Financing Agreements and any other Indebtedness, (iv) any public offering of its common stock or any other issuance or sale of its Equity Interests, (v) financing activities, including the issuance of securities, incurrence of debt, payment of dividends, making contributions to the capital of the Borrowers and its other Subsidiaries and guaranteeing the obligations of the Borrowers and its other Subsidiaries, (vi) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrowers and its other Subsidiaries, (vii) holding any cash or property (but not operating any property), (viii) providing indemnification to officers, managers and directors, (ix) the performance of its obligations under and in connection with its Organizational Documents, the ABL Facility Documentation, the NAI Purchase Agreement, the Eastern Division Sale Agreement, the other agreements contemplated by the NAI Purchase Agreement and the Eastern Division Sale Agreement, the Original Closing Date Transactions, the Safeway Merger Agreement, the Transactions, any agreements contemplated by Section 10.8(b)(ii) and any other agreements contemplated hereby and thereby (including any related to its Subsidiaries other than the Borrowers), and (x) any activities related, complementary or incidental to the foregoing. Holdings shall not incur any Liens on Equity Interests of the Borrowers other than those for the benefit of the Obligations, Senior Safeway Acquisition Debt, the obligations under the ABL Facility, ~~Permitted Notes~~Incremental Equivalent Debt, Permitted Ratio Debt, Permitted First Priority Refinancing Debt and Permitted Junior Priority Refinancing Debt.

10.13 Amendments of Organization Documents. No Loan Party shall amend any of its Organization Documents in a manner that would be materially adverse to the Loan Parties.

10.14 Designation of Subsidiaries. The Parent Borrower may at any time after the Escrow Release Date designate any Restricted Subsidiary (other than a Co-Borrower) an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) at the time of such designation and after giving pro forma effect thereto, the Consolidated First Lien Net Leverage Ratio would be less than 3.75:1.00 and (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the ABL Facility, Permitted Ratio Debt, ~~Permitted Notes~~Incremental Equivalent Debt, any Credit Agreement Refinancing Indebtedness or any Junior Financing, as applicable. The Parent Borrower shall be deemed to have designated the entities comprising PDC and their Subsidiaries as Unrestricted Subsidiaries effective on the Escrow Release Date. Other than with respect to Subsidiaries designated as Unrestricted Subsidiaries on the Escrow Release Date, the designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Escrow Release Date shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Parent Borrower’s investment therein. Other than with respect to Subsidiaries designated as Unrestricted Subsidiaries on the Escrow Release Date, the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any

Investment by the Parent Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Parent Borrower’s Investment in such Subsidiary. The amount of the Parent Borrower’s Investment in the entities constituting PDC at the time of designation as an Unrestricted Subsidiary and at the time of any subsequent redesignation as a Restricted Subsidiary shall be zero. Notwithstanding the foregoing, neither a Borrower nor any direct or indirect parent of a Borrower shall be permitted to be an Unrestricted Subsidiary. As of the Escrow Release Date, the Unrestricted Subsidiaries are specified on Schedule 10.14.

SECTION 11. EVENTS OF DEFAULT AND REMEDIES

11.1 Events of Default. The occurrence or existence of anyone or more of the following events are referred to herein individually as an “Event of Default,” and collectively as “Events of Default”:

(a) (i) any Loan Party fails to pay any principal amount of any Loan when due, (ii) any Loan Party fails to pay within five (5) Business Days after the same becomes due, any interest on any Loan or any other Obligation other than a principal payment on a Loan, (iii) any Loan Party fails to perform any of the terms or covenants contained in Sections 9.1(a), 9.4, 9.7, 9.9, 9.15 or Article 10 of this Agreement, or (iv) any Loan Party fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements (other than those described in Sections 11.1(a)(i), 11.1(a)(ii) or 11.1(a)(iii) above) and such failure continues for 30 days after the earlier of the date such Loan Party obtains knowledge of a breach or any such covenant or agreement or the Parent Borrower’s receipt from the Agent of any such breach;

(b) any representation, warranty or statement of fact made by any Loan Party to Agent in this Agreement, the other Financing Agreements or any other written agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c) [reserved];

(d) any judgment for the payment of money is rendered against any Loan Party in excess of $150,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) consecutive days or execution thereon shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Loan Party that could reasonably be expected to have a Material Adverse Effect, or against any of the Collateral having a value in excess of $150,000,000 (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment), and any such judgment shall remain undischarged or unvacated for a period in excess of thirty (30) consecutive days or execution thereon shall at any time not be effectively stayed;

(e) except as otherwise expressly permitted hereunder, any Loan Party which is a partnership, limited liability company, limited liability partnership or a corporation, dissolves or there is a cessation of any substantial part of any Loan Party’s business for a period of time which would reasonably be expected to have a Material Adverse Effect;

(f) any Loan Party makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Loan Party or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or any Loan Party shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Loan Party or for all or any part of its property;

(i) any default in respect of any Indebtedness of any Borrower or any Subsidiary Guarantor (other than Indebtedness owing to Agent and Lenders hereunder), in an amount in excess of $150,000,000 (including any required mandatory prepayment or “put” of such Indebtedness to such Loan Party), which default continues for more than the applicable cure period, if any, with respect thereto and/or is not waived in writing by the other parties thereto, or any acceleration or demand for payment with respect to any Indebtedness in an amount in excess of $150,000,000; provided that, with respect to a default caused by the breach of the financial covenant within Section 7.16 of the ABL Facility, such default shall only constitute an Event of Default if the lenders under the ABL Facility have accelerated the obligations thereunder;

(j) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Agent) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected security interest in any of the Collateral (or a valid and perfected security interest in any other Collateral having the priority for such Collateral required hereunder) purported to be subject thereto (except as otherwise permitted herein or therein);

(k) (i) an ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted in or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to a Pension Plan, Multiemployer Plan or the PBGC which would be reasonably likely to result in a Material Adverse Effect or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which would be reasonably likely to result in a Material Adverse Effect;

(l) any Change of Control;

(m) [reserved]; or

(n) The termination or attempted termination of any Guaranty except as expressly permitted hereunder or under any other Financing Agreement.

11.2 Remedies.

(a) At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Loan Party, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on anyone or more occasions. Subject to Section 13 hereof, Agent may, and at the direction of the Required Lenders shall, at any time or times, proceed directly against any Loan Party to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, at its option and shall upon the direction of the Required Lenders, upon notice to the Parent Borrower, accelerate the payment of all Obligations and demand immediate payment thereof to Agent for itself and the benefit of Lenders (provided that, upon the occurrence of any Event of Default described in Sections 11.1(g) and 11.1(h), all Obligations shall automatically become immediately due and payable and any other obligation of the Agent and the Lenders hereunder shall automatically terminate).

11.3 Application of Proceeds. Subject to the Intercreditor Agreements and the Security Agreement, after the exercise of remedies provided for in Section 11.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 11.2(b)), any amounts received on account of the Obligations shall be applied by the Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable Law):

First, to payment of that portion of the Obligations (excluding the Other Liabilities) constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including costs and expenses payable under Section 12.6 and amounts payable under Section 3.3 and Section 6) payable to the Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Secured Parties (including costs and expenses payable under Section 12.6 and amounts payable under Section 3.3 and Section 6), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Obligations ratably among the Secured Parties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Obligations (and termination payments and other amounts under secured Swap Contracts and ordinary course settlement payments under secured Swap Contracts), ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Parent Borrower or as otherwise required by Law.

SECTION 12. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

12.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

(b) Holdings, the Parent Borrower, the other Loan Parties, Agent and Lenders irrevocably consent and submit to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, whichever Agent may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent and Lenders shall have the right to bring any action or proceeding against Holdings, the Parent Borrower, any other Loan Party or its or their property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Holdings, the Parent Borrower, any other Loan Party or its or their property).

(c) Holdings, the Parent Borrower and the other Loan Parties hereby waive personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Agent’s option, by service upon Holdings, the Parent Borrower and any other Loan Party in any other manner provided under the rules of any such courts.

(d) HOLDINGS, THE PARENT BORROWER, THE OTHER LOAN PARTIES, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. HOLDINGS, THE PARENT BORROWER, THE OTHER LOAN PARTIES, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT HOLDINGS, THE BORROWER, THE OTHER LOAN PARTIES, AGENT AND ANY LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Agent and Secured Parties shall not have any liability to Holdings, the Parent Borrower or any other Loan Party (whether in tort, contract, equity or otherwise) for losses suffered by Holdings, the Parent Borrower or such other Loan Party in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order of competent jurisdiction binding on Agent, or such Secured Party or Secured Parties, that the losses were the result of acts or omissions constituting gross negligence, bad faith, willful misconduct or material breach of its obligations under any Financing Agreement. Holdings, the Parent Borrower and each other Loan Party: (i) certifies that neither Agent nor any Lender nor any representative, agent or attorney acting for or on behalf of Agent or any Lender has represented, expressly or otherwise, that Agent or the Lenders would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Agent and the Lenders are relying upon, among other things, the waivers and certifications set forth in this Section 12.1 and elsewhere herein and therein.

12.2 Waiver of Notices. Holdings, the Parent Borrower and each other Loan Party hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Holdings, the Parent Borrower or any other Loan Party which Agent or any Lender may elect to give shall entitle Holdings, the Parent Borrower and such other Loan Party to any other or further notice or demand in the same, similar or other circumstances.

12.3 Amendments and Waivers.

(a) Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by (x) the Required Lenders and Agent (acting at the direction of the Required Lenders), or (y) at Agent’s option, by Agent with the authorization or consent of the Required Lenders and by the Parent Borrower and such amendment, waiver, discharge or termination shall be effective and binding as to all Lenders only in the specific instance and for the specific purpose for which given, except, that, no such amendment, waiver, discharge or termination shall:

(i) reduce the interest rate or any fees or extend the time of scheduled payment of principal, interest or any fees or reduce the principal amount of any Loan, in each case without the consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest and it further being understood that any change to the definition of “Total Leverage Ratio,” “Consolidated First Lien Net Leverage Ratio” or “Consolidated Total Secured Net Leverage Ratio” or, in each case, in the component definitions thereof, shall not constitute a reduction or forgiveness in any rate of interest,

(ii) extend or increase the Commitment of any Lender over the amount thereof then in effect or provided hereunder, in each case without the consent of the Lender directly affected thereby,

(iii) amend, modify or waive any terms of Section 14.9 hereof, in each case without the consent of each Lender directly affected thereby,

(iv) release all or substantially all of the Collateral (except as expressly required hereunder or under any of the other Financing Agreements or applicable law and except as permitted under Section 13.10 hereof), without the consent of all Lenders,

(v) amend the definitions of “Pro Rata Share” or “Required Lenders,” or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or amend or modify the provisions of Section 2.7, in each case without the consent of all Lenders,

(vi) consent to the assignment or transfer by any Loan Party of any of their rights and obligations under this Agreement, or release the Parent Borrower, any Co-Borrower or any Guarantor from liability for any of the Obligations other than as expressly set forth herein, without the consent of the Lenders,

(vii) release all or substantially all of the value of the Guarantees without the consent of the Lenders;

(viii) amend, modify or waive any terms of this Section 12.3, without the consent of all Lenders, or

(ix) amend, modify or waive any terms of Section 3.3 hereof, in each case without the consent of each Lender directly affected thereby.

(b) Agent and any Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided herein. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Agent or any Lender of any right, power and/or remedy on anyone occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(c) Notwithstanding anything to the contrary contained in Section 12.3(a) above, in connection with any amendment, waiver, discharge or termination for which the consent of all Lenders or each Lender directly affected thereby was required, in the event that any Lender shall fail to consent or fail to consent in a timely manner (each such Lender being referred to herein as a “Non-Consenting Lender”), but the consent of the Required Lenders to such amendment, waiver, discharge or termination is obtained, then Agent or the Parent Borrower shall have the right, but not the obligation, at any time thereafter, and upon the exercise by Agent or the Parent Borrower of such right to require each such Non-Consenting Lender, and each such Non-Consenting Lender shall have the obligation, to sell, assign and transfer to Agent or such Eligible Transferee as Agent or the Parent Borrower may specify, all of such Non-Consenting Lender’s Commitments and all rights and interests of such Non-Consenting Lender pursuant thereto. Each such purchase and sale shall be pursuant to the terms of an Assignment and Acceptance (whether or not executed by the Non-Consenting Lender), except that on the date of such purchase and sale) Agent, or such Eligible Transferee specified by Agent or the Parent Borrower, shall pay to the Non-Consenting Lender (except as Agent or the Parent Borrower and such Non-Consenting Lender(s) may otherwise agree) the amount equal to: (i) the principal balance of the Loans held by the Non-Consenting Lender outstanding as of the close of business on the business day immediately preceding the effective date of such purchase and sale, plus (ii) amounts accrued and unpaid in respect of interest and fees payable to the Non-Consenting Lender to the effective date of the purchase (including amounts payable under Section 3.3(c) as if the Eurodollar Rate Loans of such Non-Consenting Lender were being prepaid on the purchase date but in no event shall the Non-Consenting Lender be deemed entitled to any early termination fee). In connection with any such replacement, if any such Non-Consenting Lender does not execute and deliver to the Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the Non-Consenting Lender. Such purchase and sale shall be effective on the date of the payment of such amount to the Non-Consenting Lender and the Commitment of the Non-Consenting Lender shall terminate on such date.

(d) The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section. Notwithstanding anything to the contrary contained in Section 12.3(a) above, (i) in the event that Agent shall agree that any items otherwise required to be delivered to Agent as a condition of releasing the Loans from the Escrow Account hereunder may be delivered after the Escrow Release Date, Agent may, in its discretion, agree to extend the date for delivery of such items or take such other action as Agent may deem appropriate as a result of the failure to receive such items as Agent may determine or may waive any Event of Default as a result of the failure to receive such items, in each case without the consent of any Lender and (ii) Agent may consent to any change in the type of organization, jurisdiction of organization or other legal structure of any Loan Party and amend the terms hereof or of any of the other Financing Agreements as may be necessary or desirable to reflect any such change, in each case without the approval of any Lender.

(e) [Reserved.]

(f) Notwithstanding anything to the contrary herein, the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

(g) Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to the Intercreditor Agreements or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of Permitted First Priority Refinancing Debt, or Permitted Junior Priority Refinancing Debt, as expressly contemplated by the terms of the Intercreditor Agreements or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Financing Agreement without the prior written consent of the Agent.

(h) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agent and the Parent Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Financing Agreements with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(i) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Agent, the Parent Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with replacement term loans (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans unless the maturity of the Replacement Term Loans is at least one year later than the maturity of the Refinanced Term Loans, (c) the Weighted Average Life to Maturity of Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans, at the time of such refinancing (except by virtue of amortization or prepayment of the Refinanced Term Loans prior to the time of such incurrence) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans except to the extent necessary to provide for covenants and other terms applicable to any period after the Latest Maturity Date of the Term Loans in effect immediately prior to such refinancing.

(j) Notwithstanding anything to the contrary contained in this Section 12.3, Guarantees, Collateral Documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Agent and may be, together with this Agreement, amended and waived with the consent of the Agent at the request of the Parent Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local Law or advice of local counsel or (ii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Financing Agreements.

(k) Notwithstanding anything to the contrary contained in this Section 12.3, the Parent Borrower shall be permitted to appoint one or more Restricted Subsidiaries as “Co-Borrower” hereunder, in each case with the consent of, and pursuant to an amendment reasonably satisfactory to, the Agent.

12.4 Waiver of Counterclaims. Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

12.5 Indemnification. Each Loan Party shall, jointly and severally, indemnify and hold Agent, each Arranger and each Lender, and their respective officers, directors, agents, employees, advisors and counsel and their respective Affiliates, successor and assigns (each such person being an “Indemnitee”), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable and reasonably documented attorneys’ fees and expenses) imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, the use or proposed use of proceeds of any Loan, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the reasonable and reasonably documented fees and expenses of counsel, regardless of whether such Indemnitee is a party to such commenced or threatened litigation, investigation, claim or proceeding and regardless of whether such matter is initiated by a third party or by the Parent Borrower or any of its affiliates or equity holders, except that the Loan Parties shall not have any obligation under this Section 12.5 to indemnify an Indemnitee with respect to a matter covered hereby (i) resulting from the gross negligence, bad faith, willful misconduct or material breach of the obligations under any Financing Agreement of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction (but without limiting the obligations of the Loan Parties as to any other Indemnitee) or (ii) resulting from a cause of action brought by an Indemnitee against any other Indemnitee (other than (a) claims against an Indemnitee in its capacity or fulfilling its role as an Agent or an arranger or a similar role and (b) claims arising out of any act or omission of the Sponsor, Holdings, the Parent Borrower or any Subsidiary of the Parent Borrower); provided that, the Loan Parties’ obligation with respect to fees and expenses of counsel, shall be limited to the reasonable and reasonably documented fees, disbursements and other charges of out-of-pocket fees and legal expenses of one firm of counsel for all Indemnitees and, if necessary, one firm of local counsel and one firm of special counsel in each appropriate jurisdiction, in each case for all Indemnitees (and, in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Parent Borrower of such conflict and thereafter, retains its own counsel, of another firm of counsel for such affected Indemnitee). To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, the Loan Parties shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, no Loan Party, Agent or Lender shall assert, and each Loan Party, Agent and Lender hereby waives, any claim against any Indemnitee, Loan Party, Agent and Lender, on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby; provided that the foregoing shall not limit any Loan Party’s indemnity obligations to the extent special, indirect, consequential or punitive damages are included in any third party claim in connection with which such Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or any of the other Financing Agreements or the transaction contemplated hereby or thereby. All amounts due under this Section shall be payable upon demand. The foregoing indemnity shall survive the resignation of the Agent or the replacement of any Lender, the payment of the Obligations and the termination or non-renewal of this Agreement.

12.6 Costs and Expenses. The Parent Borrower shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Agent, the Arrangers and their respective Affiliates, in connection with this Agreement and the other Financing Agreements, including without limitation (i) the reasonable and documented fees, charges and disbursements of (A) outside counsel for the Agent and its Affiliates limited to one law firm and any local counsel reasonably deemed necessary by the Agent, (B) outside consultants for the Agent, (C) appraisers, (D) commercial finance examiners, and (E) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (F) environmental site assessments, (ii) in connection with (A) the syndication of the credit facilities provided for herein, (B) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Financing Agreements or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (C) the enforcement or protection of their rights in connection with this Agreement or the Financing Agreements or efforts to preserve, protect, collect, or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws, or (D) any workout, restructuring or negotiations in respect of any Obligations, and (b) all reasonable and documented out-of-pocket expenses incurred by the Loan Parties who are not the Agent or any of its Affiliate, after the occurrence and during the continuance of an Event of Default, provided that such Loan Parties shall be entitled to reimbursement for no more than one counsel representing all such Loan Parties (absent a conflict of interest in which case the Loan Parties may engage and be reimbursed for additional counsel).

To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under Section 12.5 or Section 12.6 to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity.

SECTION 13. THE AGENT

13.1 Appointment and Authority.

(a) Each of the Lenders hereby irrevocably appoints Credit Suisse to act on its behalf as the Agent hereunder and under the other Financing Agreements and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agent, the Lenders, and neither the Parent Borrower, any Co-Borrower nor any Guarantor shall have rights as a third party beneficiary of any of such provisions.

(b) The Agent shall also act as the “collateral agent” under the Financing Agreements, and each of the Lenders hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Parent Borrower, any Co-Borrower or any Guarantor to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 13.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent), shall be entitled to the benefits of all provisions of this Section 13 and Section 12 (including the second paragraph of Section 12.5 and 12.6), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Financing Agreements) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c) The Lenders hereby authorize the Agent to enter into the Intercreditor Agreements or other intercreditor agreement or arrangement permitted under this Agreement and any such intercreditor agreement is binding upon the Lenders.

13.2 Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

13.3 Exculpatory Provisions. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Financing Agreements. Without limiting the generality of the foregoing, the Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Financing Agreements that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Financing Agreements), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Financing Agreements or applicable law;

(c) shall not, except as expressly set forth herein and in the other Financing Agreements, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity;

(d) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 14.7 and 11.2) or (ii) in the absence of its own gross negligence, bad faith, willful misconduct or material breach of its obligations under any Financing Agreement. The Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the Agent by the Parent Borrower or a Lender; and

(e) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Financing Agreements, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Financing Agreements or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

13.4 Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

13.5 Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Financing Agreements by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 13 shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

13.6 Resignation of Agent. The Agent may at any time give notice of its resignation to the Lenders and the Parent Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States which appointment of a successor agent shall be consented to by the Parent Borrower at all times other than during the existence of an Event of Default under Sections 11.1(a)(i), 11.1(a)(ii), 11.1(g) or 11.1(h) (which consent of the Parent Borrower shall not be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above; provided that if the Agent shall notify the Parent Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Agreements (except that in the case of any collateral security held by the Agent on behalf of the Lenders under any of the Financing Agreements, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 13.6. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Agreements (if not already discharged therefrom as provided above in this Section 13.6). The fees payable by the Parent Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Agreements, the provisions of this Section 13 and Sections 12.5 and 12.6 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

13.7 Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or the Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or the Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Financing Agreements or any related agreement or any document furnished hereunder or thereunder.

13.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Agent, Arrangers, bookrunners or other agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Financing Agreements, except in its capacity, as applicable, as the Agent or a Lender hereunder.

13.9 Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Parent Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise.

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Sections 3.2, 12.5 and 12.6) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, if the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 3.2, 12.5 and 12.6.

Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender or in any such proceeding.

13.10 Collateral and Guaranty Matters. Each of the Lenders irrevocably authorizes and directs the Agent, and Agent shall,

(a) release any Lien on any property granted to or held by the Agent under any Financing Agreement (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) at the time the property subject to such Lien is disposed or to be disposed, as part of or in connection with any disposition permitted hereunder or under any other Financing Agreement to a Person that is not a Loan Party, (iii) (A) if the Lien encumbers property that secures or will secure a Qualified Real Estate Financing Facility or (B) any pledge by a parent holding company of the stock of a Real Estate Subsidiary securing a Qualified Real Estate Financing Facility if such pledge is prohibited by the terms of such Qualified Real Estate Financing Facility, or (iv) subject to Section 12.3, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders;

(b) release or subordinate any Lien on any property granted to or held by the Agent under any Financing Agreement to the holder of any Lien on such property that is permitted by Section 10.1(j) to the extent required by the holder of, or pursuant to the terms of any agreement governing, the obligations secured by such Liens; and

(c) release any Guarantor from its obligations under the Guaranty if such Person (i) ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder, including, without limitation, for the avoidance of doubt, as a result of a Disposition of a Subsidiary permitted hereunder or (ii) is the parent holding company of a Real Estate Subsidiary party to a Qualified Real Estate Financing Facility if such guaranty is prohibited by the terms of such Qualified Real Estate Financing Facility; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the ABL Credit

Agreement, any ~~Permitted Notes~~Incremental Equivalent Debt, any Permitted Ratio Debt, any Permitted First Priority Refinancing Debt, any Permitted Junior Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, any Junior Financing or any Permitted Refinancing of any of the foregoing.

Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 13.10. In each case as specified in this Section 13.10, the Agent will, at the Parent Borrower’s expense, execute and deliver to the Parent Borrower and applicable Guarantor such documents as the Parent Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Financing Agreements and this Section 13.10.

13.11 Withholding Tax Indemnity. To the extent required by any applicable Laws (as determined in good faith by the Agent), the Agent may withhold from any payment to any Lender under any Financing Agreement an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 6.1, each Lender shall indemnify and hold harmless the Agent against, and shall make payable in respect thereof within 10 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from any amounts paid to or for the account of such Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Financing Agreement against any amount due the Agent under this Section 13.11. The agreements in this Section 13.11 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

13.12 Notice to Agent. By signing this Agreement, each Secured Party agrees to notify the Agent promptly upon the furnishing of any Bank Product or Cash Management Service and thereafter at such frequency as the Agent may reasonably request furnish a summary of all Other Liabilities due or to become due to such Secured Party. In connection with any distributions to be made hereunder, the Agent shall be entitled to assume that no amounts are due to any Secured Party on account of Other Liabilities unless the Agent has received written notice thereof from such Secured Party.

13.13 Intercreditor Agreements. The Agent is hereby authorized to enter into any usual and customary Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such Intercreditor Agreement is binding upon them. Each Lender (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreements and (b) hereby authorizes and instructs the Agent to enter into the usual and customary Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof. In addition, but in conformance with the terms hereof, each Lender hereby authorizes the Agent to enter into (i) any amendments to any Intercreditor Agreements, and (ii) any other intercreditor arrangements, in the case of clauses (i) and (ii), to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required by of this Agreement. Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

SECTION 14. TERM OF AGREEMENT; MISCELLANEOUS

14.1 Term.

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Latest Maturity Date, unless sooner terminated pursuant to the terms hereof. In addition, Parent Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Agent subject to clause (b) below, (which notice shall be irrevocable) and Agent may, at its option, and shall at the direction of required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Latest Maturity Date or any other effective date of termination of the Financing Agreements, Parent Borrower shall pay to Agent all outstanding and unpaid Obligations (except for contingent obligations of Loan Parties under provisions of this Agreement that survive terminations of the Commitments).

(b) No termination of the Commitments, this Agreement or any of the other Financing Agreements shall relieve or discharge any Loan Party of its respective duties, obligations and covenants under this Agreement or any of the other Financing Agreements until all Obligations (except for contingent obligations of Loan Parties under indemnifications that survive terminations of the Commitments), have been fully and finally paid.

14.2 Interpretative Provisions.

(a) All terms used herein which are defined in Article 1, Article 8 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

(b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c) All references to the Parent Borrower, a Co-Borrower, Guarantor, Agent and Lenders pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and permitted assigns. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Financing Agreements shall include any and all amendment or modifications thereto and any and all restatements, extensions or renewals thereof.

(d) The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e) The word “including” when used in this Agreement shall mean “including, without limitation” and the word “will” when used in this Agreement shall be construed to have the same meaning and effect as the word “shall.”

(f) All references to the term “good faith” used herein when applicable to Agent or any Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned. The Loan Parties shall have the burden of proving any lack of good faith on the part of Agent or any Lender alleged by any Loan Party at any time.

(g) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of the Loan Parties most recently received by Agent on or prior to the Escrow Release Date and without including the effect of any changes to lease accounting that requires the assets and liabilities arising under operating leases to be recognized in any statement of financial position. Notwithstanding anything to the contrary contained in GAAP or any interpretations or other pronouncements by the Financial Accounting Standards Board or otherwise, the term “unqualified opinion” as used herein to refer to opinions or reports provided by accountants shall mean an opinion or report that is unqualified as to going concern or the scope of the audit.

(h) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” shall mean “to and including.”

(i) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(j) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(k) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(l) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

14.3 Notices.

(a) All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. Notices delivered through electronic communications shall be effective to the extent set forth in Section 14.3(b) below. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

If to any Loan Party:	Albertson’s LLC
250 Parkcenter Blvd.
PO Box 20
Boise, Idaho 83706
Attention: ~~Richard Navarro~~Bob Dimond
~~Dave Ober~~ Brad Fox
~~Paul Rowan, Esq.~~
Telephone No.: (208) 395-5463
Telecopy No.: (208) 395-4625

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
	Attention:	Ronald Risdon, Esq.
	Telephone:	(212) 756-2203
	Facsimile:	(212) 593-5955
	E-mail:	ronald.risdon@srz.com

If to Agent:	Agent’s Office

Credit Suisse AG
Eleven Madison Avenue, 23rd Floor
New York, NY 10010
	Attention:	Loan Operations – Agency Manager
	Telephone:	(919) 994-6369
	Facsimile:	(212) 322-2291
	E-mail:	agency.loanops@credit-suisse.com

(b) Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Agent or as otherwise determined by Agent (and shall be considered to be in writing for such purposes), provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 hereof if such Lender, as applicable, has notified Agent that it is incapable of receiving notices under such Section by electronic communication. Unless Agent otherwise requires, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that, if such notice or other communication is not given during the normal business hours of the recipient, such notice shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communications is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE PARENT BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent Parties have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Parent Borrower’s or the Agent’s transmission of Parent Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith, willful misconduct or material breach of the obligations under any Financing Agreement of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Loan Parties, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent Borrower and the Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Parent Borrower and the Agent. In addition, each Lender agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Parent Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Parent Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Parent Borrower shall indemnify the Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Parent Borrower. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

14.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

14.5 Confidentiality.

(a) Agent and each Lender shall keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information (“Information”) supplied to it by any Loan Party pursuant to the Financing Agreements, provided that nothing contained herein shall limit the disclosure of any such information: (i) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person

(including any Governmental Authority regulating any Lender or its Affiliates), provided that the Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, provided that the Agent or such Lender, as applicable, agrees that it will notify the Parent Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority) unless such notification is prohibited by law, rule or regulation, (iv) to any Lender or Participant (or prospective Lender or Participant consented to by the Parent Borrower to the extent an assignment of a Loan to such Person would require the Parent Borrower’s consent pursuant to Section 14.7 hereof) or to any Affiliate of any Lender so long as such Lender, Participant (or prospective Lender or Participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 14.5, (v) subject to an agreement containing provisions at least as restrictive as those of this Section 14.5 (or as may otherwise be reasonably acceptable to the Parent Borrower), to any pledgee referred to in Section 14.7(l), direct or indirect contractual counterparty to a Swap Contract, Eligible Transferee of or Participant in, or any prospective Eligible Transferee of or Participant in any of its rights or obligations under this Agreement, (vi) with the written consent of the Parent Borrower, (vii) to any rating agency when required by it in connection with rating the Loan Parties or their Subsidiaries or any Facility hereunder (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to Loan Parties and their Subsidiaries received by it from such Lender), (viii) [reserved], (ix) to market data collectors, similar service providers to the lending industry and service providers to the Agent in connection with the administration and management of this Agreement and the Financing Agreements (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential) or (x) in connection with the exercise of any remedies hereunder, under any other Financing Agreement or the enforcement of its rights hereunder or thereunder;

(b) In the event that Agent or any Lender receives a request or demand to disclose any Information pursuant to any subpoena or court order, Agent or such Lender, as the case may be, agrees (i) to the extent permitted by applicable Law or if permitted by applicable Law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender, Agent or such Lender will promptly notify the Parent Borrower of such request so that the Parent Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Parent Borrower of Agent’s or such Lender’s expenses, cooperate with the Parent Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Parent Borrower so designates, to the extent permitted by applicable Law or if permitted by applicable Law, to the extent Agent or such Lender determines in good faith that it will not create any risk of liability to Agent or such Lender. In no event shall this Section 14.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Loan Party or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender (or any Affiliate of any Lender) on a non-confidential basis from a person other than a Loan Party, (iii) to require Agent or any Lender to return any materials furnished by a Loan Party to Agent or a Lender or prevent Agent or a Lender from responding to routine informational requests in accordance with applicable industry standards relating to the exchange of credit information. The obligations of Agent and Lenders under this Section 14.5 shall supersede and replace the obligations of Agent and Lenders under any confidentiality letter signed prior to the Escrow Release Date or any other arrangements concerning the confidentiality of information provided by any Loan Party to Agent or any Lender.

14.6 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Agent, Lenders, Loan Parties and their respective successors and assigns, except that the Parent Borrower or any Co-Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders. Any such purported assignment without such express prior written consent shall be void. No Lender may assign its rights and obligations under this Agreement without the prior written consent of Agent, except as provided in Section 14.7 below. The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of Loan Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

14.7 Assignments; Participations.

(a) (i) Subject to the conditions set forth in clause (ii) below, each Lender may assign all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) (w) to one or more Eligible Transferees (but not including for this purpose any assignments in the form of a participation), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance, (x) by way of participation in accordance with the provisions of Section 14.7(e), (y) by way of pledge or assignment of a security interest subject to the restrictions of Section 14.7(f) or (z) to an SPC in accordance with the provisions of Section 14.7(k) (and any other attempted assignment or transfer by any party hereto shall be null and void).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount of $1,000,000, and shall be in increments of an amount of $1,000,000 in excess thereof unless each of the Parent Borrower and the Agent otherwise consents, provided that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver via an electronic settlement system acceptable to the Agent or, if previously agreed with the Agent, manually execute and deliver to the Agent, an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided that the Agent, in its sole discretion, may elect to waive such processing and recordation fee;

(C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire; and

(D) on or before the date on which it becomes a party to this Agreement, the Assignee shall deliver to the Parent Borrower and the Agent the forms or certifications, as applicable, described in Section 6.1(d), to the extent required thereby.

This paragraph (a) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis among such Facilities.

(b) Agent, acting solely for these purposes as a non-fiduciary agent of the Borrowers, shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount (and related interest amounts) of their Loans (the “Register”). Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Loan Parties, Agent and Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding the foregoing, in no event shall the Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender nor shall the Agent be obligated to monitor the aggregate amount of Term Loans or Incremental Term Loans held by Affiliated Lenders. Upon request by the Agent, the Parent Borrower shall (i) promptly (and in any case, not less than 5 Business Days (or shorter period as agreed to by the Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 12.3) provide to the Agent, a complete list of all Affiliated Lenders holding Term Loans or Incremental Term Loans at such time and (ii) not less than 5 Business Days (or shorter period as agreed to by the Agent) prior to the proposed effective date of any amendment, consent or waiver pursuant to Section 12.3, provide to the Agent, a complete list of all Debt Fund Affiliates holding Term Loans or Incremental Term Loans at such time.

(c) Subject to the acceptance and recording thereof by the Agent pursuant to Section 14.7(b), upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and thereunder and the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement but shall continue to be entitled to the benefits of Sections 3.3, 6, 12.5 and 12.6 (subject to the limitations and requirements of such Sections) with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 14.7(e).

(d) By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender. Agent and Lenders may furnish any information concerning any Loan Party in the possession of Agent or any Lender from time to time to assignees (subject to such assignee executing and delivering a confidentiality agreement in form and substance reasonably acceptable to Agent and the Parent Borrower).

(e) Each Lender may sell participations to one or more banks or other entities (other than a natural person, Holdings or any of its Subsidiaries) (each, a “Participant”) in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it, without the consent of Agent or the other Lenders); provided that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Parent Borrower, each Co-Borrower the Guarantors, the other Lenders and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Financing Agreements and to approve any amendment, modification or waiver of any provision of this Agreement or the other Financing Agreements; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 12.3(a)(i), (ii) or (iv) that requires the affirmative vote of such Lender. The Parent Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3 and 6 (subject to the requirements and limitations of such Sections, including Section 6.1(d), and the requirements of Sections 6.2(a) and 6.1(h), and it being understood that the documentation required under Section 6.1(d) shall be delivered solely to the Granting Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 14.7(c). A Participant shall not be entitled to receive any greater payment under Section 6.1 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that the Participant’s right to a greater payment results from a change in any Laws after the Participant became a Participant. Each Lender that sells a participation agrees, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 6.2(a) with respect to any Participant. Each Lender that sells a participation shall, acting as a non-fiduciary agent of the Parent Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the Parent Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary; provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Financing Agreement) to any Person expect to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. The Loan Parties and each Non-Debt Fund Affiliate (by its acquisition of a participation in any Lender’s rights and/or obligations under this Agreement) hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, to the extent that any Non-Debt Fund Affiliate would have the right to direct any Participant to vote with respect to any plan of reorganization of any Loan Party (or to directly vote on such plan of reorganization) as a result of any participation taken by such Non-Debt Fund Affiliate pursuant to this Section 14.7(e), such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Participant) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Participant) may be counted to the extent any such plan of reorganization proposes to treat the participation in any Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable in any material respect to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders or Participants that are not Affiliates of the Parent Borrower. Each Non-Debt Fund Affiliate hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate (solely in respect of Loans and participations therein and not in respect of any other claim or status such Non-Debt Fund Affiliate may otherwise have), from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(f) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank or other central bank having jurisdiction over such Lender in support of borrowings made by such Lenders from such Federal Reserve Bank or other central bank; provided that no such pledge shall release such Lender from any of its obligations hereunder or substitute any such pledgee for such Lender as a party hereto.

(g) Upon request, and the surrender by the assigning Lender of its Note, the Parent Borrower and any applicable Co-Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender.

(h) Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Loans to any Non-Debt Fund Affiliate or Purchasing Borrower Party in accordance with Section 14.7(a); provided that:

(A) no Default or Event of Default has occurred or is continuing or would result therefrom;

(B) the assigning Lender and Non-Debt Fund Affiliate or Purchasing Borrower Party purchasing such Lender’s Loans, as applicable, shall execute and deliver to the Agent an assignment agreement substantially in the form of Exhibit L hereto (an “Affiliated Lender Assignment and Acceptance”) in lieu of an Assignment and Acceptance;

(C) any Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder;

(D) each Purchasing Borrower Party represents and warrants as of the date of any assignment to such Purchasing Borrower Party pursuant to this Section 14.7(h), that neither the Purchasing Borrower Party nor any of its Affiliates has any MNPI with respect to Holdings or the Albertson’s Group that either (a) has not been disclosed to the Lenders (other than Lenders that do not wish to receive MNPI with respect to Holdings, any of its Subsidiaries or Affiliates) prior to such time and (b) could reasonably be expected to have a material effect upon, or otherwise be material to (i) a Lender’s decision to participate in any assignment pursuant to this Section 14.7(h) or (ii) the market price of the Loans;

(E) no Loan may be assigned to a Non-Debt Fund Affiliate pursuant to this Section 14.7(h), if after giving effect to such assignment, Non-Debt Fund Affiliates in the aggregate would own in excess of 20% of all Loans then outstanding; and

(F) no Loan may be assigned to a Purchasing Borrower Party pursuant to this Section 14.7(h), if after giving effect to such assignment, the Purchasing Borrower Parties in the aggregate would own or have retired in excess of 15% of all Loans then outstanding (it being understood, for the avoidance of doubt, that such limitation does not apply to prepayments pursuant to Section 2.3(c)).

(i) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Agent or any Lender to which representatives of the Parent Borrower are not invited, and (ii) receive any information or material prepared by Agent or any Lender or any communication by or among Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Parent Borrower or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Section 2), (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Agent, the Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Financing Agreements or (iv) advice from counsel to the Lenders or the Agent or a right to challenge any related attorney-client privilege of any Lender or the Agent;

(j) Notwithstanding anything in Section 12.3 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Financing Agreement or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Financing Agreement, or (iii) directed or required the Agent, or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Financing Agreement, all Loans held by any Non-Debt Fund Affiliate shall be deemed to have voted in the same proportion as non-affiliated lenders voting on such matters for all purposes of calculating whether the Required Lenders have taken any actions.

Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of the such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable in any material respect to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Parent Borrower. Each Non-Debt Fund Affiliate hereby irrevocably appoints the Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate (solely in respect of Loans and participations therein and not in respect of any other claim or status such Non-Debt Fund Affiliate may otherwise have), from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem reasonably necessary to carry out the provisions of this paragraph.

(k) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Agent and the Parent Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.3 and 6 (subject to the requirements and the limitations of such Sections, including the requirement to provide the forms and certificates pursuant to Section 6.1(d) and the requirements of Sections 6.2(a) and 6.1(h), and it being understood that the documentation required under Section 6.1(d) shall be delivered solely to the Granting Lender), but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement, except to the extent such entitlement to a greater amount results from a change in any applicable Laws after the grant to the SPC was made, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Financing Agreement, remain the lender of record hereunder. Each Granting Lender, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Parent Borrower to effectuate the provisions of Section 6.2(a) with respect to any SPC. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Parent Borrower and the Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(l) Notwithstanding anything to the contrary contained herein, without the consent of the Parent Borrower or the Agent, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Term Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 14.7, (i) no such pledge shall release the pledging Lender from any of its obligations under the Financing Agreements and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Financing Agreements even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

14.8 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Financing Agreement shall not be deemed a conflict with this Agreement. Each Financing Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

14.9 USA PATRIOT Act. Each Lender subject to the PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each person or corporation who opens an account and/or enters into a business relationship with it, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify such person in accordance with the PATRIOT Act and any other applicable law. The Loan Parties are hereby advised that any Loans hereunder are subject to satisfactory results of such verification.

14.10 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

14.11 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Agent or any Lender, or the Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

14.12 Guarantee.

(a) The Guarantors hereby jointly and severally, and unconditionally and absolutely, guarantee to Secured Parties the due and punctual payment, performance and discharge (whether upon stated maturity, demand, acceleration or otherwise in accordance with the terms thereof) of all of the Obligations whether created directly to, or acquired by assignment or otherwise by, any Secured Party, and whether the Parent Borrower or any Co-Borrower may be liable individually or jointly with others, regardless of whether recovery upon any of such Obligations becomes barred by any statute of limitations, is void or voidable under any law, is or becomes invalid or unenforceable for any other reason (collectively as to each Guarantor, the “Guaranteed Obligations”); provided, with respect to any Guarantor at any time, the definition of “Guaranteed Obligations” shall exclude Excluded Swap Obligations with respect to such Guarantor at such time including all such Guaranteed Obligations which shall become due but for the operation of any Debtor Relief Law. Without limiting the generality of the foregoing, the term “Guaranteed Obligations” as used herein shall include interest, fees or other charges constituting Obligations accrued in any such bankruptcy, whether or not any such interest, fees or other charges are recoverable from the Parent Borrower or any Co-Borrower or its estate under 11 U.S.C. § 506. Each Guarantor agrees that its guarantee is a primary, immediate and original obligation of such Guarantor and is an absolute, unconditional, continuing and irrevocable guarantee of payment and not of collectability only, and is not contingent upon the exercise or enforcement by Agent or any Lender of any rights or remedies against the Parent Borrower or others, or the enforcement of any Lien or realization upon any Collateral or other security.

(b) Each Guarantor agrees that its guarantee shall continue in full force and effect until the Guaranteed Obligations have been fully paid and discharged and all Commitments have been terminated. Each Guarantor acknowledges that there may be future advances by Agent or any Lender to the Parent Borrower or a Co-Borrower hereunder (although Secured Parties may be under no obligation to make such advances) and that the number and amount of the Guaranteed Obligations are unlimited and may fluctuate from time to time hereafter, and its guarantee shall remain in force at an times hereafter, whether there are any Guaranteed Obligations outstanding from time to time or not. Guarantors’ obligations under this

Agreement shall remain in full force and effect without regard to future changes in conditions, including any change of law or any invalidity or unenforceability of any Guaranteed Obligations or agreements evidencing same. Each Guarantor agrees that its guarantee shall be in addition to any other present or future guaranty or other security for any of the Guaranteed Obligations, shall not be prejudiced or unenforceable by the invalidity of any such other guaranty or security, and is not conditioned upon or subject to the execution by any other Person of any other guaranty or suretyship agreement.

(c) (i) If a Guarantor shall make a payment under a guarantee (a “Paying Guarantor”), then such Paying Guarantor shall have the right to obtain contribution, in an amount determined as set forth below, from each of the other Guarantors that have not made payments under their respective guaranties at least proportionately equal (on the basis of their respective Guarantor Allocable Percentages, as such term is hereinafter defined) in amount to the payments made by the Paying Guarantor seeking contribution. The liability of Guarantors hereunder to make contribution to any Paying Guarantor as aforesaid shall be absolute and shall not be affected or impaired by (A) any defense, counterclaim or setoff that the Parent Borrower, any Co-Borrower or any Guarantor may have or assert against any Secured Party, (B) any failure, neglect or omission on the part of any Secured Party to realize upon any Collateral or to enforce payment of any of the Guaranteed Obligations from any Person, (C) the release or discharge of any Collateral, (D) the release or discharge of the applicable Borrower from its obligations, or (E) the release or discharge of any Guarantor from its obligations under its guarantee (whether, in any such event, such release is agreed to by any Secured Party or occurs by operation of applicable law). Any proceeds received by any Secured Party from any enforcement action with respect to any assets of a Guarantor securing payment of the Guaranteed Obligations shall be deemed to be a payment by such Guarantor for purposes hereof.

(ii) Any Paying Guarantor entitled to contribution hereunder shall be entitled to receive from each of the other Guarantors an amount equal to (A) the product derived by multiplying the sum of all payments made by all Guarantors to Agent or any other Secured Party under the guaranties by the Guarantor Allocable Percentage of the Guarantor from whom contribution is sought, less (B) the amount, if any, actually paid to Agent or any other Secured Party by the Guarantor from whom contribution is sought (said last mentioned amount which is to be subtracted from the aforesaid product shall be decreased by any amount theretofore paid by such Guarantor by way of contribution hereunder, and shall be decreased by any amounts theretofore received by such Guarantor by way of contribution); provided, however, that a Paying Guarantor’s recovery of contribution from the other Guarantors hereunder shall be limited, exclusive of interest, to that amount paid by the Paying Guarantor in excess of the Guarantor Allocable Percentage of such Paying Guarantor of all payments made by all Guarantors to Agent or any other Secured Party under the guaranties. Amounts due by way of contribution hereunder shall bear interest, until paid, at a variable rate of interest equal to the Base Rate in effect from time to time. As used herein, the term “Guarantor Allocable Percentage” shall mean, on any date of determination thereof, a fraction, the denominator of which shall be equal to the number of Guarantors who are parties to this Agreement on such date and the numerator of which shall be one; provided further, however, that such percentages shall be modified in the event that contribution from a Guarantor is not possible by reason of any insolvency proceeding involving such Guarantor or otherwise by reducing the Guarantor Allocable Percentage of such Guarantor to zero and by increasing the Guarantor Allocable Percentages of all remaining Guarantors proportionately so that the Guarantor Allocable Percentages of all remaining Guarantors at all times equals 100%. Each Guarantor liable to a Paying Guarantor for contribution, whether pursuant to the provisions of this guarantee or under applicable law, hereby assigns in favor of each Paying Guarantor any claim that such Guarantor liable to make contribution has or hereafter may have against the applicable Borrower, and authorizes any payments that may be due on any such claim to be made to the Paying Guarantor that is entitled to receive contribution for application to the satisfaction of amounts due by way of contribution.

(iii) Guarantors agree, jointly and severally, absolutely and unconditionally, that each shall at all times indemnify each of the other Guarantors and hold and save each of them harmless from and against any and all actions and causes of actions, claims, demands, liabilities, losses, damages or expenses of whatever kind and nature, including attorneys’ fees, which any Guarantor may at any time sustain or incur in any action, suit or other proceeding instituted to enforce the obligations of such Guarantor under its guarantee in excess of the amount equal to the Guarantor Allocable Percentage of such Guarantor of personal liability under the terms hereof.

(iv) Each Guarantor acknowledges that the right to contribution and indemnification hereunder shall each constitute an asset in favor of the Guarantor to which such contribution or indemnification is at any time owing.

(d) (i) If for any reason the Parent Borrower or applicable Co-Borrower has no legal existence or is under no legal obligation to discharge any of the Guaranteed Obligations, or if any of the Guaranteed Obligations become unrecoverable from the Parent Borrower or applicable Co-Borrower by reason of such Borrower’s insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, each Guarantor shall nevertheless be bound to the same extent as if such Guarantor had at all times been the principal obligor on all such Guaranteed Obligations. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy, dissolution or reorganization of debt or for any other reason, all such amounts otherwise subject to acceleration under the terms of any Financing Agreements or other instrument or agreement evidencing or securing the payment of the Guaranteed Obligations shall nevertheless be immediately due and payable by each Guarantor.

(ii) If a Guarantor should dissolve or become insolvent (within the meaning of UCC), or if a petition for an order for relief with respect to a Guarantor should be filed by or against such Guarantor under any chapter of the United States Bankruptcy Code, or if a receiver, trustee, conservator or other custodian should be appointed for a Guarantor or any property of a Guarantor, or if any Event of Default shall occur and be continuing, then, in any such event and whether or not any of the Guaranteed Obligations are then due and payable or the maturity thereof has been accelerated or demand for payment thereof has been made, Agent, on behalf of Secured Parties, may, without notice to any Guarantor, make the Guaranteed Obligations immediately due and payable hereunder as to any Guarantor and Agent and Lenders shall be entitled to enforce the obligations of each Guarantor hereunder as if the Guaranteed Obligations were then due and payable in full. If any of the Guaranteed Obligations are collected by or through an attorney at law, Guarantors agree to jointly and severally pay Secured Parties’ reasonable attorneys’ fees and court costs. Guarantors shall be obligated to make multiple payments under their guarantees to the extent necessary to cause full payment of the Guaranteed Obligations.

(iii) If and to the extent Agent or any Lender receives any payment on account of any of the Guaranteed Obligations (whether from the Parent Borrower or a Co-Borrower, Guarantor or a third party obligor or from the sale or other disposition of any Collateral) and such payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any state, federal or foreign bankruptcy or other insolvency law, common law or equitable cause, then the part of the Guaranteed Obligations intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made. The foregoing provisions of this paragraph shall survive payment in full of the Obligations and the termination of this Agreement.

(iv) Agent and Lenders shall have the right to seek recourse against each Guarantor to the full extent provided for herein and against the Parent Borrower and any Co-Borrowers to the full extent provided for herein or in any of the Financing Agreements. No election to proceed in one form of action or proceeding, or against any Person, or on any obligation, shall constitute a waiver of Agent’s or any Lender’s right to proceed in any other form of action or proceeding or against any other Person. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent or any Lender against the Parent Borrower and any Co-Borrower under the Financing Agreements or any other instrument or agreement evidencing or securing Guaranteed Obligations shall serve to diminish the liability of any Guarantor for the balance of the Guaranteed Obligations.

(v) Each Guarantor acknowledges that Agent is authorized and empowered to enforce such Guarantor’s guarantee for the benefit of Secured Parties and to collect from such Guarantor the amount of the Guaranteed Obligations from time to time, in Agent’s own name and without the necessity of joining any other Secured Party in any action, suit or other proceeding to enforce its guarantee.

(e) To the fullest extent permitted by applicable law, each Guarantor hereby waives and renounces (for itself and its successors):

(i) notice of each Secured Party’s acceptance hereof and reliance hereon; notice of the extension of credit from time to time by Secured Parties to the Parent Borrower and Co-Borrowers and the creation, existence or acquisition of any Guaranteed Obligations; notice of the amount of Guaranteed Obligations of the Parent Borrower and Co-Borrowers to Secured Parties from time to time (subject, however, to Guarantor’s right to make inquiry of Agent to ascertain the amount of Guaranteed Obligations at any reasonable time); notice of any adverse change in the Borrower’s financial condition or of any other fact that might increase such Guarantor’s risk; notice of presentment for payment, demand, protest and notice thereof as to any instrument; notice of default or acceleration; all other notices and demands to which such Guarantor might otherwise be entitled; any right such Guarantor may have, by statute or otherwise, to require Secured Parties to institute suit against the Parent Borrower or applicable Co-Borrower after notice or demand from such Guarantor or to seek recourse first against the Parent Borrower or a Co-Borrower or otherwise, or to realize upon any security for the Guaranteed Obligations, as a condition to enforcing such Guarantor’s liability and obligations hereunder; any defense that the Parent Borrower or applicable Co-Borrower may at any time have or assert based upon the statute of limitations, the statute of frauds, failure of consideration, fraud, bankruptcy, lack of legal capacity, usury, or accord and satisfaction; any defense that other indemnity, guaranty, or security was to be obtained; any defense or claim that any Person purporting to bind the Parent Borrower applicable Co-Borrower to the payment of any of the Guaranteed Obligations did not have actual or apparent authority to do so; any right to contest the commercial reasonableness of the disposition of any Collateral; any defense or claim that any other act or failure to act by any Secured party had the effect of increasing such Guarantor’s risk of payment; and any other legal or equitable defense to payment under this guarantee;

(ii) any and all rights or defenses arising by reason of any one action or “anti-deficiency” law which would otherwise prevent Secured Parties from bringing any action, including any claim for a deficiency; or exercising any other right or remedy (including any right of setoff) against such Guarantor before or after any Secured Party’s commencement or completion of any foreclosure action, whether by judicial action, by exercise of power of sale or otherwise, or any other law which in any other manner would otherwise require any election of remedies by any Secured Party; and any right that such Guarantor may have to claim or recover in any litigation arising out of this guarantee or any of the other Financing Agreements) any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages; and

(iii) any right that such Guarantor may have to terminate or revoke its guarantee hereunder. If, notwithstanding the foregoing waiver, any Guarantor shall nevertheless have any right under applicable law to terminate or revoke its guarantee hereunder, which right cannot be waived by such Guarantor, such termination or revocation shall not be effective until a written notice of such termination or revocation, specifically referring to this guarantee and signed by such Guarantor, is actually received by an officer of Agent who is familiar with Parent Borrower’s account and this guarantee; but any such termination or revocation shall not affect the obligation of such Guarantor or such Guarantor’s successors or assigns with respect to any of the Guaranteed Obligations and existing at the time of the receipt by Agent of such revocation or to arise out of or in connection with any transactions theretofore entered into by Secured Parties with or for the account of Parent Borrower. If Agent or any Lender grants loans or other extensions of credit to or for the benefit of a Borrower or takes other action after the termination or revocation by any Guarantor but prior to Agent’s receipt of such written notice of termination or revocation, then the rights of such Secured Party hereunder with respect thereto shall be the same as if such termination or revocation had not occurred.

(f) (i) Each Guarantor consents and agrees that, without notice to or by such Guarantor and without reducing, releasing, diminishing, impairing or otherwise affecting the liability or obligations of such Guarantor under its guarantee, Secured Parties may (with or without consideration) compromise or settle any of the Guaranteed Obligations; accelerate the time for payment of any of the Guaranteed Obligations; extend the period of duration or the time for the payment, discharge or performance of any of the Guaranteed Obligations; increase the amount of the Guaranteed Obligations; refuse to enforce, or release all or any Persons liable for the payment of, any of the Guaranteed Obligations; increase, decrease or otherwise alter the rate of interest payable with respect to the principal amount of any of the Guaranteed Obligations or grant other indulgences to the Parent Borrower and Co-Borrowers in respect thereof; amend, modify, terminate, release, or waive any Financing Agreements or any other documents or agreements evidencing, securing or otherwise relating to the Guaranteed Obligations (other than this Agreement); release, surrender, exchange, modify or impair, or consent to the sale, transfer or other disposition of, any Collateral or other property at any time securing (directly or indirectly) any of the Guaranteed Obligations or on which Secured Parties may at any time have a Lien; fail or refuse to perfect (or to continue the perfection of) any Lien granted or conveyed to any Secured Party with respect to any Collateral, or to preserve rights to any Collateral, or to exercise care with respect to any Collateral in any Secured Party’s possession; extend the time of payment of any Collateral consisting of accounts, notes, chattel paper, payment intangibles or other rights to the payment of money; refuse to enforce or forbear from enforcing its rights or remedies with respect to any Collateral or any Person liable for any of the Guaranteed Obligations or make any compromise or settlement or agreement therefor in respect of any Collateral or with any party to the Guaranteed Obligations; release or substitute anyone or more of the endorsers or guarantors of the Guaranteed Obligations, whether parties to this Agreement or not; subordinate payment of any of the Guaranteed Obligations to the payment of any other liability of the Parent Borrower and any Co-Borrowers; or apply any payments or proceeds of Collateral received to the liabilities of the Parent Borrower and any Co-Borrowers to any Secured Party regardless of whether such liabilities consist of Guaranteed Obligations and regardless of the manner order or of any such application.

(ii) Each Guarantor is fully aware of the financial condition of the Parent Borrower. Each Guarantor delivers the guarantee set forth in this Agreement based solely upon Guarantor’s own independent investigation and in no part upon any representation or statement of any Secured Party with respect thereto. Each Guarantor is in a position to and hereby assumes fun responsibility for obtaining any additional information concerning the Parent Borrower’s financial condition as such Guarantor may deem material to such Guarantor’s obligations hereunder and such Guarantor is not relying upon, nor expecting any Secured Party to furnish such Guarantor, any information in any Secured Party’s possession concerning the Parent Borrower’s financial condition. If any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any information to any Guarantor regarding Parent Borrower, any of the Collateral or any transaction or occurrence in respect of any of the Financing Agreements, such Secured

Party shall be under no obligation to update any such information or to provide any such information to any Guarantor on any subsequent occasion. Each Guarantor hereby knowingly accepts the full range of risks encompassed within a contract of “guaranty” which risks include, without limitation, the possibility that Parent Borrower will contract additional Guaranteed Obligations for which such Guarantor may be liable hereunder after Parent Borrower’s financial condition or ability to pay their lawful debts when they fall due has deteriorated.

(g) (i) Notwithstanding any provision of this guarantee to the contrary, (a) all rights of each Guarantor under clause (c) of this guarantee and all other rights of indemnity, contribution, subrogation or exoneration with respect to the Obligations shall be fully subordinated to the full payment of the Obligations and (b) no such right shall be exercised until full payment of the Guaranteed Obligations. If any amount shall be paid to any Paying Guarantor on account of any such indemnity, contribution, exoneration or subrogation rights at any time that fun payment of the Guaranteed Obligation has not occurred, such amount shall be held in trust for the benefit of Secured Parties and shall be forthwith paid to Agent to be credited and applied to the Guaranteed Obligations (whether matured or unmatured). No failure on the part of the Parent Borrower, any Co-Borrower or any Guarantor to make payments required pursuant to clause (c) (or any other payments required under applicable law) shall in any respect limit or otherwise affect the obligations or liabilities of any Guarantor under this guarantee, and each Guarantor shall remain fully liable to Secured Parties for all of the obligations of such Guarantor hereunder.

(ii) The provisions of this Agreement shall be supplemental to and not in derogation of any rights and remedies of any Secured Party or any affiliate of any Secured Party under any separate subordination agreement that such Secured Party or such affiliate may at any time or from time to time enter into with any Guarantor.

(h) The execution and delivery to any Secured Party and such Secured Party’s acceptance of any guaranty in addition to each Guarantor’s guarantee hereunder shall not be deemed in lieu of or to supersede, terminate or diminish any guarantee hereunder, but shall be construed as an additional or supplementary guaranty unless otherwise expressly provided in such additional or supplementary guaranty; and if, prior to the Escrow Release Date, any Guarantor or any other Person has given to any Secured Party a previous guaranty or guaranties, each Guarantor’s guarantee hereunder shall be construed to be an additional or supplementary guaranty and not to be in lieu thereof or to supersede, terminate or diminish such previous guaranty or guaranties.

(i) Unless otherwise required by applicable law or a specific agreement to the contrary, all payments received by Secured Parties from the Parent Borrower or any Co-Borrowers, Guarantors or any other Person with respect to the Guaranteed Obligations or from proceeds of the Collateral may be applied (or reversed and reapplied) by Secured Parties to the Guaranteed Obligations in accordance with this Agreement, without affecting in any manner any Guarantor’s liability hereunder.

(j) To the extent any performance of this guarantee would violate any applicable usury statute or other applicable law, the obligation to be fulfilled shall be reduced to the limit legally permitted, so that this guarantee shall not require any performance in excess of the limit legally permitted, but such obligations shall be fulfilled to the limit of legal validity. Nothing in this guarantee shall be construed to authorize Secured Parties to collect from Guarantors any interest that has not yet accrued, is unearned or subject to rebate or is otherwise not entitled to be collected by Secured Parties under applicable law. The provisions of this paragraph shall control every other provision of this guarantee.

(k) Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranteed Obligations or the grant of the security interest under the Financing Agreements, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Contract, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Contract as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Financing Agreements in respect of such Swap Contract (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this clause (k) voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this clause (k) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this clause (k) to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

14.13 Pro Forma Calculations.

(a) Notwithstanding anything to the contrary herein, the Total Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated in the manner prescribed by this Section 14.13; provided that notwithstanding anything to the contrary in clauses (b), (c) or (d) of this Section 14.13, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of the Applicable ECF Percentage of Excess Cash Flow, the events described in this Section 14.13 that occurred subsequent to the end of the applicable Test Period shall not be given pro forma effect.

(b) For purposes of calculating the Total Leverage Ratio and the Consolidated First Lien Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Parent Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 14.13, then the Total Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this Section 14.13.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent Borrower to the extent consistent with Regulation S-X or are otherwise reasonably identifiable and factually supportable, including the amount of cost savings, operating expense reductions and synergies that have been realized or are expected to be realized within 12 months after the closing date of such Specified Transaction (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of cost savings, operating expense reductions and synergies included in such calculations for the Safeway Acquisition shall not exceed $285,000,000 for the 12 month period following the Escrow Release Date.

(d) In the event that the Parent Borrower or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Total Leverage Ratio and the Consolidated First Lien

Net Leverage Ratio, as the case may be (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable Test Period and (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Total Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period. Interest on a Capital Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent Borrower to be the rate of interest implicit in such Capital Lease in accordance with GAAP. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a London interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Parent Borrower or Restricted Subsidiary may designate.

(e) Notwithstanding anything ~~in this Agreement to the contrary, with respect to any Designated Acquisition and the incurrence of any Designated Indebtedness (including Incremental Term Loans) or Lien in connection therewith, compliance with any financial test required by this Agreement for such Designated Acquisition and such Designated Indebtedness shall be determined on the date the definitive acquisition agreement for such Designated Acquisition is entered into (and not at the time of closing of such Designated Acquisition or the incurrence of such Designated Indebtedness) and, thereafter until consummation of such Designated Acquisition or the termination of such definitive agreement relating to such Designated Acquisition, all other incurrence tests under this Agreement shall be required to be complied with on an actual basis without giving effect to such Designated Indebtedness or Designated Acquisition and on a Pro Forma Basis after giving effect to such Designated Acquisition and the incurrence of such Designated Indebtedness.~~to the contrary in this Agreement, for purposes of (i) determining compliance with this Agreement which requires the calculation of any ratio (including the EBITDA component of any such ratio), (ii) determining compliance with representations, warranties, Defaults or Events of Default or (iii) testing availability under the baskets set forth in this Agreement (including baskets measured as a percentage of Total Assets), in each case, in connection with an Acquisition (or similar Investment) of incurrence of any Indebtedness (including Incremental Term Loans and Incremental Equivalent Debt) by one or more of Holdings and its Restricted Subsidiaries of any assets, business or person permitted to be acquired by this Agreement, in each case whose consummation is not conditioned on the availability of, or on obtaining third party financing (any such acquisition, a “Limited Condition Acquisition”), at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent Test Period ending prior to the LCA Test Date, Holdings could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. If Holdings has made an LCA Election, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Acquisition is consummated and (ii) the date the definitive agreement for such Limited Condition Acquisition expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Acquisition has actually closed or the definitive agreement with respect thereto has been terminated.

14.14 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates (and the Agent, in respect of any unpaid fees, costs and expenses payable hereunder) is authorized at any time and from time to time, without prior notice to the Parent Borrower, any such notice being waived by the Parent Borrower (on its own behalf and on behalf of each Loan Party and each of its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or the Agent to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or the Agent hereunder or under any other Financing Agreement, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Financing Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Parent Borrower and the Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Agent and each Lender under this Section 14.14 are in addition to other rights and remedies (including other rights of setoff) that the Agent and such Lender may have at Law.

14.15 No Waiver; Cumulative Remedies. No failure by any Lender or the Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Financing Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Agreement, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Financing Agreement, the authority to enforce rights and remedies hereunder and under the other Financing Agreements against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained, subject to the Intercreditor Agreements, exclusively by, the Agent in accordance with Section 13.2 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Financing Agreements, (b) any Lender from exercising setoff rights in accordance with Section 14.14 (subject to the terms of Section 2.7), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Financing Agreements, then (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to Section 11.2 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

14.16 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Financing Agreement, the interest paid or agreed to be paid under the Financing Agreements shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Parent Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

14.17 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Financing Agreement or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any funding of Loans, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied shall remain outstanding.

14.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Financing Agreement), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent and the other Arrangers are arm’s-length commercial transactions between the Loan Parties and their respective Affiliates, on the one hand, and the Agent, the other Arrangers and the Lenders, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Financing Agreements; (ii) (A) the Agent, each other Arranger and each Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Agent, any other Arranger nor any Lender has any obligation to the Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Financing Agreements; and (iii) the Agent, the other Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and neither the Agent nor any other Arranger nor any Lender has any obligation to disclose any of such interests to the Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Agent, the other Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

14.19 Binding Effect. This Agreement shall become effective when it shall have been executed by the Loan Parties and the Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Loan Parties, each Agent and each Lender and their respective successors and assigns, in each case in accordance with Section 14.7 (if applicable) and except that no Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 10.4.

14.20 Amendment and Restatement.

(a) The Loan Parties, the Agent, and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Debt Facility shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Debt Facility, except as otherwise provided in this Agreement (including, without limitation, clause (b) of this Section 14.20), shall be superseded by this Agreement and all commitments of the Lenders thereunder shall terminate and be replaced by the Commitments hereunder.

(b) Notwithstanding the amendment and restatement of the Existing Debt Facility by this Agreement, the Loan Parties shall continue to be liable to each Indemnitee with respect to agreements on their part under the Existing Debt Facility to indemnify and hold harmless such Indemnitee from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Agent and the Lenders may be subject arising in connection with the Existing Debt Facility. This Agreement is given as a substitution of, and not as a payment of, the obligations of the Loan Parties under the Existing Debt Facility and is not intended to constitute a novation of the Existing Debt Facility.

(c) By execution of this Agreement all parties hereto agree that (i) each of the Collateral Documents and the other Financing Agreements is hereby amended such that all references to the Existing Debt Facility and the Loans and Commitments thereunder shall be deemed to refer to this Agreement and the Loans and Commitments hereunder, (ii) all obligations under the Collateral Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Agreement and (iii) all security interests and liens granted under the Collateral Documents are reaffirmed and shall continue and secure the Obligations hereunder and the obligations of the Guarantors under this Agreement after giving effect to this Agreement.

14.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Financing Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Financing Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Agreement; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[Signatures begin on next page]

~~IN WITNESS WHEREOF, Agent, Lenders, Parent Borrower, Co-Borrowers and Guarantors have caused this Agreement to be duly executed as of the day and year first above written.~~

~~PARENT BORROWER~~
~~ALBERTSON’S LLC~~

~~By:~~
~~Name:~~
~~Title:~~

~~CO-BORROWERS:~~

~~SPIRIT ACQUISITION HOLDINGS LLC~~

~~By:~~	~~Albertson’s LLC, its sole member~~

~~By:~~
~~Name:~~
~~Title:~~

~~UNITED SUPERMARKETS, L.L.C.~~

~~By:~~
~~Name:~~
~~Title:~~

~~SATURN ACQUISITION MERGER SUB, INC.~~

~~By:~~
~~Name:~~
~~Title:~~

~~GUARANTORS:~~

~~ALBERTSON’S HOLDINGS LLC~~

~~By:~~

~~Name:~~
~~Title:~~

~~GOOD SPIRITS LLC~~
~~FRESH HOLDINGS LLC~~
~~AMERICAN FOOD AND DRUG LLC~~
~~EXTREME LLC~~
~~NEWCO INVESTMENTS, LLC~~
~~NHI INVESTMENT PARTNERS, LP~~
~~AMERICAN STORES PROPERTIES LLC~~
~~JEWEL OSCO SOUTHWEST LLC~~
~~SUNRICH MERCANTILE LLC~~
~~ABS REAL ESTATE HOLDINGS LLC~~
~~ABS REAL ESTATE INVESTOR HOLDINGS LLC~~
~~ABS REAL ESTATE CORP.~~
~~ABS REAL ESTATE OWNER HOLDINGS LLC~~
~~ABS MEZZANINE I LLC~~
~~ABS TX INVESTOR GP LLC~~
~~ABS FLA INVESTOR LLC~~
~~ABS TX INVESTOR LP~~
~~ABS SW INVESTOR LLC~~
~~ABS RM INVESTOR LLC~~
~~ABS DFW INVESTOR LLC~~
~~ASP SW INVESTOR LLC~~
~~ABS TX LEASE INVESTOR GP LLC~~
~~ABS FLA LEASE INVESTOR LLC~~
~~ABS TX LEASE INVESTOR LP~~
~~ABS SW LEASE INVESTOR LLC~~
~~ABS RM LEASE INVESTOR LLC~~
~~ASP SW LEASE INVESTOR LLC~~
~~AFDI NOCAL LEASE INVESTOR LLC~~
~~ABS NOCAL LEASE INVESTOR LLC~~
~~ASR TX INVESTOR GP LLC~~
~~ASR TX INVESTOR LP~~
~~ABS REALTY INVESTOR LLC~~
~~ASR LEASE INVESTOR LLC~~

~~By:~~

~~Name:~~
~~Title:~~

~~ABS REALTY LEASE INVESTOR LLC~~
~~ABS MEZZANINE II LLC~~
~~ABS TX OWNER GP LLC~~
~~ABS FLA OWNER LLC~~
~~ABS TX OWNER LP~~
~~ABS TX LEASE OWNER GP LLC~~
~~ABS TX LEASE OWNER LP~~
~~ABS SW OWNER LLC~~
~~ABS SW LEASE OWNER LLC~~
~~LUCKY (DEL) LEASE OWNER LLC~~
~~SHORTCO OWNER LLC~~
~~ABS NOCAL LEASE OWNER LLC~~
~~LSP LEASE LLC~~
~~ABS RM OWNER LLC~~
~~ABS RM LEASE OWNER LLC~~
~~ABS DFW OWNER LLC~~
~~ASP SW OWNER LLC~~
~~ASP SW LEASE OWNER LLC~~
~~NHI TX OWNER GP LLC~~
~~EXT OWNER LLC~~
~~NHI TX OWNER LP~~
~~SUNRICH OWNER LLC~~
~~NHI TX LEASE OWNER GP LLC~~
~~ASR OWNER LLC~~
~~EXT LEASE OWNER LLC~~
~~NHI TX LEASE OWNER LP~~
~~ASR TX LEASE OWNER GP LLC~~
~~ASR TX LEASE OWNER LP~~
~~ABS MEZZANINE III LLC~~
~~ABS CA-O LLC~~
~~ABS CA-GL LLC~~
~~ABS ID-O LLC~~
~~ABS ID-GL LLC~~
~~ABS MT-O LLC~~
~~ABS MT-GL LLC~~
~~ABS NV-O LLC~~
~~ABS NV-GL LLC~~

~~By:~~

~~Name:~~
~~Title:~~

~~ABS OR-O LLC~~
~~ABS OR-GL LLC~~
~~ABS UT-O LLC~~
~~ABS UT-GL LLC~~
~~ABS WA-O LLC~~
~~ABS WA-GL LLC~~
~~ABS WY-O LLC~~
~~ABS WY-GL LLC~~
~~ABS CA-O DC1 LLC~~
~~ABS CA-O DC2 LLC~~
~~ABS ID-O DC LLC~~
~~ABS OR-O DC LLC~~
~~ABS UT-O DC LLC~~
~~ABS DFW LEASE OWNER LLC~~

~~By:~~

~~Name:~~
~~Title:~~

~~USM MANUFACTURING L.L.C.~~
~~LLANO LOGISTICS, INC.~~

~~By:~~

~~Name:~~
~~Title:~~

~~CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent and as a Lender~~

~~By:~~

~~Name:~~
~~Title:~~

~~By:~~

~~Name:~~
~~Title:~~

Schedule I

Action to be taken within 1802 days of the Amendment No. 4 Effective Date unless otherwise noted

(unless waived or extended in the Agent’s reasonable discretion)

With respect to each existing Mortgaged Property, in each case in form and substance reasonably acceptable to the Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

1.	A date down endorsement (or other title product, including, without limitation, a new title policy, where such date down endorsement is not available) to each existing title insurance policy (each, a “Mortgage Policy”) insuring the lien of such existing Mortgaged Property, which shall reasonably assure the Agent as of the date of such endorsement that the Mortgaged Property subject to the lien of the applicable Mortgage is free and clear of all defects and encumbrances except those Liens permitted under such Mortgage;

2.	such affidavits, certificates, information and instruments of indemnification as shall be required to induce the title insurance company to issue the endorsement (or other title product) to each Mortgage Policy contemplated in this Schedule I and reasonable evidence of payment of all applicable title insurance premiums, search and examination charges, mortgage recording taxes and related charges required for the issuance of the endorsement to such Mortgage Policy (or the issuance of the other title product where such date down endorsement is not available) contemplated in this Schedule I; and

either:

A) confirmation (which confirmation may be provided in the form of an electronic mail acknowledgement in form and substance reasonably satisfactory to the Agent) from local counsel in each jurisdiction in which any Mortgaged Property is located substantially to the effect that:

i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Term Loan Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; and

ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Term Loan Agreement, as amended pursuant to this Amendment, and the other documents executed in connection therewith, for the benefit of the Secured Parties; or

[2]	For the avoidance of doubt, the 180 day deadline for such deliverables shall supersede the deadline for such deliverables that is set forth in Amendment No. 1 dated as of December 21, 2015.

B) such other documentation with respect to each Mortgaged Property, in each case in form and substance reasonably acceptable to the Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

i) an amendment to each existing Mortgage (the “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Agent;

ii) a favorable opinion, addressed to the Agent and the Secured Parties covering, among other things, the due authorization, execution, delivery of the applicable Mortgage Amendment and written confirmation (which confirmation may be provided in the form of an electronic mail acknowledgement in form and substance reasonably satisfactory to the Agent) by local counsel in the applicable jurisdiction in which the applicable Mortgaged Property is located as to the adequacy and effectiveness under local law of the applicable Mortgage and lien granted thereunder as amended by the Mortgage Amendment and the lien granted thereunder, in each case; and

iii) reasonable evidence of payment by the Borrowers of all search and examination charges escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendment referred to above.

With respect to each Material Real Property that is not an existing Mortgaged Property as of the Amendment No. 4 Effective Date, the Parent Borrower must deliver or cause to be delivered to the Agent the documents listed in clause (e) of the definition of “Collateral and Guarantee Requirement”.

Notwithstanding anything in this Schedule I to the contrary, the foregoing provisions shall not require the delivery of Mortgages, obtaining of title insurance, legal opinions or other deliverables with respect to particular assets of the Loans Parties, if, and for so long as, the Agent and the Parent Borrower reasonably agree in writing that the cost of delivery of Mortgages, obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive or commercially unreasonable in view of the benefits to be obtained by the Lenders therefrom.